================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                                       ON
                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITES ACT OF 1933

                                 --------------

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                 (Name of Small Business Issuer in Its Charter)

           Nevada                               3826                          74-3078125
           ------                               ----                          ----------
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)        Classification Code Number)       Identification Number)

                       1615 Golden Aspen Drive, Suite 101
                                Ames, Iowa 50010
                                 (515) 233-8333
          (Address and Telephone Number of Principal Executive Offices)

                                  Kerry M. Frey
                             Chief Executive Officer
                      BioForce Nanosciences Holdings, Inc.
                       1615 Golden Aspen Drive, Suite 101
                                Ames, Iowa 50010
                                 (515) 233-8333
            (Name, Address and Telephone Number of Agent for Service)

                          -----------------------------

                          Copies of Communications to:
                             Jeffrey A. Baumel, Esq.
                       Sonnenschein Nath and Rosenthal LLP
                                 101 JFK Parkway
                       Short Hills, New Jersey 07078-2708
                                 (973) 912-7100

                          ----------------------------

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

     Large accelerated filer  |_|           Accelerated filer  |_|

     Non-accelerated filer  |_|             Smaller reporting company  |X|

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

This filing does not involve the registration of any new shares of Common Stock. Rather, it updates the registration of the Common Stock, par value $0.001 per share ("Common Stock"), originally registered on Form SB-2 (File No. 333-146427), declared effective on October 12, 2007. As a registration fee was paid on the shares registered thereby in connection with their original registration, no registration fee is being paid in connection herewith.

================================================================================

                   Subject to Completion, dated July 11, 2008

PRELIMINARY PROSPECTUS

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.

                        6,314,000 Shares of Common Stock

This prospectus relates to the sale of up to an aggregate of 6,314,000 shares of our Common Stock which may be offered by the selling stockholders identified in this prospectus (the "selling stockholders") for their own account. Of such shares, 1,016,451 shares were outstanding as of July 9, 2008 and 5,297,549 shares are issuable upon conversion or exercise of securities that we have issued to the selling stockholders and the payment of dividends on certain of such securities. Of the above amounts, 574,000 shares are issuable upon exercise of certain Common Stock purchase warrants and Series A 8% Convertible Preferred Stock, par value $0.001 per share ("Series A Convertible Preferred Stock") purchase warrants (and the subsequent conversion of the Series A Convertible Preferred Stock underlying such Series A Convertible Preferred Stock purchase warrants and the payment of dividends on such Series A Convertible Preferred Stock) issued as compensation to TriPoint Global Equities, LLC, a FINRA registered broker dealer, and its designees in our August 2007 private placement. All of the securities referred to above were issued exclusively to "accredited investors" as defined in Rule 501 of Regulation D.

The selling stockholders may offer and sell their shares on a continuous or delayed basis in the future. These sales may be conducted in the open market or in privately negotiated transactions and at market prices, fixed prices or negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling stockholders, but we will receive funds from the exercise of their warrants.

Our Common Stock is currently listed on the OTC Bulletin Board under the symbol "BFNH.OB." On July 9, 2008, the last reported sale price of our Common Stock on the OTC Bulletin Board was $0.25 per share.

These securities are speculative and involve a high degree of risk. Please refer to "Risk Factors" beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is _________, 2008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by BioForce Nanosciences Holdings, Inc. You should rely only on the information contained in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Common Stock offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

                                TABLE OF CONTENTS

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS...................2
SUMMARY........................................................................2
SUMMARY OF THE OFFERING........................................................4
SUMMARY FINANCIAL INFORMATION..................................................5
RISK FACTORS...................................................................8
         RISK FACTORS RELATED TO OUR BUSINESS..................................8
         RISK FACTORS RELATED TO OWNERSHIP OF OUR COMMON STOCK................13
USE OF PROCEEDS...............................................................15
DETERMINATION OF OFFERING PRICE...............................................16
SELLING STOCKHOLDERS..........................................................16
PLAN OF DISTRIBUTION..........................................................18
DESCRIPTION OF BUSINESS.......................................................19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................29
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................29
MANAGEMENT....................................................................36
EXECUTIVE COMPENSATION........................................................38
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................41
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................44
DESCRIPTION OF CAPITAL STOCK..................................................45
LEGAL MATTERS.................................................................48
EXPERTS.......................................................................48
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................48
INDEX TO FINANCIAL STATEMENTS................................................F-1

          SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks and uncertainties. These factors may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of those terms or other comparable terminology. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future operating results or of our financial condition or state other "forward-looking" information.

These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We disclaim any obligation to update information contained in any forward-looking statement. The factors listed in the sections captioned "Risk Factors" and "Management's Discussion and Analysis or Plan of Operation," as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.

                                     SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before making an investment decision. Unless otherwise specified or the context otherwise requires, references in this prospectus to "BioForce Nanosciences Holdings," "we," "our" and "us" refer to BioForce Nanosciences Holdings, Inc.

Our Company

We conduct business through BioForce Nanosciences, Inc. ("BioForce"), our wholly owned subsidiary. We create products and solutions for the biomedical and life sciences industries by integrating biological and mechanical systems at the ultramicro and nano scales. Our flagship product, the Nano eNabler(TM) benchtop molecular printer, was introduced to the market in 2005 and serves as the platform for our product direction. Other products currently being marketed include consumable printing and surface patterning tools for use with the Nano eNabler(TM) system, a variation of the Nano eNabler(TM) system specifically configured for the needs of the cell biology market, surfaces which have been patterned by the Nano eNabler(TM) system with ultramicro to nano scale amounts of biological material, and the ProCleaner(TM) UV/ozone decontamination device. During 2008 we plan to introduce reagent kits containing certain supplies which are commonly employed by Nano eNabler(TM) system users. In addition, there are scientific applications under development utilizing ultramicroarrays for purposes of pathogen detection and cancer biomarker analysis.

History

We were incorporated in the State of Nevada on December 10, 1999 as Silver River Ventures, Inc. On February 24, 2006, we completed the acquisition of BioForce, a Delaware corporation with its principal offices in Ames, Iowa. The acquisition was made pursuant to an agreement entered into on November 30, 2005 ("Merger Agreement"), whereby we agreed to merge our newly created, wholly owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce, with BioForce being the surviving entity.

Prior to completion of the acquisition, we completed a two for one split of our issued and outstanding shares of Common Stock on January 31, 2006. We also changed our corporate name to BioForce Nanosciences Holdings, Inc. on February 1, 2006.

Prior to the acquisition of BioForce, we conducted only limited business operations, seeking potential operating businesses or business opportunities with the intent to acquire or merge with such businesses. As a result of the acquisition of BioForce, we are now engaged in the creation of products and solutions for the life sciences industry by integrating biological and mechanical systems at the ultramicro and nano scales, and the development of scientific applications through use of the Nano eNabler(TM) system, such as the utilization of ultramicroarrays for purposes of pathogen detection and cancer biomarker analysis.

Our principal executive offices are located at 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010, and our telephone number is (515) 233-8333. Our website can be viewed at www.bioforcenano.com.

Sale of Securities to the Selling Stockholders

On August 31, 2007, we completed a private placement of securities from which we received gross proceeds of approximately $500,000. The proceeds from this transaction were used for working capital and general corporate purposes. We relied upon the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement was only made available to "accredited investors" as defined in Rule 501 of Regulation D.

The transaction consisted of a sale to an accredited investor (the "Investor") of 500,000 investment units (the "Units") at a price of $1.00 per Unit. Each Unit consisted of the following securities:

      o two shares of Series A Convertible Preferred Stock, each such share convertible into one share of Common Stock;

      o one five-year Series A Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share;

      o one five-year Series B Warrant to purchase one share of Common Stock at an exercise price of $0.90 per share;

      o two five-year Series C Warrants, each to purchase one share of Common Stock at an exercise price of $0.50 per share;

      o one five-year Series D Warrant to purchase one share of Common Stock at an exercise price of $1.00 per share;

      o one five-year Series E Warrant to purchase one share of Common Stock at an exercise price of $1.25 per share; and

      o two one-year Series J Warrants, each to purchase one share of Common Stock at an exercise price of $0.50 per share.

Each share of Series A Convertible Preferred Stock was originally convertible at any time at the holder's option into one share of Common Stock, subject to adjustment upon the occurrence of certain events. All shares of Series A Convertible Preferred Stock will automatically convert into Common Stock three years from the date of issuance.

Each of the warrants described above (which warrants, including the Series P Warrants described below, are referred to herein as the "Warrants") is exercisable at the holder's option upon payment to the Company of the applicable exercise price, subject to adjustment upon the occurrence of certain events, prior to the Warrant's termination date. We can require exercise of the Series A Warrants and Series B Warrants if certain market price and trading volume requirements for the Common Stock are met. We had the ability to cause the Investor to exercise the Series C Warrants, at a total exercise price of $500,000, 15 days following the effective date of the original Registration Statement related to the shares included in this offering. The Investor did exercise its Series C Warrants on November 15, 2007. The Series D Warrants and the Series E Warrants are only exercisable for 50% of the number of shares of Common Stock that have been issued to the holder pursuant to exercise of their Series J Warrants, with the Series J Warrants expiring August 31, 2008. Commencing August 31, 2008, all Warrants other than the Series J Warrants issued to the Investor may be exercised by a cashless exercise if a Registration Statement covering the shares of Common Stock underlying the Warrants is not in effect on the date of exercise.

The holder may not convert any shares of Series A Convertible Preferred Stock or exercise any Warrants if doing so would cause the holder to have beneficial ownership (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of more than 9.9% of our issued and outstanding shares of Common Stock. This beneficial ownership restriction will not be applicable if the holder provides us with notice of its desire to waive such restriction 61 days prior to the applicable conversion or exercise.

The offering of Units was conducted through TriPoint Global Equities, LLC, a FINRA registered broker dealer, as placement agent ("TriPoint"). In connection with the offering, we issued to TriPoint or its designees an aggregate amount of 50,000 Series A Warrants, 50,000 Series B Warrants, 100,000 Series C Warrants, 50,000 Series D Warrants, 50,000 Series E Warrants and 100,000 Series J Warrants, which are identical to the Warrants issued to the Investor, but for the fact that TriPoint's Series J Warrants also contain the cashless exercise provision described above. In addition, we issued to TriPoint or its designees an aggregate amount of 100,000 five-year Series P Warrants, each exercisable to purchase one share of Series A Convertible Preferred Stock at an exercise price of $0.50 per share. Our net proceeds from the offering were approximately $372,510 after payment of a placement agent fee, legal fees and other expenses in the aggregate amount of approximately $127,490.

The per share exercise prices of the Warrants have been adjusted subsequent to their issuance as a result of anti-dilution provisions contained therein. The adjusted exercises prices of the Warrants are: Series A Warrants - $0.72 per share; Series B Warrants - $0.86 per share; Series C Warrants - $0.49 per share; Series D Warrants - $0.95 per share; Series E Warrants - $1.18 per share; and Series J Warrants - $0.49 per share. Additionally, each share of Series A Convertible Preferred Stock is now convertible into 1.02 shares of Common Stock as a result of anti-dilution provisions contained in the Certificate of Designations for the Series A Convertible Preferred Stock.

We granted the Investor certain registration rights pursuant to a registration rights agreement, in connection with this transaction. The registration rights agreement required us to file a Registration Statement by October 1, 2007 covering the resale of 110% of the number of shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock, the payment of dividends on the Series A Convertible Preferred Stock and the exercise of the Warrants, including the Warrants issued to TriPoint and its designees. That Registration Statement was filed on October 1, 2007, and declared effective by the SEC on October 12, 2007. This prospectus is an update to that Registration Statement.

                             SUMMARY OF THE OFFERING

Shares of Common Stock offered              6,314,000

Outstanding Shares of Common Stock          25,116,401

Common Stock to be Outstanding After
Exercise of Warrants and Conversion of      29,638,401
Series A Convertible Preferred Stock

Use of Proceeds                             We will not receive any proceeds
                                            from the sale of the Common Stock
                                            offered by the selling stockholders.
                                            However, we will receive proceeds
                                            upon exercise of the warrants issued
                                            to the selling stockholders. We
                                            intend to use any proceeds from
                                            exercise of warrants for working
                                            capital and general corporate
                                            purposes.

OTC Bulletin Board Symbol                   BFNH.OB

Risk Factors                                The ownership of our Common Stock
                                            involves various risks. You should
                                            read carefully the factors discussed
                                            under Risk Factors beginning on page
                                            8.

Stockholder Inquiries                       Any persons having inquiries
                                            relating to this offering should
                                            contact Kerry M. Frey, Chief
                                            Executive Officer of BioForce
                                            Nanosciences Holdings, Inc. at 1615
                                            Golden Aspen Drive, Suite 101, Ames,
                                            Iowa, 50010, telephone number (515)
                                            233-8333.

                          SUMMARY FINANCIAL INFORMATION

The summary financial data set forth below is derived from our audited and unaudited historical financial statements. This summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" as well as our historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Statement of Operations Data:

                                                                      Three Months Ended      Year Ended
                                                                        March 31, 2008     December 31, 2007
                                                                        --------------     -----------------
                                                                         (unaudited)
REVENUES                                                                  $    403,567       $  1,125,030

COST OF GOODS SOLD                                                             214,225            601,184
                                                                          -------------------------------

        Gross margin                                                           189,342            523,846

OPERATING EXPENSES
     Research and development                                                  298,490          1,145,898
     Sales and marketing                                                       289,695          1,231,556
     General and administrative                                                442,975          2,493,864
     Reimbursement of grant expenses                                           (99,895)          (552,385)
                                                                          -------------------------------

        Total operating expenses                                               931,265          4,318,933
                                                                          -------------------------------

        Loss from operations before other income (expense)                    (741,923)        (3,795,087)

OTHER INCOME (EXPENSE)
     Interest and other income                                                   1,540             44,898
     Debt forgiveness income                                                        --            164,250
     Abandoned stock offering costs                                                 --           (256,500)
     Interest expense                                                           (5,779)           (11,767)
                                                                          -------------------------------

        Total other income (expense)                                            (4,239)           (59,119)
                                                                          -------------------------------

        Loss before income tax                                                (746,162)        (3,854,206)

INCOME TAX EXPENSE                                                                  --                 --
                                                                          -------------------------------

        Net loss                                                              (746,162)        (3,854,206)

DIVIDENDS ON PREFERRED STOCK
       Deemed dividend on issuance of preferred stock                               --            142,294
       Dividend on preferred stock                                              10,000             13,333
                                                                          -------------------------------

            Total dividends on preferred stock                                  10,000            155,627
                                                                          -------------------------------

            Net loss on common stock                                      $   (756,162)        (4,009,833)
                                                                          ===============================

BASIC AND DILUTED LOSS PER SHARE                                                ($0.03)            ($0.17)
                                                                          ===============================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                               25,114,051         24,213,649
                                                                          ===============================

Balance Sheet Data:

                                                                         March 31, 2008     December 31, 2007
                                                                         --------------     -----------------
                                                                          (unaudited)
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                            $     57,773         $    268,930
     Accounts receivable - trade, net                                          172,732              313,756
     Accounts receivable - invoice factoring                                    34,071                   --
     Inventory                                                                 900,616            1,046,683
     Prepaid expenses and other assets                                          90,908              146,007
                                                                          ---------------------------------

        Total current assets                                                 1,256,100            1,775,376
                                                                          ---------------------------------

PROPERTY AND EQUIPMENT
     Computer equipment                                                        113,963              113,963
     Scientific and laboratory equipment                                       906,382              889,368
     Leasehold improvements                                                    380,000              380,000
     Office furniture and fixtures                                              89,760               89,760
                                                                          ---------------------------------

        Total                                                                1,490,105            1,473,091
     Less accumulated depreciation                                             944,470              889,469
                                                                          ---------------------------------

        Net property and equipment                                             545,635              583,622
                                                                          ---------------------------------

INTANGIBLE ASSETS
     Patent costs, net of accumulated amortization of $86,201
        and $78,502, respectively                                              678,997              641,017
     Trademark costs, net of accumulated amortization of $17,588
        and $15,471, respectively                                               97,823               90,908
                                                                          ---------------------------------

        Total intangible assets                                                776,821              731,925
                                                                          ---------------------------------

        TOTAL ASSETS                                                      $  2,578,556         $  3,090,923
                                                                          =================================

                                                                           March 31, 2008     December 31, 2007
                                                                           --------------     -----------------
                                                                             (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                                        $    418,431       $    305,314
     Accrued expenses                                                             228,143            241,650
     Recourse obligation - invoice factoring                                        7,962                 --
     Accrued dividend on preferred stock                                           10,000             13,333
     Deferred revenue                                                              35,861             53,754
     Current portion of notes payable                                              73,247             89,180
                                                                             -------------------------------

        Total current liabilities                                                 773,644            703,231

LONG-TERM DEBT, NET                                                               143,607            154,860
                                                                             -------------------------------

        Total liabilities                                                         917,251            858,091
                                                                             -------------------------------

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock - 2008 and 2007: $0.01 par value, 10,000,000 shares authorized, to be issued in various classes
        Series A Convertible Preferred Stock - 2008 and 2007:
           $0.001 par value, 1,100,000 shares authorized, 1,000,000
           shares issued and outstanding; 2008: liquidation value
           $510,000; 2007: liquidation value $513,333                               1,000              1,000
     Common stock - 2008 and 2007: $0.001 par value, 100,000,000 shares authorized; 2008: 25,116,401 shares issued and outstanding;
        2007: 25,099,950 shares issued and outstanding                             25,116             25,100
     Additional paid-in capital                                                16,531,333         16,341,714
     Deferred stock offering costs                                                 (5,000)                --
     Accumulated deficit                                                      (14,891,144)       (14,134,982)
                                                                             -------------------------------

        Total stockholders' equity                                              1,661,305          2,232,832
                                                                             -------------------------------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           $  2,578,556       $  3,090,923
                                                                             ===============================

                                  RISK FACTORS

The following risks and uncertainties are important factors that could cause actual results or events to differ materially from those indicated by forward-looking statements. The factors described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and results. If any of the following risks actually occur, the business, financial condition or results of operations of the Company could be materially adversely affected. As a result, the market price of shares of our Common Stock could decline significantly.

Risk Factors Related to Our Business

We have a limited operating history with no operating profits. There are many impediments to us turning our business into a profitable enterprise in the foreseeable future. Continuing losses may exhaust our capital resources and force us to discontinue operations.

Prior to our acquisition of BioForce on February 24, 2006, we were inactive for several years. BioForce, which was incorporated in 1997, had a limited operating history with significant working capital deficits and net losses since its inception. Our net losses for the years 2007 and 2006 were $3,854,206 and $3,974,083, respectively.

Our ability to turn our business into a profitable enterprise depends on many factors, including:

      o securing adequate funding to sustain us until we are able to generate sufficient sales revenue;

      o generating and sustaining customer interest and strategic relationships that translate into product sales;

      o completing research and development of current products and developing additional products;

      o producing quality products in a timely manner to fulfill customer delivery and acceptance requirements;

      o identifying, implementing and maintaining the appropriate protection for our intellectual property rights;

      o anticipating product development and marketing activities in the industries in which we operate;

      o     maintaining and expanding our operations; and

      o     attracting and retaining a qualified work force.

We cannot assure you that we will achieve any of the foregoing factors or realize profitability in the immediate future or at any time.

We are in need of additional funding to sustain our business as a going concern. Several factors may impact our ability to secure the funds necessary to carry on our business.

Our business does not currently generate enough revenue to sustain our activities. At March 31, 2008, we had net working capital of $482,456, a cash balance of $57,773, and stockholders' equity of $1,661,305. Our available funds are only sufficient to fund our operations through July 31, 2008. We require additional debt or equity funding from third parties to provide us with the necessary capital to carry on our business. Several factors may limit our ability to attract sources of these funds, including:

      o     our limited operating history with no history of profitability;

      o our current levels of debt, other liabilities and shareholder equity;

      o     the limited market for trading our Common Stock;

      o the unproven market for nascent tools like the Nano eNabler(TM) system in the bio-nanotechnology market leading to uncertainty as to our ability to generate sales revenues; and

      o the level of funding we need to sustain certain capital intensive activities upon which we are so dependent, specifically research and development and the protection and maintenance of our intellectual property rights.

We cannot assure you that we will be able to secure the funds we need in the amounts and at the times we require them in order for us to continue in business. If we are unable to identify and secure additional funding immediately, we will likely be required to curtail certain portions of our operations, or cease operations entirely. Because of our financial condition, our independent auditors have qualified their opinion on our financial statements regarding the matter of our ability to continue as a going concern.

If commercial applications for the Nano eNabler(TM) system and related technology fail to develop or develop at too slow a pace, or our Pilot Placement Program, international distributor network, and direct sales efforts are not effective means of marketing our products, we may not achieve profitability.

The development of a sufficient market for the Nano eNabler(TM) system and our other products depends upon the development of scientific applications requiring these particular tools and technologies in the emerging bio-nanotechnology industry and existing biotechnology markets. The development of these markets may be impacted by many factors including:

      o the emergence of technology and products competing with the Nano eNabler(TM) system;

      o our inability to finalize key relationships for development of applications for the Nano eNabler(TM) system;

      o a lack of acceptance of the Nano eNabler(TM) system and its related technology; and

      o our inability to evolve rapidly enough to keep pace with the needs of industry.

If we fail to develop sufficiently attractive commercial uses for our technologies, or if we are unable to produce competitive products, we may not achieve profitability.

In addition, our business plan relies on our Pilot Placement Program, international distributor network, and direct sales efforts to generate sales and market acceptance of our products. There can be no assurance that these sales and marketing methods will lead to sales, drive the demand for our products, or result in references to our products in published scholarly journal articles.

The highly competitive nature of our industry could affect our results of operations, which would make profitability even more difficult to achieve and sustain.

The bio-nanotechnology industry is highly competitive and is marked by rapid technological growth. Competitors and potential competitors include companies such as Affymetrix, Agilent, Hewlett Packard, Nanonics, NanoInk, and Veeco who produce research instrumentation products, and other companies involved in the biochip, microarray, molecular diagnostics and molecular detection markets. Many existing and potential competitors have greater financial resources, larger market shares, and larger production and technology research capabilities than us. This may enable them to establish a stronger competitive position, in part, through greater marketing opportunities and challenges to our intellectual property. If we are unable to address competitive developments quickly and effectively, we may not be able to grow our business or remain a viable entity.

Our business could be negatively affected by adverse economic developments in the nanotechnology or biotechnology industries, in the environment for funding of academic programs, and/or the economy in general.

Our business depends on the creation of a demand for our instrumentation through the development of scientific applications requiring the use of the Nano eNabler(TM) system. We have focused our initial efforts on applications in the biomedical and life sciences research industries. Therefore, our business is susceptible to downturns in these markets, as well as the economy in general. A significant downturn in these markets or in general economic conditions would likely hurt our business. If our customers, currently academic researchers but expected to include biotechnology, pharmaceutical and diagnostic companies in the future, are unable to obtain the financing necessary to purchase our products, our business and results of operations could be materially adversely affected.

In addition, we are dependent, both directly and indirectly, upon general health care spending patterns, particularly in the research and development budgets of the biomedical and life sciences industries, as well as upon the financial condition and purchasing patterns of various governments and government agencies. Many of our customers, including universities, government research laboratories, private foundations and other institutions, obtain funding for the purchase of products from grants by governments or government agencies. There exists the risk of potential decrease in the level of governmental spending allocated to scientific and medical research, which could substantially reduce or even eliminate these grants. If government funding necessary to purchase our products were to decrease, our business and results of operations could be materially adversely affected.

We rely upon independent suppliers for its materials and components.

We do not manufacture most of the components contained in our products, but rather subcontract the manufacture of these components. Based on quality, price, and performance, we have selected certain suppliers, vendors and subcontractors that provide parts, subassemblies, machining and finishing of components that are assembled by our production staff. For some items we are dependent on a single supplier or a small number of suppliers. Although we have identified alternate sources for parts, components, machining and finishing, there can be no assurance that a transition to such alternative sources would not entail quality assurance and quality control difficulties, on-time delivery problems, or other transitional problems, any or all of which could have an impact on our production of equipment and could have a material adverse effect on our business, financial condition, or results of operations.

If we fail to adapt to changes affecting our technology and the markets that we plan to service, we will become less competitive, thereby adversely affecting our future financial performance.

Unless we can develop our present technology or any newly acquired technology into marketable products, our ability to generate revenue may be hindered and our ability to achieve profitability will be negatively affected. In order to remain competitive, we must respond in a timely and cost-efficient basis to changes in technology, industry standards and procedures, and customer preferences. We must be able to continuously develop new technologies, products and services to address new technological developments. In some cases these changes may be significant and the cost to comply with these changes may be substantial. We cannot assure you that we will be able to adapt to any changes in the future or that we will have the financial resources to respond to changes in the marketplace. Also, the cost of adapting our technologies, products and services may have a material adverse affect on our operating results.

Our business could be adversely affected by local, state, national and international laws and regulations.

The development, manufacture and sale of our current products have not required registration under the U.S. Food, Drug and Cosmetic Act or any other domestic or international laws or regulations. We anticipate, however, that some products we may develop as a result of our research and development activities, as well as some product applications we pursue with customers, may require such registration in order to market and sell the resultant products. The process of obtaining regulatory approval is typically costly and time consuming, and involves a high level of uncertainty as to its outcome. Complying with such laws and regulations could negatively affect our business and anticipated revenues and there can be no assurance that we will successfully satisfy applicable regulatory requirements.

In addition, although we have not historically been significantly affected by any United States governmental restrictions on technology transfer, import, export and customs regulations and other present local, state or federal regulation, any future legislation or administrative action restricting our ability to sell our products to certain countries outside the United States could significantly affect our ability to make certain foreign sales. The extent of adverse governmental regulation, which might result from future legislation or administrative action, cannot be accurately predicted. In particular, the USA

Patriot Act and other governmental regulations may impose export restrictions on sale of equipment or transfer of technology to certain countries or groups. There can be no assurance that sale of our products will not be impacted by any such legislation or designation. Depending upon which countries and sales may be designated for trade restriction, and the extent of our foreign sales in the future, such action could have a material adverse effect on our business, financial condition, or results of operations.

Our future success depends on retaining our key employees and hiring and assimilating new key employees. The loss of key employees or the inability to attract new key employees could limit our ability to execute our growth strategy, resulting in lost sales and a slower rate of growth.

Our future success depends in part on our ability to retain key employees including executive officers. Although we have employment agreements with certain executives, each executive may terminate his or her agreement at any time. We have obtained "key man" life insurance for several executive and management employees. Despite these protections, it would be difficult to replace any one of these individuals. In addition, as we grow we may need to hire additional key personnel. We may not be able to identify and attract highly qualified employees or successfully assimilate new employees into our existing management structure.

Our business plan and future growth strategy anticipate that we may make targeted strategic acquisitions. An acquisition may disrupt our business, dilute stockholder value and distract management's attention from operations.

Part of our business plan for growth anticipates the possibility of acquiring new technologies or products through targeted strategic acquisitions. We may not be able to identify appropriate targets or acquire them on reasonable terms. Even if we make strategic acquisitions, we may not be able to integrate these technologies, products and/or businesses into our existing operations in a cost-effective and efficient manner. If we attempt and fail to execute this strategy, our revenues may not increase and our ability to achieve profitability may be impaired. Currently, our ability to make strategic acquisitions may be hampered by our limited capital resources and the limited public market for our stock.

We may make errors in judgment when deciding which of our intellectual property rights to develop and how to protect and maintain them.

We employ creative scientists and individuals who generate many novel concepts for products, product improvements and applications in the course of their work. Deciding which of these ideas to exploit and how to protect them for use in the developing bio-nanotechnology industry is a daily challenge, particularly with limited economic resources. We cannot assure you that our decisions will be error-free and that we will choose to expend resources in protecting intellectual property that will turn out to be of value to our current or future business. Nor can we be sure that we will pursue the ideas that are necessary to grow and position our business for the future demands of the bio-nanotechnology industry.

We may be unable to protect our intellectual property adequately or cost effectively, which may cause us to lose market share or reduce prices.

Our future success depends in part on our ability to protect and preserve our proprietary rights related to our technologies and resulting products. We cannot assure you that we will be able to prevent third parties from using our intellectual property rights and technology without our authorization. We also cannot assure you that our patented intellectual property will go unchallenged and, when challenged, that it will withstand reexamination proceedings.

To protect our intellectual property we rely upon domestic and international patent and trademark filings, common law trademark rights, trade secrets, copyrights, and confidentiality, non-disclosure and non-compete agreements with employees, consultants, third party developers, licensees and customers. These measures afford only limited protection, however, and may be flawed or inadequate. Also, enforcing intellectual property rights could be costly and time-consuming and could distract management's attention from operating business matters.

We have used grants obtained from various Federal government agencies to fund certain of our research and development activities. These grants retain certain rights for the government to use the intellectual property developed in part or wholly from the use of government funds. If the government were in turn to use these rights or grant them to others, our business may be negatively impacted.

Our intellectual property may infringe on the rights of others, resulting in costly litigation.

In recent years there has been significant litigation in the United States involving patents and other intellectual property rights. In particular, there has been an increase in the filing of suits alleging infringement of intellectual property rights, which pressure defendants into entering settlement arrangements quickly to dispose of such suits, regardless of their merits. Other companies or individuals may allege that we infringe on their intellectual property rights. Litigation, particularly in the area of intellectual property rights, is costly and the outcome is inherently uncertain. We cannot assure you that we would have secured a "freedom to operate" opinion in respect to any particular area of practice. Thus, in the event of an adverse result, we could be liable for substantial damages and we may be forced to discontinue our use of the subject matter in question or obtain a license to use those rights or develop non-infringing alternatives. Any of these results would increase our cash expenditures, adversely affecting our financial condition.

We may not be able to manage our growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our development and growth strategy will require effective planning. Significant rapid growth could strain our management and internal resources, and other problems may arise that could adversely affect our financial performance. We expect that our efforts to grow will place a significant strain on personnel, management systems, infrastructure and other resources. Our ability to effectively manage future growth will also require us to successfully attract, train, motivate, retain and manage new employees and continue to update and improve our operational, financial and management controls and procedures. If we do not manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

Being a public company involves increased administrative costs, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the SEC require public companies to institute or change corporate governance practices, and public disclosure controls and procedures. These rules and regulations require us to devote significant resources to developing, implementing, reporting on and auditing procedures appropriate for our business and its size. This increased level of compliance requirements has made it more difficult for us to attract and retain qualified executive officers and directors and, in particular, directors to serve on an audit committee.

We may not be able to attract additional qualified individuals to serve on our Board of Directors, which could adversely affect our controls and procedures.

Our Board is composed of three outside, independent directors and two inside directors. To keep our outside directors from being overburdened, we do not maintain any standing committees, such as audit, compensation, governance or nominating committees. We have only recently added our third outside, independent director and formed audit and compensation committees of the Board.

We have found it difficult to attract and retain qualified individuals to serve on our Board. Our financial position makes it difficult for us to offer our outside Board members meaningful compensation. While we do pay expenses incurred by outside directors in connection with attending Board meetings, we do not currently provide any cash compensation to them for their service. They have been awarded stock options which, due to our fluctuating stock price, may or may not be of any value. We maintain nominal director and officer liability coverage. Taken as a whole, this may not provide the level of security an individual would feel desirable when evaluating whether he or she wished to serve on the Board of a public company in today's environment.

Risks Factors Related to Ownership of Our Common Stock

Our Common Stock is thinly traded and the majority of our stockholders hold restricted shares. The registration of these shares or the lapse of the restrictions would result in the sudden increase in the number of shares available for trading in the public market, which could have a negative effect on our stock price.

Only 1,016,451 of the currently outstanding shares of our Common Stock have been registered under the Securities Act of 1933, as amended, so there have been few opportunities for individuals to own stock that is freely tradeable. Stockholders who possess freely tradeable shares of our Common Stock: (a) are non-affiliated shareholders who have held our shares for at least two years; (b) acquired their shares subsequent to February 24, 2007 from holders of restricted shares in transactions that complied with the requirements of Rule 144 of the Securities Act of 1933, as amended; (c) acquired shares in the public trading market; or (d) hold the 1,016,451 shares of our Common Stock which have been registered under the Securities Act of 1933, as amended. In addition, 5,297,549 shares of our Common Stock which may be issued upon conversion to Common Stock of the outstanding shares of our Series A Convertible Preferred Stock, certain warrants to acquire Common Stock or the rights to acquire our Common Stock, or as payment of dividends on our Series A Convertible Preferred Stock, have been registered.

Only certain of our stockholders have any type of registration rights. Certain stockholders and warrant holders who acquired our shares or rights to acquire our shares on February 24, 2006 as a result of our acquisition of BioForce have limited registration rights. In 2006 and 2007, we issued warrants with limited registration rights to the broker/agents who assisted us with our 2006 private placement and to two investor relations firms. In February 2007, we issued 100,000 shares of our Common Stock with limited registration rights to a placement agent as partial compensation under a Placement Agency Agreement effective as of February 14, 2007 have limited registration rights. In June 2008, we issued in a private placement convertible notes and warrants which can be converted into a total of 1,900,000 shares of our Common Stock, with the holders of those notes and warrants having limited registration rights. In addition, in July 2008 we issued warrants with limited registration rights to placement agents as partial compensation under a letter agreement.

The Rule 144 restrictions expired for the majority of our outstanding Common Stock on February 24, 2008. As significant numbers of these shares are placed for sale into the market, the price of our stock could decline.

We cannot assure you that there will be an active trading market for our Common Stock and it could be difficult for holders of our Common Stock to liquidate their shares.

Even though our Common Stock is expected to continue to be quoted on the OTC Bulletin Board, we cannot predict the extent to which a trading market will develop or how liquid that market might become. Also, as described above, certain shares of BioForce are "restricted securities" within the meaning of Rule 144 promulgated by the SEC and are, therefore, subject to certain limitations on the ability of holders to resell such shares. Because only a certain percentage of our outstanding shares are freely tradeable in the public market, the price of our shares could be volatile and liquidation of a person's holdings may be difficult. Thus, holders of our Common Stock may be required to retain their shares for a long period of time. Since few of our outstanding shares of Common Stock have been registered under federal or state securities laws, the majority of our Common Stock may not be sold or otherwise transferred without registration or reliance upon a valid exemption from registration.

Management discretion as to the use of proceeds.

The net proceeds from the exercise of the warrants issued to the selling stockholders will be used as described under "Use of Proceeds." We reserve the right to use the funds obtained from the exercise of such warrants for other purposes not presently contemplated which we deem to be in the best interests of the Company and its stockholders in order to address changed circumstances and opportunities. These additional uses may include, without limitation, the use of funds for repayment of debt. As a result of the foregoing, our success may be affected by the judgment of our management with respect to the application and allocation of the net proceeds from the exercise of such warrants.

We do not anticipate paying dividends on our Common Stock in the foreseeable future. This could make our Common Stock less attractive to potential investors.

We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business. We do not intend to declare or pay any cash dividends on our Common Stock in the foreseeable future. In addition, pursuant to the terms of our Series A Convertible Preferred Stock, we may not pay dividends on our Common Stock unless we have first paid all accrued and unpaid dividends on the outstanding shares of our Series A Convertible Preferred Stock at the rate of 8% per year. Any future payment of cash dividends on our Common Stock will be at the discretion of our Board of Directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Future sales or the potential for sale of a substantial number of shares of our Common Stock could cause our market value to decline and could impair our ability to raise capital through subsequent equity offerings.

Sales of a substantial number of shares of our Common Stock in the public markets, or the perception that these sales may occur, could cause the market price of our Common Stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. In addition to the 25,116,401 shares of our Common Stock actually issued and outstanding, we have 16,455,222 shares of Common Stock reserved for future issuance as follows:

      o 5,583,549 shares that may be issued upon the conversion or exercise of the securities that were issued in the August 2007 private placement, including payment of dividends on the shares of our Series A Convertible Preferred Stock included in this placement;

      o 2,280,000 shares that may be issued upon conversion or exercise of the securities that were issued in the June 2008 private placement;

      o 5,511,938 shares reserved for issuance upon conversion of currently outstanding BioForce options and warrants, other than those warrants that were issued as part of the August 2007 private placement and the June 2008 private placement; and

      o 3,079,735 shares reserved for issuance under our equity incentive plans

The authorization and issuance of blank-check Preferred Stock may prevent or discourage a change in our control or management.

Our amended articles of incorporation authorize the Board of Directors to issue up to ten million shares of Preferred Stock without stockholder approval, having terms, conditions, rights, preferences and designations as the Board may determine. The rights of the holders of our Common Stock will be subject to, and may be adversely affected by the rights of the holders of the Series A Convertible Preferred Stock and any additional series of Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a person from acquiring a majority of our outstanding Common Stock.

It may be difficult for a third party to acquire us, and this could depress our stock price.

Under Nevada corporate law, we are permitted to include or exclude certain provisions in our articles of incorporation and/or by-laws that could discourage information contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. As a result, these provisions could limit the price that investors are willing to pay in the future for shares of our Common Stock. For example:

      o Without prior stockholder approval, the Board of Directors has the authority to issue one or more classes of Preferred Stock with rights senior to those of Common Stock, and to determine the rights, privileges and preferences of that Preferred Stock;

      o Under Nevada law, we are not required to provide for, and our by-laws do not provide for, cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates; and

      o Our Articles of Incorporation do not contain an exclusion from the restrictions against combinations with interested stockholders established under Nevada corporate law, and, as a result, it could be more difficult for a change in control of the Company to occur.

Trading in our shares may be subject to certain "penny stock" regulations which could have a negative effect on the price of our shares in the public trading market.

Public trading of our Common Stock on the OTC Bulletin Board may be subject to certain provisions, commonly referred to as the penny stock rule, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

      o make a special suitability determination for purchasers of penny stocks;

      o receive the purchaser's written consent to the transaction prior to the purchase; and

      o deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our Common Stock. Also, many prospective investors may not want to bear the burden of the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock offered by the selling stockholders. However, we will receive proceeds upon exercise of the warrants issued to the selling stockholders. We intend to use any proceeds from exercise of warrants for working capital and general corporate purposes.

                         DETERMINATION OF OFFERING PRICE

The selling stockholders may sell shares in any manner at the current market price or through negotiated transactions with any person at any price.

                              SELLING STOCKHOLDERS

An aggregate of 6,314,000 shares of our Common Stock will be registered for resale under this prospectus. This represents our good faith estimate of 110% of the maximum number of shares that we have issued or may issue upon conversion or exercise of the securities that we sold in our August 2007 private placement. Specifically, this estimate consists of 1,100,000 shares issuable upon the conversion of Series A Convertible Preferred Stock; 605,000 shares issuable upon the exercise of Series A Warrants; 605,000 shares issuable upon the exercise of Series B Warrants; 1,210,000 shares issued or issuable upon the exercise of Series C Warrants; 605,000 shares issuable upon the exercise of Series D Warrants; 605,000 shares issuable upon the exercise of Series E Warrants; 1,210,000 shares issuable upon the exercise of Series J Warrants; 110,000 shares issuable upon the exercise of Series P Warrants and the subsequent conversion of Series A Convertible Preferred Stock underlying the Series P Warrants; and 264,000 shares issued or issuable upon the payment of 8% dividends on $550,000 principal amount of Series A Convertible Preferred Stock for the next three years calculated as set forth in the notes to the following table. Of the above amounts, 574,000 shares are issuable upon exercise of certain Common Stock purchase warrants and Series A Convertible Preferred Stock purchase warrants (and the subsequent conversion of the Series A Convertible Preferred Stock underlying such Series A Convertible Preferred Stock purchase warrants and the payment of dividends on such Series A Convertible Preferred Stock) issued as compensation to TriPoint and its designees in our August 2007 private placement. All of the securities referred to above were issued exclusively to "accredited investors" as defined in Rule 501 of Regulation D.

To the extent permitted by law, the selling stockholders listed below may resell shares pursuant to this prospectus. We have registered the sale of the shares to permit the selling stockholders and their respective permitted transferees or other successors in interest that receive their shares from the selling stockholders after the date of this prospectus to resell the shares. The following table sets forth certain information as of June 30, 2008 regarding the resale by the selling stockholders of 6,314,000 shares of Common Stock. None of the selling stockholders has had any material relationship with us within the past three years other than as an owner of our securities, except as noted above or in the notes to the following table.

                                                                             Number of
                                                                               Shares
                                                                             Underlying
                                                                          Preferred Stock           Number and
                                                    Number of Shares        and Warrants          Percentage of
                                                      Beneficially             Being            Shares Beneficially
                                                    Owned Before the       Registered in          Owned After the
            Selling Stockholder                       Offering (1)         the Offering(2)         Offering(3)
-------------------------------------------------------------------------------------------------------------------
Dynamic Decisions Strategic Opportunities               2,648,052             5,740,000                 0%
Pablo Felipe Serna Cardenas(4)                            325,000               373,100                 0%
TriPoint Global Equities, LLC                             119,000               136,612                 0%
Sean Martin(5)                                             56,000                64,288                 0%

Total Shares:                                           3,148,052             6,314,000                 0%

(1) Information provided with respect to shares owned before the offering gives effect to information previously provided by each of the selling stockholders. No assurance can be given that the selling stockholders own additional shares of Common Stock in addition to the restricted securities included in the table. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.

(2) Except where noted, includes one share of Common Stock issuable upon exercise of a Series A Warrant, Series B Warrant, Series C Warrant, Series D Warrant, Series E Warrant or Series J Warrant, one share of Series A Convertible Preferred Stock (and its subsequent conversion into 1.02 shares of Common Stock) issuable upon the exercise of a Series P Warrant, and 1.02 shares of Common Stock issuable upon conversion of a share of Series A Convertible Preferred Stock. Also includes an aggregate of up to an additional 264,000 shares of Common Stock issuable to the selling stockholders in payment of 8% dividends on the Series A Convertible Preferred Stock for the next three years at an assumed Liquidation Preference Amount of $0.50 per share. These shares have been registered on this Registration Statement and are included in the above table; however, the exact number of dividend shares cannot be determined until the date the dividend is declared. The amount of dividends paid in shares of Common Stock to each of the selling stockholders listed in the Selling Stockholder Table above that hold Series A Convertible Preferred Stock and Series P Warrants is 90% of the quotient of (i) the Dividend Payment (as defined below) for each such stockholder divided by (ii) the average of the VWAP (as defined below) for the 20 trading days immediately preceding the date the annual Dividend Payment is due, but in no event less than $0.45. The Dividend Payment for each such selling stockholder is 8% of the product obtained by multiplying the number of shares of Series A Convertible Preferred Stock held by such selling stockholder by the Liquidation Preference Amount for each such share. VWAP is defined as the daily volume weighted average price of our Common Stock on the OTC Bulletin Board. For purposes of determining the number of such shares of Common Stock registered under this Registration Statement, the minimum VWAP of $0.45 is used, and the Dividend Payment for each such selling stockholder is 24% of the product obtained by multiplying the number of shares of Series A Convertible Preferred Stock held by such selling stockholder by the Liquidation Preference Amount for each such share (assuming the dividends are paid for a three year period). Any amount of fractional shares of Common Stock to be received by each selling stockholder upon payment of dividends has been rounded up to the nearest whole number. Note, however, that the exact number of dividend shares cannot be determined until the date the dividend is declared.

All shares of Series A Convertible Preferred Stock will automatically convert into Common Stock three years from the date of issuance. Each share of Series A Convertible Preferred Stock is convertible, subject to adjustment as described below, into the number of shares of Common Stock equal to the quotient of the Liquidation Preference Amount of the shares of Series A Convertible Preferred Stock being converted plus any accrued but unpaid dividends divided by the conversion price then in effect (the "Conversion Price"). The Liquidation Preference Amount and the Conversion Price were initially equal to $0.50 per share. The then existing Conversion Price of the Series A Convertible Preferred Stock shall be subject to adjustment for issuance of Common Stock at a purchase price of less than the then-effective Conversion Price subject to customary carve outs, including stock options issued pursuant to our stock option plans for less than the Conversion Price. As a result of our June 2008 private placement, the Conversion Price has been adjusted to $0.49 per share.

(3) As of July 9, 2008, we had 25,116,401 shares of Common Stock issued and outstanding, and unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is assumed to have sold all shares registered hereby in this offering. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(4) Mr. Cardenas, as a TriPoint contractor, is a designee of a portion of the warrants TriPoint received in the private placement offering completed on August 31, 2007, as described below in the subheading "Recent Sales of Unregistered Securities" on page II-2 of this Registration Statement.

(5) Mr.Martin is an employee or affiliate of TriPoint Global Equities, LLC, a FINRA registered broker dealer and the placement agent for the private placement offering completed on August 31, 2007, as described below in the subheading "Recent Sales of Unregistered Securities" on page II-2 of this Registration Statement.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our Common Stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any of these methods of sale; and

      o     any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the Registration Statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the Registration Statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of Common Stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling stockholder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling stockholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

                             DESCRIPTION OF BUSINESS

We conduct business through BioForce Nanosciences, Inc. ("BioForce"), our wholly owned subsidiary. We create products and solutions for the biomedical and life sciences industries by integrating biological and mechanical systems at the ultramicro and nano scales. Our flagship product, the Nano eNabler(TM) benchtop molecular printer, was introduced to the market in 2005 and serves as the platform for our product direction. Other products currently being marketed include consumable printing and surface patterning tools for use with the Nano eNabler(TM) system, a variation of the Nano eNabler(TM) system specifically configured for the needs of the cell biology market, surfaces which have been patterned by the Nano eNabler(TM) system with ultramicro to nano scale amounts of biological material, and the ProCleaner(TM) UV/ozone decontamination device. During 2008 we plan to introduce reagent kits containing certain supplies which are commonly employed by Nano eNabler(TM) system users. In addition, there are scientific applications under development utilizing ultramicroarrays for purposes of pathogen detection and cancer biomarker analysis.

History

We were incorporated in the State of Nevada on December 10, 1999 as Silver River Ventures, Inc. On February 24, 2006, we completed the acquisition of BioForce, a Delaware corporation with its principal offices in Ames, Iowa. The acquisition was made pursuant to an agreement entered into on November 30, 2005 ("Merger Agreement"), whereby we agreed to merge our newly created, wholly owned subsidiary, Silver River Acquisitions, Inc., with and into BioForce, with BioForce being the surviving entity.

Prior to completion of the acquisition, we completed a two for one split of our issued and outstanding shares of Common Stock on January 31, 2006. We also changed our corporate name to BioForce Nanosciences Holdings, Inc. on February 1, 2006.

As a result of the forward stock split, our outstanding shares of Common Stock increased from 1,999,975 shares to 3,999,950 shares. Under the terms of the Merger Agreement, we issued an aggregate of 16,000,000 shares of our Common Stock, post-split, to the stockholders of BioForce, with each BioForce shareholder receiving 1.1877 shares of our Common Stock in exchange for each share of BioForce Common Stock. Applying this same exchange factor, we also agreed to issue to BioForce stock option and warrant holders new options and warrants to purchase shares of our Common Stock, on terms and conditions equivalent to the existing terms and conditions of the respective BioForce options and warrants. The maximum number of shares of our Common Stock available for the conversion of these new stock options and warrants was 2,537,565 shares.

Prior to the acquisition of BioForce, we conducted only limited business operations, seeking potential operating businesses or business opportunities with the intent to acquire or merge with such businesses. As a result of the acquisition of BioForce, we are now engaged in the creation of products and solutions for the life sciences industry by integrating biological and mechanical systems at the ultramicro and nano scales, and the development of scientific applications through use of the Nano eNabler(TM) system, such as the utilization of ultramicroarrays for purposes of pathogen detection and cancer biomarker analysis.

Our Products

The Nano eNabler(TM) System

The Nano eNabler(TM) system serves as the platform for our product direction. It is an instrument which is referred to in the industry as a benchtop molecular printer. Its function is to deposit biological materials, such as proteins or DNA, onto solid surfaces, such as silicon or glass, in extremely small quantities. Previously branded the NanoArrayer(TM) system, this product is capable of depositing these biological materials in ultramicroscopic (femtoliter (10-15) to attoliter (10-18)) volumes in spots in the approximate size range of one to twenty microns in diameter. The Nano eNabler(TM) system is able to make these deposits with a spatial precision ranging in the micrometer (10-6) to nanometer (10-9) scale.

The complete Nano eNabler(TM) system includes a motion control system, an optical observation system, and a surface patterning system. The system is controlled by user-friendly software with a graphical interface designed to retain significant depth of functionality for advanced users, while providing a rapid learning cycle for occasional users. The entire system is modular, facilitating ease of maintenance and minimizing production time and expense.

Among the key advantages of the Nano eNabler(TM) system over other methods of depositing small amounts of material onto another surface are the following:

      o Flexibility - the Nano eNabler(TM) system is software driven, allowing the user to change pattern designs easily and rapidly;

      o Precision - the Nano eNabler(TM) system is able to deposit materials with a high degree of spatial precision;

      o Speed - the Nano eNabler(TM) system is able to perform at a significantly greater speed than certain other technologies;

      o Reduced Clogging - the Nano eNabler(TM) system deposits material onto the surface utilizing an open channel, eliminating the clogging issues associated with closed channel systems;

      o Multiplexing - the Nano eNabler(TM) system can create arrays containing more than one biological component, something which is not possible with certain other technologies;

      o Size of Deposits - the Nano eNabler(TM) system is designed for optimal performance when delivering sports of material that are one to twenty microns in diameter. This is the size scale which has been found to be optimal given the size of certain biological components such as proteins, antibodies and DNA. Other technologies are unable to deposit materials within this size range; and

      o Biological Compatibility - the Nano eNabler(TM) system has been specifically designed to effectively deposit biological materials, whereas other technologies were developed for other purposes. Attempting to adapt other technologies for work with biological materials can lead to less than optimal results.

The Nano eNabler(TM) system is commonly used in the production of ultraminiaturized biological sensors, biologically active micro-environments, biomedical tests and other ultraminiaturized devices. It addresses a fundamental requirement for the growth of the bio-nanotechnology industry and overcomes some of the limitations of existing tools for surface encoding and modification at the ultramicro scale. Faced with the limitations of existing technologies, researchers, scientists and product development teams desiring to move to the ultramicro and, ultimately, the nano scale, and companies seeking to produce and market ultraminiaturized biological devices, will likely look to products like the Nano eNabler(TM) system to address their instrumentation needs.

Following successful field testing of the NanoArrayer(TM) prototype version III system at the University of California at Santa Cruz and Oak Ridge National Laboratory in 2003, and beta testing of the system at Johns Hopkins University in 2004, BioForce launched the fourth generation, first commercial version of the system in January 2005. In 2006, we initiated our Pilot Placement Program marketing strategy for the Nano eNabler(TM) system. We screened prestigious biomedical and life sciences academic and research facilities for participation in this program by evaluating multiple criteria including: the quality of their proposed research projects; their ability to secure funding should they choose to purchase the system; and their willingness to involve us in the potential applications of their research. Under the terms of the Pilot Placement Program, participating facilities have the right to utilize the Nano eNabler(TM) system in their facility for a specified period of time, usually twelve months. At the conclusion of this period of time we have the right to withdraw the Nano eNabler(TM) system from the facility if it is not purchased by the user. We selected sixteen domestic and four international facilities meeting these criteria to participate in the program. We completed shipment of Nano eNabler(TM) systems to these twenty facilities by the end of 2006.

We have begun the process of withdrawing Nano eNabler(TM) systems from those placement sites where the placement period has elapsed and the facility is not deemed to be making sufficient progress towards a purchase of the instrument. We believe that this may accelerate the purchasing process in certain situations where the instrument was in fact being used on a frequent basis prior to the withdrawal. To date, sales have been completed with five of the Pilot Placement Program participants, units have been removed from eight of the Pilot Placement Program facilities, and seven Nano eNabler(TM) systems remain at Pilot Placement Program participant facilities.

We sold nine Nano eNabler(TM) systems in 2007, accounting for 81% of our revenue. Six of these 2007 Nano eNabler(TM) system sales were to international customers. During 2006 we sold two Nano eNabler(TM) systems, accounting for 61% of our revenue, with one of these sales being to an international customer.

There are currently 25 Nano eNabler(TM) system installations worldwide, sixteen of which are at sites which have purchased the system, seven of which are remaining installations under the Pilot Placement Program, one being the system installed at Johns Hopkins as a part of system beta testing in 2004, and one being an installation at the University of St. Thomas under a scientific collaboration agreement.

We market the Nano eNabler(TM) system using, both domestically and internationally, via a network of distributors, with in-house customer service and technical support. We currently have eleven distributors in place in Europe, Asia and North America. Our distributors are supported by us through training, customer presentations, and access to our field service technicians and field application scientists. Installations are performed by our field service technicians, who also provide training and on-site technical support. Our field application scientists conduct site visits to solicit feedback about the performance of the system in the field, and to discuss potential application opportunities flowing from customer research projects.

We anticipate that the research results of the system's early adopters, including publications in scientific journals and presentations and scientific conferences, will help drive the demand for Nano eNabler(TM) system sales throughout the research community. In addition, we expect several of our remaining placements under the Pilot Placement Program to convert into sales. Finally, as researchers who are using Nano eNabler(TM) systems develop novel ultraminiaturized biological devices, we believe that companies seeking to produce and market those devices on a commercial basis will want to acquire Nano eNabler(TM) systems for the purpose of producing those devices in a manufacturing setting.

Consumable Printing and Surface Patterning Tools

We have developed proprietary consumable products to support the Nano eNabler(TM) system. Marketed with the placement and sales of Nano eNabler(TM) systems and through our on-line store, these products include the following:

      o SPT(TM) surface patterning tools, which are the "print cartridges" of the Nano eNabler(TM) system. The biological materials to be deposited are placed into the surface patterning tool and then deposited in the locations and quantities specified by the user. These tools are available in a variety of formats, enabling users to create diverse types of arrays.

      o Sindex(TM) silicon chips, which are analogous to the "paper" upon which the Nano eNabler(TM) system printing takes place. These chips are index-etched printing surfaces that offer required surface chemistry and readily observable indexing features for easy location and relocation of arrays on chips. Sindex(TM) chips are sold to both Nano eNabler(TM) system users and researchers who are using other deposition technologies.

Sales of consumable printing and surface patterning tools accounted for 3% of our revenue in both 2007 and 2006. 36% and 55% of this revenue was attributable to international sales in 2007 and 2006, respectively. Sales of these products are anticipated to increase as the Nano eNabler(TM) system market matures, as we develop and introduce to the market additional SPT(TM) variations, and as we devote more resources towards the marketing of Sindex(TM) chips to markets outside of our Nano eNabler(TM) system users.

Nano eNabler(TM) System Variations

Our experience in having marketed the Nano eNabler(TM) system to researchers in a variety of scientific fields, and having worked with our installed base of users during 2006 and 2007, has given us valuable data regarding how the instrument is being utilized in various environments. During 2008 we have introduced the first variation on the existing Nano eNabler(TM) system design, the Cyto eNabler(TM) system, in an effort to more closely meet the needs of the cell biology research market,

Patterned Surfaces

Our customers in the area of cell biology often use the Nano eNabler(TM) system to deposit biological material for the purpose of creating what is known as a patterned surface. Individual cells, such as stem cells or cancer cells, are then placed onto this patterned surface in order to study how the cell interacts with, and grows across, this microenvironment. The purpose of this activity is to gain knowledge that will be useful in the development of new, novel therapeutic agents. During 2008 we have initiated an offering of custom surface patterning services.

ProCleaner(TM) UV/Ozone Device

We market our ProCleaner(TM) UV/ozone device for decontaminating materials primarily through our on-line store. Additionally, a ProCleaner(TM) device is included with every Nano eNabler(TM) system sale. ProCleaner(TM) sales accounted for 10% of our revenue in 2007, as compared to 28% in 2006. 43% and 45% of this revenue was attributable to international sales in 2007 and 2006, respectively.

Atomic Force Microscopy and Scanning Probe Microscopy Accessories

Until April 2007, we marketed a line of specialized probes for atomic force microscopes (AFMs) and scanning probe microscopes (SPMs), primarily through our on-line store. Sales of AFM and SPM accessories accounted for 1% of our revenue in 2007, as compared to 5% in 2006. 30% and 45% of this revenue was attributable to international sales in 2007 and 2006, respectively.

Reagent Kits

There are certain reagents which are commonly employed by Nano eNabler(TM) system users. During 2008 we intend to initiate the offering of reagent kits to our Nano eNabler(TM) system customers. We believe that they will have interest in purchasing these materials from a single source, in a packaged format, as opposed to purchasing them from various vendors.

Research and Development

Our future depends heavily upon our ability to develop commercially successful products from intellectual property. We continually explore the possibilities of leveraging our in-house capabilities with external technologies through strategic licensing arrangements, joint development projects, and mergers and acquisitions. We also focus on product and service opportunities that flow from our own research and development efforts and those of our customers and participants in our Pilot Placement Program. One of our current research and development strategies involves exploring how to incorporate the Nano eNabler(TM) system into diagnostic, drug discovery, and microfabrication solutions.

In 2007 and 2006, we spent $1,145,898 and $839,395, respectively, on research and development activities.

We have active research being conducted pursuant to three grants that have been awarded to us by the National Institutes of Health. The total remaining funding available to us under those grants was $578,931 as of June 30, 2008, with those grants having remaining terms of nine to twelve months. One of these existing grant programs has the possibility of additional funding based upon the results of the research being conducted during the current phase of the grant. We anticipate that grants will remain a significant source of funding for our research and development efforts.

The ViriChip(TM) Platform

An example of our diagnostics research and development efforts is the ViriChip(TM) platform, a patented ultramicro scale biosensor platform for detecting and identifying microbial pathogens, in particular viruses. This system could represent a breakthrough in medical virology and in other fields where virus detection is a fundamental necessity, including biodefense and environmental monitoring.

The ViriChip(TM) platform employs the Nano eNabler(TM) system to create miniature arrays of multiple biological substances, such as antibodies, to which differing pathogens will adhere. These arrays are then exposed to pathogens for relatively short periods of time, resulting in the pathogens binding to a particular location on the array. The conceptual NanoReader(TM) device is then used to determine, via MSP(TM) molecular surface profiling, which pathogens are present.

The key advantages of the ViriChip(TM) platform over conventional methods of pathogen detection are anticipated to include:

      o Multiplicity - the number of different pathogens that can be detected in one test;

      o Speed of detection - the ViriChip(TM) platform provides results in as little as thirty minutes to two hours;

      o Sensitivity - the ultraminiaturized nature of the system and the single virus detection capability of MSP(TM) detection create opportunities for sensitivities that match or exceed commonly used methods such as the Enzyme Linked ImmunoSorbant Assay (ELISA);

      o Robustness - the ViriChip(TM) platform is able to work under environmental conditions under which the polymerase chain reaction
            (PCR), the most commonly used genomic detection method, is not viable;

      o Nondestructive Detection - pathogens are left intact for subsequent cell culturing and further testing by PCR and ELISA; and

      o Portability - because the Nano eNabler(TM) system allows for the construction of ViriChips(TM) of a very small size, the NanoReader(TM) device can be as small as a teacup, allowing it to be very portable.

The ViriChip(TM) platform can be both a tool for diagnosis of known viruses or discovery of new viruses. Its ultraminiaturized capabilities make it amenable to detecting pathogens in a large number of physical formats.

A project testing the efficacy of the ViriChip(TM) platform against Hepatitis B samples is underway. Our plans for continued research and development of the ViriChip(TM) platform include testing the system using a greater diversity of pathogens and development of the NanoReader(TM) device. We are actively seeking funding for this next stage of product research and development. It is our intent to attract appropriate partners with whom to develop the ViriChip(TM) platform into a commercial product. Activities with these partners would include conducting clinical trials in preparation for regulatory approval.

Chip-on-a-Tip(TM) Platform

Chip-on-a-Tip(TM) is a means of delivering a miniaturized diagnostic test to a cellular sample at the end of a device such as a probe or swab. The Nano eNabler(TM) system is an ideal means of constructing the required miniaturized test. Our in-house proof of principle testing of this concept continues.

Other Scientific Applications

In many contexts the advantages of transitioning from the micro scale to the ultramicro scale and, ultimately, the nano scale for biomedical and life sciences applications are profound. One gains increased throughput, portability, and integration with lab-on-a-chip type devices that use significantly reduced amounts of samples, making possible a detailed and meaningful biomedical analysis from just a few cells. This capability creates the opportunity for the development of minimally invasive diagnostic tests for cancer, diabetes, and other diseases.

Our applications research and development efforts include the use of ultramicroarrays to analyze small numbers of cancer cells, and the protein biomarkers that they generate. Using the Nano eNabler(TM) system, we have created a unique assay structure to handle extremely small sample volumes like those obtained by laser capture microdissection (LCM). We have reliably detected Prostate Specific Antigen (PSA) and another protein biomarker from as few as four cells.

Nano eNabler(TM) System Modifications

We work closely with the users of the Nano eNabler(TM) system to get feedback on the instrument's performance in their environment. This gives us useful information regarding the type of enhanced system functionality that they would like to see in future versions of the system's hardware and software. We release new versions of the Nano eNabler(TM) system control software to our customers approximately semi-annually. Hardware engineering changes are made less frequently, and apply only to instruments yet to be built.

During 2008 we have introduced the first variation Nano eNabler(TM) system specifically configured for the needs of a particular market. This instrument, marketed as the Cyto eNabler(TM) system, is targeted to address the unique requirements of the cell biology market. While the existing Nano eNabler(TM) system is being successfully used by cell biologists, our experience indicates that a meaningful portion of this market does not require all of the system flexibility built into the current version.

A variation of the Nano eNabler(TM) system which we anticipate developing is one to meet the needs of companies that will seek to produce and market ultraminiaturized biosensor devices on a commercial basis. Those users will place an emphasis on the ability of the instrument to perform a specific task at a very high rate of speed in a manufacturing or production environment. This instrument, tentatively labeled as the Nano eNabler HT, will be introduced as demand for such a unit is driven by discoveries and inventions within the biosensor research community.

Intellectual Property

We view our intellectual property as a significant corporate asset. Our focus is on creating a strong intellectual property presence in ultramicro to nano scale products and solutions for the life sciences and biomedical industries. We expend significant resources in establishing and preserving strong patent and technology barriers around our ultramicro to nano scale technology in order to create a strong presence in the industry, while attempting to minimize potential conflict with existing patents.

We selectively determine the intellectual property for which we will seek patent or trademark protection. We continually evaluate the ongoing value of pursuing this protection during the application process, and once a patent or trademark is issued, the value in continuing to maintain and defend the patent or trademark. We seek comprehensive intellectual property coverage in the United States and in the foreign markets we consider most relevant for future commercialization opportunities. Our intellectual property protection strategy also relies upon: trade secret, common law trademark and copyright protection; securing "freedom to operate" opinions; non-disclosure, non-competition and licensing agreements; and limited, selective information distribution.

We have developed a comprehensive intellectual property strategy around our product family. Some of the components of this strategy include the following:

      o We developed and market the Nano eNabler(TM) system, a unique and company-owned technology that allows deposition of biological material, such as proteins or DNA, onto a variety of surfaces. We have a patent on the compilation of components constituting the Nano eNabler(TM) system for the purpose of material deposition.

      o Our SPT(TM) surface patterning tool, which is the device used by the Nano eNabler(TM) system to deposit biological material, is a patent-pending product owned by us.

      o Sindex(TM) silicon chips are indexed-etched substrates onto which materials can be deposited using the Nano eNabler(TM) system or alternative deposition methods. This is a patented product owned by us.

      o The ViriChip(TM) platform, which employs the Nano eNabler(TM) system to create surface patterned arrays of multiple biological substances, such as antibodies, to which differing pathogens will adhere, is patented technology developed and owned by us.

      o We are developing a unique method of non-destructive "reading" of samples, based on MSP(TM) molecular surface profiling. The NanoReader(TM) device, which embodies this concept, will complete the ViriChip(TM) platform and create a new and powerful biosurface analysis strategy. We believe that this concept may include patentable, inventive elements.

Because the market for ultramicro to nano scale surface patterning technology is so new, and establishing a foothold in it is so critical, the competition to secure intellectual property ownership rights is significant. As explained in detail elsewhere in this report under the heading "Legal Proceedings," certain of our established patent rights in this area have in the past come under challenge.

In the U.S. we own eight patents and have five patent applications pending. Multiple patent applications related to our patents and applications are pending in several countries. We also license two patents on an exclusive basis from Iowa State University, with the durations of these licenses in the U.S. being at least the lives of the patents. None of our current products utilize the technology covered by these licensed patents.

We also hold multiple trademarks in the United States and several foreign jurisdictions.

Sales and Marketing

We have focused our initial sales and marketing strategies on penetrating the market for ultramicro to nano scale instrumentation in the biomedical and life sciences industries. We believe that the available market for our existing products includes instrumentation for biosensor manufacturing environments. The larger multi-billion dollar markets in which we aim to participate in the future include: biochips; microarrays; molecular diagnostics; and molecular detection.

The sales strategy for our platform instrumentation product, Nano eNabler(TM) system, depends in large part upon assisting the market in discovering the need for this revolutionary tool in the nascent field of bio-nanotechnology. To this end, in 2006, we initiated our Pilot Placement Program, under which we selected prestigious domestic and international research facilities in which to place the instrument. The sites selected for placement were carefully screened for: their interest in using the instrument; the quality of the research projects that they proposed for the use of the instrument; the name recognition of the research facilities and their scientists; the likelihood that use of the instrument would end up recorded in publishable papers; the likelihood that the sites would buy the instrument; and their willingness to allow us to participate in the development of new applications generated from the use of the instrument. By the end of 2006 we had shipped 20 Nano eNabler(TM) systems under the Pilot Placement Program.

Our sales strategy includes encouraging our customers and the placement sites to publish papers involving the use of the Nano eNabler(TM) system, thus creating demand for Nano eNabler(TM) systems throughout the research community. We are also encouraging our remaining Pilot Placement Program sites to buy or initiate funding solutions for purchase of the instruments they are using. We have begun the process of withdrawing Nano eNabler(TM) systems from those placement sites where the placement period has elapsed and the facility is not deemed to be making sufficient progress towards a purchase of the instrument. Eight such withdrawals have occurred to date. It is believed that these withdrawals may accelerate the purchasing process in certain situations where the instrument was in fact being used on a frequent basis prior to its withdrawal.

We market the Nano eNabler(TM) system using, both domestically and internationally, a network of distributors, with in-house customer service and technical support. We currently have eleven distributors in place in Europe, Asia and North America. Our distributors are supported by us through training, customer presentations, and access to our field service technicians and field application scientists. We also engage in direct selling efforts through exhibits and presentations at trade shows and scientific meetings in the United States. Our field service technicians install the systems, and provide training and on-site technical support. Our field application scientists conduct site visits to solicit feedback about the performance of the system in the field, and to discuss potential application opportunities flowing from customer research projects.

It is our anticipation that as researchers who are using Nano eNabler(TM) systems develop novel ultraminiaturized biological devices, companies seeking to produce and market those devices on a commercial basis will need to acquire Nano eNabler(TM) systems for the purpose of producing those devices in a manufacturing setting. We will accelerate our sales and marketing efforts towards these commercial entities as we see the development of discoveries amongst our customers who are utilizing the Nano eNabler(TM) system for biosensor research.

During 2008 we have initiated the offering of custom surface patterning services to the cell biology market, which includes academic and industrial researchers. We market this offering via the same field sales staff and distributor network that currently markets the Nano eNabler(TM) system, as well as through internal marketing programs.

We believe that it would be advantageous to have an arrangement with one or more sales and marketing partners who would make our products available for sale by their sales representatives. We have no such relationships in place at this time, but identifying and entering into an agreement with such a partner or partners is a key part of our sales and marketing strategy.

With regard to our scientific applications, our strategy is to enter into partnership agreements with larger organizations which have the financial and sales and marketing resources necessary to take products such as these through the Food and Drug Administration's approval process and ultimately distribute those products into the appropriate markets. At such time as a specific application under development, either exclusively by us or in conjunction with one of our Nano eNabler(TM) system users, has reached a point in its scientific development where we believe it has achieved the level of validation necessary to attract such a partner, we will actively seek those partnerships.

Competition and Other Factors

The Nano eNabler(TM) system and associated products are unique and proprietary. However, there are other means of accomplishing similar but not identical results to those achieved by our products. These other means include micro-contact printing, nanopipettes, AFM-based nanolithography, PDMS stamping and ink-jet printing.

We believe the Nano eNabler(TM) system stands out from these other products due to its unique mix of features. The Nano eNabler(TM) system combines in one product features including: patterning flexibility; high precision; rapid printing; reduced clogging of the printing stylus; reliability; multiplexing; ability to create one to twenty micron feature sizes; and biological compatibility. We believe that researchers and companies looking for this unique mix of capabilities will turn to the Nano eNabler(TM) system as their solution of choice.

Many of the companies that supply these products that may be considered to be competitive with the Nano eNabler(TM) system have or may have substantially greater research and product development capabilities and financial, scientific, production, marketing and human resources than us. Some of these companies include: Affymetrix, Agilent, Hewlett Packard, Nanonics, NanoInk and Veeco. While these companies are active in the research instrumentation market, in our estimation their products are not directly competing with the Nano eNabler(TM) system.

Our scientific applications that are either currently under development or may be developed in the future may compete with companies engaged in the biochip, microarray, molecular diagnostics and molecular detection markets. Some of these companies include Affymetrix, BioRad, Lab Corp, Perkin Elmer and Quest Diagnostics. As is the case with our competitors in the instrumentation market, many of these companies either have or may have substantially greater resources than us.

As a result, these companies may succeed in developing products earlier than we do, in obtaining approvals from government regulatory agencies more quickly than we can, if needed, or in developing products that are more effective than those we develop. Similarly, entities with which we may collaborate face similar competitive factors. We expect competition to intensify.

We purchase our materials and components from independent suppliers. We generally seek to have alternative sources for major items, although we are sometimes dependent on a single supplier or a few suppliers for some items.

Government and Environmental Regulations

The development, manufacture and sale of our current products have not required registration under the U.S. Food, Drug and Cosmetic Act or any other domestic or international laws or regulations. We anticipate, however, that some products that we may develop as a result of our research and development activities, as well as some product applications we pursue with customers, may require such registration in order to market and sell the resultant products. The process of obtaining regulatory approval is typically costly and time consuming, and involves a high level of uncertainty as to its outcome. Preparation for seeking registration requires manufacturers to follow stringent development, testing and manufacturing protocols, among other things.

We are in the early stages of preparing for implementation of this level of regulation, and anticipate seeking experienced entities with which to partner to achieve compliance. We have submitted to and passed inspections under the FDA's Good Laboratory Practices regulations.

Our activities are regulated by various other state and federal laws designed to protect workers and the environment. Some of these laws include the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, and the Toxic Substances Control Act. These laws apply to the use, handling and disposal of various biological and chemical substances used in our processes. We believe we are in material compliance with these laws and that continued compliance will not have a materially adverse effect on our business.

Employees

As of June 30, 2008, we employed 18 full-time and 2 part-time persons. Our employees are not represented by any union, nor have we entered into or anticipate entering into any collective bargaining agreements in the near future. We believe our relationship with our employees is good.

Reports to Security Holders

We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You may inspect these documents and copy information from them at the Commission's public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission's public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

Description of Property

We operate within a 6,000 sq. ft. office, laboratory, and research and development facility, and a 2,000 sq. ft. production facility. These facilities are located in Ames, Iowa. These facilities provide dedicated space for the research and development and production of the Nano eNabler (TM) system, the ProCleaner(TM) device and other non-microfabricated products.

These facilities are adequate for their anticipated purposes through 2008. The lease for our current facilities is a month to month arrangement, with six months notice of intent to cancel required from either us or the landlord.

SPT(TM) surface patterning tools and Sindex(TM) chips are currently fabricated primarily by a consultant at an off-site microfabrication facility (the University of Minnesota IT Nanofabrication Center). We have established a contractual arrangement for its use of and access to this facility. This arrangement is adequate for 2008.

Legal Proceedings

We are subject to potential liability under contractual and other matters and various claims and legal actions which may be asserted. These matters arise in the ordinary course and conduct of our business. While the outcome of the potential claims and legal actions against us cannot be forecast with certainty, we believe that such matters should not result in any liability which would have a material adverse effect on our business. We are not currently subject to any material pending legal proceedings and, to the best of our knowledge, no such actions against us are contemplated or threatened except as set forth below.

On November 30, 2005, BioForce received notice that a request for reexamination of its U.S. Patent 6,573,369 ("Patent 369"), which was issued to BioForce on June 3, 2003, was filed by NanoInk, Inc. with the U.S. Patent and Trademark Office ("US PTO"). This patent describes an array of biomolecules where the domain sizes are less than one micron squared. The US PTO granted the request for reexamination and initially rejected all but one of BioForce's patent claims. On June 29, 2007, we submitted an Appeal Brief to the US PTO appealing the determination. On October 2, 2007, the US PTO issued a notice of its intent to confirm three of the patent claims, and to close its further reexamination of the patent.

On February 8, 2007, we received notice that a request for reexamination of our U.S. Patent No. 6,998,228, which was issued to BioForce on February 14, 2006, was filed by NanoInk, Inc. with the US PTO. This patent describes a process for depositing biomolecules onto surfaces to create domains with an area of less than one micron squared. This patent and a patent application filed by BioForce are divisionals of the provisional patent application from which Patent 369 issued. The US PTO accepted the request for reexamination and conducted the reexamination. On April 1, 2008 the US PTO issued a notice of its intent to confirm eight of the patent claims as submitted, to confirm 32 of the patent claims as amended, to disallow four of the patent claims, and to close its reexamination of the patent.

On February 20, 2008, we received notice that a vendor had initiated a legal proceeding against us in the Superior Court of Justice in Ontario, Canada. The dispute in this matter is over the amount of compensation due to the vendor for work that they performed. The vendor is requesting damages in the amount of $50,000 plus court costs in their claim. We intend to vigorously defend ourselves in this mater and believe that our position has merit.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On February 1, 2006, we changed the trading symbol of our Common Stock, which is quoted on the OTC Bulletin Board, from "SRVV" to "BFNH." As of July 9, 2008, we had approximately 250 holders of record of our Common Stock, which does not take into consideration shares held in brokerage accounts or in other nominee names.

Prior to our acquisition of BioForce on February 24, 2006, our stock was not actively traded The last reported trade for our stock on July 9, 2008 was $0.25 per share.

The following table sets forth, for the periods indicated, the range of high and low bid quotations for our common stock as quoted on the OTC Bulletin Board. The reported bid quotations reflect inter-dealer prices without retail markup, markdown or commissions, and may not necessarily represent actual transactions.

                  2006                   High             Low
                  ----                   ----             ---
              First Quarter(1)           $5.25           $2.50
              Second Quarter             $4.50           $2.00
              Third Quarter              $3.35           $1.50
              Fourth Quarter             $2.25           $1.60

                  2007                   High             Low
                  ----                   ----             ---
              First Quarter              $5.00           $1.01
              Second Quarter             $2.10           $0.80
              Third Quarter              $0.95           $0.40
              Fourth Quarter             $1.00           $0.40

                  2008                   High             Low
                  ----                   ----             ---
              First Quarter              $0.80           $0.32
              Second Quarter             $0.59           $0.30

Dividend Policy

We have not declared or paid cash dividends or made distributions in the past on our Common Stock, and we do not anticipate that we will pay cash dividends or make distributions in the foreseeable future. We currently intend to retain and invest future earnings to finance operations.

Our Series A Convertible Preferred Stock calls for a dividend of 8% annually, payable as of June 30 and December 31 of each year. The dividend may be paid, at our option, either in cash or in shares of our Common Stock, based upon a formula specified in the Certificate of Designations for the Series A Convertible Preferred Stock. We elected to pay the dividend for the period August 31, 2007 to December 31, 2007 via the issuance of 16,451 shares of our Common Stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Management's discussion and analysis provides a review of our operating results for the three month periods ended March 31, 2008 and 2007 and the years ended December 31, 2007 and 2006, and our financial condition at March 31, 2008 and December 31, 2007. The focus of this review is on the underlying business reasons for significant changes and trends affecting our revenues, net losses, cash flows and financial condition. This review should be read in conjunction with the accompanying consolidated financial statements and related notes thereto included in this prospectus.

History

Under the terms of our acquisition and merger agreement with BioForce, BioForce merged with our subsidiary in February 2006, with BioForce being the surviving entity. Prior to the merger with BioForce, our only business was the search for an appropriate acquisition or merger candidate.

Results of Operations for the three months ended March 31, 2008 and 2007

Revenues

Our revenues of $403,567 for the three months ended March 31, 2008 represented an increase of $44,812 (12.5%) over revenues of $358,755 for the three month period ended March 31, 2007. The increase was primarily attributable to the sale of five Nano eNabler(TM) systems during the three month period ended March 31, 2008, as compared to three Nano eNabler(TM) systems having been sold during the three month period ended March 31, 2007, and increases in the services and warranty revenues associated with our Nano eNabler(TM) customers.

Three of the five Nano eNabler(TM) systems sold during the three months ended March 31, 2008 were to customers who were participants in our 2006 Pilot Placement Program. Participants in that program typically receive favorable pricing when they purchase a Nano eNabler(TM) system in recognition of their assistance with the product's launch. None of the Nano eNabler(TM) system sales during the first quarter of 2007 were to Pilot Placement Program sites. As a result, the average selling price of the Nano eNabler(TM) systems sold during the first quarter of 2008 was lower than that of the systems sold during the first quarter of 2007.

Total revenues for the three month periods ended March 31, 2008 and 2007 were made up of the following components:

                                                                        2008           2007
                                                                        ----           ----
    Nano eNabler(TM) system sales                                    $  320,894     $  295,258
    Nano eNabler(TM) system installation and training services           11,620          2,408
    Nano eNabler(TM) system warranties                                   10,537          3,364
    SPT(TM) surface patterning tools and Sindex(TM) silicon chips         4,440         13,188
    ProCleaner(TM) instrument sales                                      35,495         34,535
    AFM products                                                             --          9,202
    Other                                                                20,581            800
                                                                     ----------     ----------
    Total revenues                                                   $  403,567     $  358,755
                                                                     ==========     ==========

International sales represent a significant portion of our business, with two of our five Nano eNabler(TM) system sales and 67% of our ProCleaner(TM) instrument revenues coming from international markets during the first three months of 2008. The percentage of our business attributable to international customers has not changed significantly during the past three years.

In April 2007, we discontinued our business activities related to the production and sale of our AFM products. These activities did not constitute a material portion of our business operations.

Gross Margins

Overall gross margins were 46.9% during the first three months of 2008, as compared to 49.1% during the first three months of 2007. The gross margin decrease from 2007 to 2008 was a result of adding manufacturing capacity, and therefore manufacturing overhead, subsequent to March 31, 2007.

Operating Expenses

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method for our stock compensation plans. Our operating expenses for the three months ended March 31, 2008 reflect $170,219 of costs recorded as a result of the implementation of SFAS 123R, as compared to $306,613 for the first three months of 2007.

Research and development costs for the three month period ended March 31, 2008 were $298,490 as compared to $278,800 for the three month period ended March 31, 2007. The $19,690 (7.06%) increase from 2007 to 2008 was primarily a result of compensation costs related to our establishment of the Chief Science Officer position in January 2008.

Sales and marketing costs for the three month period ended March 31, 2008 were $289,695 as compared to $306,008 for the three month period ended March 31, 2007. The $16,313 (5.3%) decrease from 2007 to 2008 was primarily a result of our elimination of the Director of Communications position in August 2007.

General and administrative costs for the three month period ended March 31, 2008 were $442,975 as compared to $658,708 for the three month period ended March 31, 2007. The $215,733 (32.8%) decrease from 2007 to 2008 was primarily a result of our Chief Operating Officer being appointed as our Chief Executive Officer in January 2008, and elimination of the Chief Operating Officer position as of that same date, elimination of our General Counsel position in September 2007, and a reduction in the general and administrative costs recorded as a result of implementation of SFAS 123R.

Reimbursement of grant expenses represents amounts that we were reimbursed under grants from the U.S. National Institutes of Health. Amounts received during the three months ended March 31, 2008 were $99,895 as compared to $124,923 during the three month period ended March 31, 2007. The decrease from 2007 to 2008 reflects our reduced spending on non-salary costs of grant-related activities.

Interest and Other Income

Interest and other income for the three months ended March 31, 2008 was $1,540 as compared to $22,136 for the three months ended March 31, 2007. The decrease from 2007 to 2008 is a result of lower average cash balances available for investment during 2008.

Interest Expense

Interest expense for the three months ended March 31, 2008 was $5,779, as compared to $3,009 for the three months ended March 31, 2007. The increase from 2007 to 2008 is a result of costs associated with borrowings on our accounts receivable financing facility which was put into place during 2008.

Net Loss

As a result of the above-mentioned items, our net loss for the three months ended March 31, 2008 was $746,162, as compared to a net loss of $923,317 for the three months ended March 31, 2007. During the three months ended March 31, 2008 there were dividends recorded on our Series A Convertible Preferred Stock of $10,000, resulting in a net loss on Common Stock for the period of $756,162. There were no such dividends during the three months ended March 31, 2007.

Results of Operations for the years ended December 31, 2007 and 2006

Revenues

Our 2007 revenues of $1,125,030 represented an increase of $709,943 (171.0%) over 2006 revenues of $415,087. The increase was primarily attributable to the sale of nine Nano eNabler(TM) systems during 2007 as compared to two Nano eNabler(TM) systems in 2006.

Total revenues for 2007 and 2006 were made up of the following components:

                                                                            2007            2006
                                                                            ----            ----
    Nano eNabler(TM) system sales                                       $   906,732     $   251,256
    Nano eNabler(TM) system installation and training                        15,122           7,363
    Nano eNabler(TM) system warranties                                       21,748           6,862
    SPT(TM) surface patterning tools and Sindex(TM) silicon chips            30,639          12,913
    ProCleaner(TM) instrument sales                                         111,365         114,780
    AFM and SCM accessories                                                  14,963          21,213
    Other                                                                    24,461             700
                                                                        -----------     -----------
    Total revenues                                                      $ 1,125,030     $   415,087
                                                                        ===========     ===========

International sales represent a significant portion of our business, with six of our nine Nano eNabler(TM) system sales, 36% of our SPT(TM) surface patterning tools and Sindex(TM) silicon chips revenues, and 43% of our ProCleaner(TM) product revenues coming from international markets during 2007, as compared to one of our two Nano eNabler(TM) system sales, 55% of our SPT(TM) surface patterning tools and Sindex(TM) silicon chips revenues, and 45% of our ProCleaner(TM) product revenues in 2006.. The percentage of our business attributable to international customers has not changed significantly during the past three years.

In April 2007, we discontinued our business activities related to the production and sale of our AFM and SPM accessories. These products did not constitute a material portion of our business operations, accounting for 5% of our revenues during 2006.

Gross Profit

Overall gross profit was $523,846 in 2007, as compared to $215,938 in 2006. The higher gross profit in dollar terms is a result of the significant increase in revenues from 2006 to 2007.

Gross profits as a percentage of revenues were 46.6% in 2007 and 52.0% in 2006. During 2007 we increased our staffing and space for the production of Nano eNabler(TM) systems, causing the decrease in our gross profit percentage.

Operating Expenses

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123R, "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method for our stock compensation plans. Our 2007 operating expenses reflect $1,036,390 of costs recorded as a result of the implementation of SFAS 123R, as compared to $855,958 for 2006.

Research and development costs for 2007 were $1,145,898 as compared to $839,395 in 2006. The $306,503 (36.5%) increase from 2006 to 2007 was a primarily a result of an increased level of research and development staffing, initial work done during 2007 on a redesign of the Nano eNabler(TM) system, and an increase in the research and development costs recorded in 2006 as a result of implementation of SFAS 123R.

Sales and marketing costs for 2007 were $1,231,556 as compared to $733,400 in 2006. The $498,156 (67.9%) increase from 2006 to 2007 was primarily a result of significantly increased levels of staffing, travel and other costs associated with our Nano eNabler(TM) system Pilot Placement Program, an increase in sales commission expense, increased efforts to make the marketplace aware of our products, and an increase in the sales and marketing costs recorded as a result of implementation of SFAS 123R.

General and administrative costs for 2007 were $2,493,864 as compared to $2,029,018 in 2006. The $464,846 (22.9%) increase from 2006 to 2007 was primarily a result of salary and hiring costs associated with our addition of a Chief Financial Officer in January 2007, severance costs associated with the elimination of our General Counsel position in September 2007, increased efforts to make the public and investment community aware of our company, and increased levels of spending on professional fees related to the defense of our patents, securities law matters, and general corporate matters.

Reimbursement of grant expenses represents amounts that we were reimbursed under grants from the U.S. National Institutes of Health. Amounts received during 2007 were $552,385 as compared to $239,565 in 2006. The $312,820 (130.6%) increase from 2006 to 2007 reflects our increased levels of spending on grant-related activities as well as additional grant funding that was awarded to us.

Interest Income

Interest income for 2007 was $44,898 as compared to $156,583 in 2006. The decrease from 2006 to 2007 is a result of lower average cash balances available for investment during 2007.

Interest Expense

Interest expense for 2007 was $11,767 as compared to $984,356 in 2006. Included in the interest expense figure for 2006 is a non-cash amount related to the beneficial conversion feature of convertible debt. The debt associated with this beneficial conversion amounts was incurred during 2004 and 2005, and was converted to equity in February 2006. The conversion to equity triggered recognition as expense of the value of the beneficial conversion feature that had not been expensed during 2004 and 2005, causing the significant increase in 2006 expense related to this item. Interest expense other than beneficial conversion feature charges was $37,039 in 2006, which is higher than in 2007 as a result of $1,550,000 of convertible debt financing which was outstanding through February 2006.

Debt Forgiveness Income

A loan of $150,000 from the State of Iowa, which was forgivable based upon the achievement of certain milestones, was formally forgiven as of August 2007. This resulted in debt forgiveness income of $164,250, representing the principal balance plus $14,250 of interest expense which had been accrued on the loan prior to its forgiveness.

Abandoned Stock Offering Costs

During 2007 we issued 100,000 shares of our Common Stock, valued at $256,500, to an investment bank as a retainer for their services. In August 2007 we completed a private placement of our Series A Convertible Preferred Stock and warrants to purchase shares of our Common Stock. This placement was completed without the assistance of the investment bank to which the retainer shares were issued, and we do not anticipate that this investment bank will arrange a future financing for us. Accordingly, during the third quarter of 2007 we wrote off the costs of issuing the retainer shares, which had been deferred at the time that the shares were issued.

Net Loss

As a result of the above-mentioned items, our net loss was $3,854,206 in 2007, as compared to a net loss of $3,974,083 in 2006. During 2007 there was a deemed dividend recorded on the issuance of our Series A Convertible Preferred Stock of $142,294, and dividends on our Series A Convertible Preferred Stock of $13,333, resulting in the net loss on Common Stock for the year of $4,009,833. There were no such Preferred Stock dividends in 2006.

Forward Looking Statements - Results of Operations

We anticipate that our revenues for the remainder of 2008 and for 2009 will greatly depend upon our ability to sell Nano eNabler(TM) systems and our recently launched Cyto eNabler(TM) system for cell biologists, and acceptance of our recently launched service to perform custom surface patterning.

We believe that our gross margins as a percentage of revenues will increase as our manufacturing volumes increase and opportunities for efficiencies of scale are realized.

We expect our levels of operating expenses to increase as our business expands. In particular, we foresee increases in our sale and marketing expenditures as we seek to increase access to the available markets for our products.

Liquidity and Capital Resources

As of March 31, 2008

Our cash reserves were $57,773 on March 31, 2008, as compared to $268,930 as of December 31, 2007. Our net working capital at March 31, 2008 was $482,456, as compared to net working capital of $1,072,145 at December 31, 2007. The decrease in working capital is attributable to our loss from operations during the first quarter of 2008.

We used $217,599 of cash in our operating activities during the three month period ended March 31, 2008, as compared to $950,837 in the first three months of 2007 for these purposes.

We used cash of $71,726 during the first three months of 2008 to purchase equipment and pay for the costs of patenting and trademarking our intellectual property, as compared to $136,870 for these purposes during the three months ended March 31, 2007.

During the first three months of 2008 we used $27,186 to make payments on long-term debts, as compared to $11,147 during the first three months of 2007 for this purpose.

We have been financed to date through revenues from sale of our products, private equity offerings, loans from related parties, governmental grants and loans from government entities. While our revenues have been increasing, and we expect this trend to continue, we anticipate that we will continue to require external financing in order to fund our operations.

During the first quarter of 2008 we put into place an accounts receivable factoring facility with a finance company. This facility gives us the opportunity to accelerate the availability of cash from the sale of our products. Subject to the finance company's approval of the credit of the individual customer, we are able to sell customer invoices and receive advances of 80% of the amounts invoiced to domestic customers, and 70% of the amounts invoiced to international customers, with the remainder of the invoice amount, less financing costs, paid to us at the time that the customer pays the invoice. During the first quarter of 2008 we received $120,354 in proceeds from this factoring relationship.

During the first quarter of 2008 we put into place a master equipment lease agreement with a lease finance company. This agreement allows us to obtain lease financing for up to $150,000 of computer and scientific laboratory equipment through December 31, 2008. We were able to complete a sale/leaseback transaction in April 2008 under the terms of this agreement, generating $22,813 of proceeds from the sale and leaseback of certain computer equipment that we purchased during 2007.

On June 10, 2008, we sold 300,000 investment units (the "2008 Units") at a price of $1.00 per 2008 Unit, resulting in $300,000 in gross proceeds to the Company, to investors in a private placement. Each 2008 Unit consisted of $1.00 in amount of our convertible secured promissory notes (the "Notes"), and three five-year warrants to purchase one shares of Common Stock at an exercise price of $0.30 per share. Net cash proceeds received from this transaction were $280,000.

It is our intention to continue to augment our cash reserves via the issuance of our equity securities in private placements, or by incurring additional debt, in amounts such that we will be able to finance our continuing operations. We have engaged the services of several investment banking firms and placement agents to assist us with our efforts to attract investment capital. If we are unable to identify additional sources of capital, we will be required to limit certain of our business activities, including sales and marketing expenditures as well as research and development activities, and eventually, if we are unable to secure additional capital, cease operations.

Due to the fact that we are still at an early stage of development of the market for the Nano eNabler(TM) system and our other products, we have sustained significant operating losses and are dependent upon debt and equity financing, increased revenues from the sale of our Nano eNabler(TM) system and other products, and continued grant receipts to fund our future operations. Our ability to continue as a going concern is dependent on our ability to raise capital for marketing our products and to increase revenues to cover operating expenses. If we are unable to secure adequate financing or increase revenues, there is substantial doubt about our ability to continue as a going concern.

We need to obtain additional capital no later than July 31, 2008 in order to sustain our operations. While it is possible that we will be able to generate some of the needed capital via sales of our products and services, our need to obtain additional debt or equity financing is clear, and such financing likely must be obtained by July 31, 2008 for us to meet on a timely basis our obligations to employees and vendors.

As of December 31, 2007

We used $2,747,933 of cash in our operating activities during 2007, as compared to $2,655,003 during 2006. We also used cash of $385,864 during 2007 to purchase equipment and pay for the costs of patenting and trademarking our intellectual property, as compared to $348,418 for these purposes during 2006.

During 2007 we received $68,201 in proceeds of debt financings, and utilized $70,667 to make payments on outstanding long-term debt. During 2006 there were no such proceeds, and $37,046 was utilized to make payments on outstanding long-term debt.

In August 2007 we issued units, consisting of shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our Common Stock, to an investor for gross proceeds of $500,000. Net cash proceeds received from this transaction were $360,840. Included within the warrants issued in this transaction were warrants to purchase 1,000,000 shares of our Common Stock at a price of $0.50 per share, which were exercised by the investor in November 2007. Net cash proceeds from the warrant exercise were $455,000.

During 2006, we received $5,280,156 of net cash proceeds from the issuance of our Common Stock in a private placement.

We paid for $256,500 of financing services during 2007 via the issuance of shares of our Common Stock, and to satisfy $1,635,641 of our debt obligations through the issuance of shares of our Common Stock during 2006.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements.

Critical Accounting Policies

Our discussion and analysis of our financial position and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported revenues and expenses during the period.

Inflation

Inflation did not have a significant impact on our past operations. We continue to monitor the impact of inflation in order to minimize its effects through pricing strategies, productivity improvements and cost reductions.

Market Risks

We expect that many of the customers for our Nano eNabler(TM) system, in particular those that are academic or other research institutions, would have to seek grant funding from the U.S. National Institutes of Health, or other government sources, to fund their Nano eNabler(TM) system purchases. Accordingly, our revenues and future profitability will be somewhat dependent upon the total budgets available to those grant sources.

Our foreign currency risk relates to the sales of products to customers located outside of the United States. We have historically generated approximately 50% of our revenues from international customers. If our international revenues continue to increase, we will look to manage our foreign currency risk via hedging or other methods.

                                   MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and offices held, if any, of our current directors and executive officers.

-----------------------------------------------------------------------------------------------------
Name                                    Age                   Positions and Offices Held
-----------------------------------------------------------------------------------------------------
Kerry M. Frey                           62         Director, President and Chief Executive Officer
Eric R. Henderson, Ph.D.                52       Director, Executive Vice President and Chief Science
                                                                       Officer
Gregory D. Brown                        46        Executive Vice President, Chief Financial Officer,
                                                               Secretary and Treasurer
Larry Gold, Ph.D.                       66                             Director
Jean-Jacques Sunier                     47                             Director
Michael D. Dunham                       62                             Director
-----------------------------------------------------------------------------------------------------

Directors hold office until the next annual meeting of stockholders or a special stockholders' meeting is called for the purpose of electing directors, and until their successors have been duly elected and qualified, or until their resignation or removal from office. There are no agreements with respect to the election of directors. Officers are appointed annually by the Board and each executive officer serves at the discretion of the Board. Other information about these listed individuals regarding time periods served, business experience over the past five years and, for directors, directorships held in reporting companies is as follows:

Kerry M. Frey. Mr. Frey was elected a director by our Board effective April 11, 2006. He was appointed to the position of Chief Executive Officer by our Board on January 21, 2008, and to the position of President by our Board on June 13, 2007. Mr. Frey's employment with us as Chief Operating Officer started on June 1, 2006, a position which he resigned effective with his appointment as our Chief Executive Officer. Our Board appointed him our non-employee Chief Operating Officer on March 13, 2006. He also held the position of Treasurer from November 30, 2006 until January 25, 2007. Mr. Frey provided management consulting services through his company BioMedical Consulting, LLC to BioForce Nanosciences, Inc. ("BioForce"), who we acquired on February 24, 2006, starting in the fourth quarter of 2005. Prior to his consultancy with BioForce and us, Mr. Frey was the President of Innovation Development Partners, LLC (2003 -
2006), and the President and Chief Operating Officer of Medisys Technologies Inc. (1997 - 2002). Mr. Frey earned a BA from Southeastern Louisiana University.

Eric R. Henderson, Ph.D. Dr. Henderson became a director on February 24, 2006 as a result of our acquisition of BioForce. Our Board appointed him President and Chief Executive Officer on March 13, 2006. Dr. Henderson tendered to our Board his resignation as President on June 13, 2007. On January 21, 2008 our Board appointed Dr. Henderson to the positions of Executive Vice President and Chief Science Officer, and accepted his resignation as Chief Executive Officer. Prior to our acquisition of BioForce, Dr. Henderson had served since its inception as a director and the Chief Science Officer, Chief Executive Officer, Chairman of the Board and Secretary of BioForce. He founded BioForce in 1994 while a Professor of Genetics, Development and Cell Biology at Iowa State University, in which capacity he continues to serve. He holds a BA in Biology and a Ph.D. in Molecular Biology from the University of California, Los Angeles.

Gregory D. Brown. Mr. Brown was appointed Executive Vice President by our Board on June 13, 2007. Mr. Brown started his employment as our Chief Financial Officer on January 15, 2007. He was appointed Treasurer by our Board on January 25, 2007, and Secretary by our Board on December 4, 2007. Prior to his employment with us, Mr. Brown served as the Chief Financial Officer of BidRx, LLC (2006 - 2007), the Co-Chief Operating Officer and a Partner of Residex Ventures BV (2004 - 2006), the Managing Director and a Partner of P3 Technology Partners BV (2003 - 2004), and a Partner of P3 Technology Partners BV (2001 -
2003). Mr. Brown is a certified public accountant with a BBA in Accounting from the University of Iowa.

Larry Gold, Ph.D. Dr. Gold became a director on February 24, 2006 as a result of our acquisition of BioForce, for whom he had served as a director since January 2005. Dr. Gold is the Chairman of the Board and Chief Executive Officer of SomaLogic, Inc., a company he founded eight years ago. Previously, Dr. Gold founded NeXstar Pharmaceuticals and Synergen. He is also a director of CompleGen, BT Pharma, MicroPhage and The BGR Company. Dr. Gold is a professor at the University of Colorado at Boulder. He holds a BS from Yale University, and a Ph.D. from the University of Connecticut.

Jean-Jacques Sunier. Mr. Sunier became a director on February 24, 2006 as a result of our acquisition of BioForce, for whom he had served as a director since January 2005. Since 1997, Mr. Sunier has served as a senior advisor with MEDTECH Strategic Finance SA, a Geneva, Switzerland firm specializing in providing industry research to institutional investment management firms. He holds a BA in Economics from the University of California, Los Angeles.

Michael D. Dunham. Mr. Dunham was elected a director by our Board effective September 28, 2007. Mr. Dunham is the Chairman and owner of WorkWise, Inc. and Intercim, Inc., both of which specialize in software systems for manufacturing companies. Mr. Dunham was the Senior Vice President - Business Development for Industrial and Financial Systems (1993 - 2003), and was the co-founder and Chief Executive Officer of Effective Management Systems, Inc. (1978 - 1999). Mr. Dunham is also a director of Merge Healthcare, Inc. and Heartland Funds, Inc. He holds a bachelor's degree in electrical engineering from the University of Denver and a Masters of Management Science from Stevens Institute of Technology.

Other significant employees:

Michael Lynch. Mr. Lynch is Director of Nano eNabler(TM) Products for BioForce. Mr. Lynch joined BioForce in 1998 and has served in numerous scientific, technical and business roles during its evolution. He holds a BS in Biology from the University of Puget Sound. Mr. Lynch is 32 years old.

Curtis Mosher, Ph.D. Dr. Mosher is Vice President of Research and Development for BioForce. Since joining BioForce in 1999, he has served in several scientific capacities. Dr. Mosher holds a Ph.D. in Biotechnology from Iowa State University. Dr. Mosher is 37 years old.

Saju Nettikadan, Ph.D. Dr. Nettikadan is Director of Emerging Technologies for BioForce. Since joining BioForce in 1998, he has served in several scientific capacities. Dr. Nettikadan holds a Ph.D. in Medical Biochemistry from the University of Ohio. Dr. Nettikadan is 40 years old.

Family Relationships

There are no family relationships among directors and executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, promoter or control person has, within the past five years: filed any bankruptcy petition; been convicted in or been the subject of any pending criminal proceedings (excluding traffic violations and other minor offenses); been subject to any order, judgment, or decree enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activities; or been found to have violated any state or federal securities or commodities law.

                             EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our executive compensation program has historically been administered by the Board of Directors. Effective June 30, 2008, the Board established a Compensation Committee, which from that date is responsible for administering the executive compensation program. The Compensation Committee is composed of two independent non-employee directors, Michael D. Dunham (Chairman) and Larry Gold.

The compensation policies that guide the Compensation Committee as it carries out its duties include the following:

      o Executive pay programs should be designed to attract and retain qualified executive officers, as well as motivate and reward performance.

      o Incentive programs should be designed to enhance shareholder value by utilizing stock options, restricted stock and long-term cash incentives in order to ensure that our executives are committed to our long-term success.

      o The Compensation Committee should attempt to achieve a fair and competitive compensation structure by implementing both short-term and long-term plans with fixed and variable components.

Summary Compensation Table

The following table sets forth for each of the named executive officers (1) the dollar value of base salary and bonus earned during the year ended December 31, 2007, (2) the dollar value of the compensation cost of all stock and option awards recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R, (3) all other compensation for the year, and (4) the dollar value of total compensation for the year. The named executive officers are the two individuals who served as our principal executive officers during the year, and our one other executive officer as of December 31, 2007.

Summary Compensation Table (all amounts in $)

                                                               Stock       Option       All Other
Name and Principal Position     Year      Salary      Bonus    Awards     Awards(5)    Compensation     Total
---------------------------     ----      ------      -----    ------     ---------    ------------     -----
Kerry M. Frey                   2007     178,780         --      --      132,100(6)        439(10)     311,319
Chief Executive Officer(1)      2006      96,250         --      --      104,072(7)     68,750(11)     269,072

Dr. Eric R. Henderson           2007     200,000         --      --       19,067(8)        439(10)     219,506
Chief Science Officer(2)        2006     194,342         --      --       53,152(8)     43,725(12)     291,219

Gregory D. Brown                2007     150,074     25,000(4)   --      265,825(9)        439(10)     441,338
Chief Financial Officer(3)      2006          --         --      --           --            --              --

(1) Mr. Frey served as our Chief Operating Officer from March 2006 through January 2008. In January 2008 our Board appointed Mr. Frey to the position of Chief Executive Officer, and accepted his resignation as our Chief Operating Officer.

(2) Dr. Henderson served as our Chief Executive Officer from February 2006 through January 2008. In January 2008 our Board appointed Dr. Henderson to the position of Chief Science Officer, and accepted his resignation as our Chief Executive Officer.

(3) Mr. Brown was appointed as our Chief Financial Officer in January 2007.

(4) Bonus paid to Mr. Brown for his efforts related to a 2007 financing transaction.

(5) These amounts reflect the dollar value of the compensation cost of all outstanding option awards, recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R. See Note E to the consolidated financial statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for the assumptions made in valuing the option awards.

(6) 2007 compensation costs to Mr. Frey of $19,067 associated with a grant of 356,310 stock options in December 2005 for consulting services, $48,882 associated with a grant of 100,000 stock options in April 2006 in connection with his service as a non-employee member of our Board of Directors, and $64,151 associated with a grant of 500,000 stock options issued in June 2007 in connection with his service as our President and Chief Operating Officer.

(7) 2006 compensation costs to Mr. Frey of $53,152 associated with a grant of 356,310 stock options in December 2005 for consulting services, and $50,920 associated with a grant of 100,000 stock options in April 2006 in connection with his service as a non-employee member of our Board of Directors.

(8) 2007 and 2006 compensation costs to Dr. Henderson of $19,067 and $53,152, respectively, associated with a grant of 356,310 stock options in December 2005.

(9) 2007 compensation cost to Mr. Brown of $201,674 associated with a grant of 300,000 stock options in January 2007, and $64,151 associated with a grant of 500,000 stock options in June 2007.

(10) Represents premiums paid by us on life insurance policies for the benefit of the named executive officers.

(11) Consulting fees paid to Mr. Frey's wholly owned company, BioMedical Consulting, LLC.

(12) Salary earned by Dr. Henderson during 2005 but paid to him during 2006.

Employment and Stock Option Agreements

We have entered into employment and stock option agreements with Kerry M. Frey, Dr. Eric R. Henderson and Gregory D. Brown. The material terms of these agreements are described below.

Kerry M. Frey

Under the terms of Mr. Frey's employment agreement dated June 1, 2006, he was employed in the capacity of Chief Operating Officer. Mr. Frey's employment agreement was amended on June 13, 2007 to change his job title to President and Chief Operating Officer, and again on January 21, 2008 to change his job title to President and Chief Executive Officer. His employment agreement has a three year term unless earlier terminated by Mr. Frey or us. Mr. Frey's annual base salary under the employment agreement is $165,000 during the first year, $185,000 during the second year, and $205,000 during the third year. Mr. Frey is also eligible for bonuses at the discretion of our Board of Directors, and receives six weeks paid vacation time per year. In the event that Mr. Frey's employment is terminated due to his death or disability, or by us "without cause," or by Mr. Frey for "good reason" (each as defined in the employment agreement), Mr. Frey (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Mr. Frey had three stock option agreements as of December 31, 2007. The first is issued pursuant to the 2003 Stock Option Plan and addresses a December 20, 2005 grant of 356,310 non-qualified stock options at $1.26 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant. Mr. Frey's second stock option agreement is issued pursuant to the 2006 Equity Incentive Plan and addresses an April 11, 2006 grant of 100,000 non-qualified stock options at $4.60 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant. His third stock option agreement is issued pursuant to the Amended and Restated 2006 Equity Incentive Plan and addresses a June 13, 2007 grant of 500,000 incentive stock options at $0.91 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant. All of these options vest as long as Mr. Frey is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, the June 13, 2007 option grant immediately vests, and in the cases of the December 20, 2005 and April 11, 2006 option grants we may require Mr. Frey to exercise all of his vested options within 15 days, with any unexercised options terminated. If Mr. Frey's services are terminated other than for "good reason" within 30 days prior to or 180 days after a change in control, the December 20, 2005 and April 11, 2006 option grants immediately vest and may be exercisable up to 30 days thereafter or within such additional time period approved by the plan administrator.

Dr. Eric R. Henderson

Under the terms of Dr. Henderson's employment agreement dated April 1, 2006, he was employed in the capacity of President and Chief Executive Officer. Dr. Henderson's employment agreement was amended on June 13, 2007 to change his job title to Chief Executive Officer, and again on January 21, 2008 to change his job title to Executive Vice President and Chief Science Officer. His employment agreement has a three year term unless earlier terminated by Dr. Henderson or us. Dr. Henderson's base salary under the employment agreement is $200,000 per year during the first year of the agreement's term. His base salary in subsequent years shall be no less than 110% of the previous year's salary. Dr. Henderson is also eligible for bonuses at the discretion of our Board of Directors, and receives eight weeks paid vacation time per year. In the event that Dr. Henderson's employment is terminated due to his death or disability, or by us "without cause," or by Dr. Henderson for "good reason" (each as defined in the employment agreement), Dr. Henderson (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Under the terms of Dr. Henderson's stock option agreement issued pursuant to the 2003 Stock Option Plan, his December 20, 2005 grant of 356,310 non-qualified stock options at $1.26 per share vests in annual 1/3 increments starting on the first anniversary of the grant. The options vest as long as Dr. Henderson is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, we may require Dr. Henderson to exercise all of his vested options within 15 days, with any unexercised options terminated. If Dr. Henderson's services are terminated other than for "good reason" within 30 days prior to or 180 days after a change in control, all options vest and may be exercisable up to 30 days thereafter or within such additional time period approved by the plan administrator.

Gregory D. Brown

Under the terms of Mr. Brown's employment agreement dated August 13, 2007, he was employed in the capacity of Executive Vice President, Chief Financial Officer and Treasurer. His employment agreement has a term which expires on May 31, 2009, unless earlier terminated by Mr. Brown or us. Mr. Brown's base salary under the employment agreement is $155,000 per year. Mr. Brown is also eligible for bonuses at the discretion of our Board of Directors, and received a $25,000 bonus upon the closing of our equity financing transaction in 2007. In addition, he received a $10,000 in reimbursement for expenses associated with his relocation to Ames, Iowa. Mr. Brown receives four weeks paid vacation time per year. In the event that Mr. Brown's employment is terminated due to his death or disability, or by us "without cause," or by Mr. Brown for "good reason" (each as defined in the employment agreement), Mr. Brown (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

Mr. Brown had two stock option agreements as of December 31, 2007. The first is issued pursuant to the 2006 Equity Incentive Plan and addresses a January 15, 2007 grant of 300,000 incentive stock options at $1.85 per share, which vest in annual 1/3 increments starting on the date of the grant. His second stock option agreement is issued pursuant to the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan and addresses a June 13, 2007 grant of 500,000 incentive stock options at $0.91 per share, which vest in annual 1/3 increments starting on the first anniversary of the grant. All of these options vest as long as Mr. Brown is our officer, director or employee. The grants terminate after 10 years. In the event of a change in control, all of Mr. Brown's options immediately vest.

Equity Awards

The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option.

Outstanding Equity Awards at December 31, 2007(1)(2)

Option awards:

                               Number of Securities Underlying
                                     Unexercised Options           Option       Option
                                     -------------------          Exercise    Expiration
     Name                      Exercisable   Unexercisable(3)       Price        Date
     ----                      -----------   ----------------       -----        ----
Kerry M. Frey                    237,540        118,770             $1.26     12/20/2015
                                  33,333         66,667             $4.60     04/11/2016
                                      --        500,000             $0.91     06/13/2017

Eric R. Henderson, Ph.D.         237,540        118,770             $1.26     12/20/2015

Gregory D. Brown                 100,000        200,000             $1.85     01/15/2017
                                      --        500,000             $0.91     06/13/2017


(1) There were no stock awards outstanding for any of the named executive officers as of December 31, 2007.

(2) There were no option awards outstanding for any of the named executive officers as of December 31, 2007 that were related to equity incentive programs, the realization of which would depend on specific financial or performance outcomes.

(3) Mr. Frey's unexercisable options vest as to 33,333 shares on April 11, 2008, 166,666 shares on June 13, 2008, 118,770 shares on December 20, 2008, 33,334 shares on April 11, 2009, 166,667 shares on June 13, 2009 and 166,667 shares on June 13, 2010. Dr. Henderson's unexercisable options vest as to 118,770 shares on December 20, 2008. Mr. Brown's unexercisable options vest as to 100,000 shares on January 15, 2008, 166,666 shares on June 13, 2008, 100,000 shares on January 15, 2009, 166,667 shares on June 13, 2009, and 166,667 shares on June 13, 2010.

Director Compensation

Non-employee directors receive no cash compensation for serving on our Board, and are granted non-qualified stock options upon joining the Board. The amounts and vesting schedules of these initial non-employee director stock option grants have varied. Subsequent stock option grants to non-employee directors are at the discretion of the Board. Non-employee directors are reimbursed for travel expenses they incur in attending regular and special Board meetings. Employee directors receive no compensation beyond their compensation as employees for serving on the Board of Directors.

The following table sets forth for each of our non-employee directors, as of December 31, 2007, the dollar value of the compensation cost of all option awards recognized over the requisite service period computed in accordance with FAS 123 and FAS 123R. Neither Mr. Frey nor Dr. Henderson received any additional compensation for his services as a director during 2007.

2007 Director Compensation(1) (2)

      Name                 Paid in Cash       Option Awards(3)
      ----                 ------------       ----------------
Larry Gold, Ph.D.              --                  $15,232
Jean-Jacques Sunier            --                  $15,232
Michael D. Dunham              --                  $11,133

(1) There were no stock awards, non-equity incentive plan compensation or nonqualified deferred compensation earned by our non-employee directors during the year ended December 31, 2007.

(2) As of December 31, 2007 the aggregate number of stock options outstanding to each individual listed in the above table was 200,000.

(3) These amounts reflect the dollar value of the compensation cost of all outstanding option awards, recognized over the requisite service period, computed in accordance with FAS 123 and FAS 123R. See Note E to the consolidated financial statements of our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for the assumptions made in valuing the option awards.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee was formed as of June 30, 2008 and has not yet met. There are no Compensation Committee interlocks.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of July 9, 2008 by: each of our directors and named executive officers; all of our directors and executive officers as a group; and any other person we know to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

Percentages are based upon a total of 25,116,401 shares of Common Stock outstanding as of July 9, 2008. Unless otherwise indicated, the address of each shareholder is c/o BioForce Nanosciences Holdings, Inc., 1615 Golden Aspen Drive, Suite 101, Ames, Iowa 50010.

                                                                        Shares
                                                        Beneficially    Percent
Beneficial Owner                                           Owned        of Class
----------------                                           -----        --------

Executive Officers and Directors:

Kerry M. Frey(1)                                            681,983       2.6%
Eric R. Henderson, Ph.D.(2)                               4,118,571      16.1%
Gregory D. Brown(3)                                         411,111       1.6%
Larry Gold, Ph.D.(4)                                        127,706       0.5%
Jean-Jacques Sunier(4)                                      127,706       0.5%
Michael D. Dunham(5)                                          -           0.0%

All officers and directors as a group (6 persons)         5,467,077      20.3%

Holders of More than Five Percent of Common Stock:

FCPR SGAM Biotechnology Fund(6)                           7,790,892      29.5%
Immueble SGAM
170 Place Henri Renault
Paris La Defense Cedex France 92043

Dynamic Decisions Strategic Opportunities(7)              2,648,052       9.9%
25 Cabot Square
Canary Wharf
London E14 4QA
United Kingdom

Alma & Gabriel Elias(8)                                   2,125,000       8.8%
509 Spring Avenue
Elkins Park, Pennsylvania 19027

(1) Consists of 470,872 shares subject to stock options, which are currently exercisable or exercisable within 60 days, 111,111 shares which are issuable upon conversion of a $33,333 convertible secured promissory note, and 100,000 shares which are issuble upon exercise of warrants. Does not include 152,104 shares subject to stock options which are not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the option was issued. Does not include 333,334 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(2) Consists of 3,669,920 shares held of record by Dr. Henderson, 237,540 shares subject to a stock option, which is currently exercisable or exercisable within 60 days, 111,111 shares which are issuable upon conversion of a $33,333 convertible secured promissory note, and 100,000 shares which are issuble upon exercise of warrants. Does not include 118,770 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the option was issued. Does not include 49,287 shares held of record by Asrun Kristmundsdottir and 112,854 shares subject to stock options, which are currently exercisable or exercisable within 60 days by Ms. Kristmundsdottir, with whom Dr. Henderson shares a household and who is the Director of Business Management for our wholly owned subsidiary, BioForce. Does not include 30,000 shares subject to a stock option held by Ms. Kristmundsdottir, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control. Dr. Henderson disclaims beneficial ownership of all shares and options to acquire shares owned or held by Ms. Kristmundsdottir.

(3) Consists of 200,000 shares subject to stock options, which are currently exercisable or exercisable within 60 days, 111,111 shares which are issuable upon conversion of a $33,333 convertible secured promissory note, and 100,000 shares which are issuble upon exercise of warrants.. Does not include 600,000 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(4) Consists of 100,626 shares subject to stock options, which are currently exercisable or exercisable within 60 days. Does not include 18,144 shares subject to stock options, which are not currently exercisable or exercisable within 60 days, but whose vesting may be accelerated upon our change in control, at the discretion of the administrator of the option plan pursuant to which the options were issued. Does not include 81,230 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(5) Does not include 200,000 shares subject to a stock option, which is not currently exercisable or exercisable within 60 days, but whose vesting is immediate upon our change in control.

(6) Consists of 6,524,226 shares held of record, 666,666 shares which are issuable upon conversion of a $200,000 convertible secured promissory note, and 600,000 shares which are issuable upon exercise of warrants.

(7) But for the restriction described in the following sentence, this shareholder would have beneficial ownership of 1,000,000 shares of Common Stock held of record, 1,000,000 shares of Common Stock issuable upon conversion of Series A Convertible Preferred Stock, 500,000 shares of Common Stock issuable upon exercise of a Series A Warrants, 500,000 shares of Common Stock issuable upon exercise of Series B Warrants, 1,000,000 shares of Common Stock issuable upon exercise of Series C Warrants, 500,000 shares of Common Stock issuable upon exercise of Series D Warrants, and 500,000 shares of Common Stock issuable upon exercise of Series E Warrants. The Series A Convertible Preferred Stock and Warrants described in the preceding sentence may not be converted or exercised, as applicable, to the extent that doing so would cause the shareholder to have beneficial ownership of more than 9.9% of our issued and outstanding Common Stock. The restriction described in the preceding sentence may only be waived if the shareholder provides notice to us of its desire to waive such restriction 61 days prior to the applicable conversion or exercise.

(8) Consists of 1,975,000 shares held of record by Mr. and Mrs. Elias as joint tenants, and 150,000 shares held by the Elias Family Charitable Trust.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely upon our review of copies of such firms received by us, we believe that during the period from January 1, 2007 to December 31, 2007, all of our executive officers, directors and ten percent (10%) stockholders complied with all Section 16(a) requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, there have been no transactions since January 1, 2007, or proposed transactions, to which we were or will be a party in which any director, executive officer, nominee for election as director, any shareholder owning greater than 5% of our outstanding shares, or any member of the above referenced individuals' immediate families had or will have a direct or indirect material interest and the amount exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

On June 10, 2008, we sold 300,000 investment units (the "2008 Units") at a price of $1.00 per 2008 Unit, resulting in $300,000 in gross proceeds to the Company, in a private placement. Each 2008 Unit consisted of $1.00 in amount of our convertible secured promissory notes (the "Notes"), and three five-year warrants to purchase one share of Common Stock at an exercise price of $0.30 per share. 200,000 of the 2008 Units were purchased by FCPR SGAM Biotechnology Fund, which owns greater than 5% of our outstanding shares, 33,334 of the 2008 Units were purchased by Kerry M. Frey, our President, Chief Executive Officer and one of our directors. 33,333 of the 2008 Units were purchased by Eric R. Henderson, our Executive Vice President, Chief Science Officer and one of our directors. 33,333 of the 2008 Units were purchased by Gregory D. Brown, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. The Notes have a twelve month term, and pay interest at a rate of 8% per annum, payable upon maturity. Each Note is convertible at any time, at the holders' option, into one share of Common Stock for each $0.30 of note principal, subject to adjustment. The holders also have the option of converting the Notes into any equity security, or equity security that is convertible into Common Stock that is sold or issued by us, at the price that such securities are sold in any future offering. We have the option to force the holders to convert the Notes into any equity security, or debt security convertible into Common Stock that is sold or issued by us, at the price that such securities are sold in that future offering, if that transaction or series of transactions results in the receipt by us of at least $1,000,000 in proceeds from one or more investors. The holders of the Notes have been granted a security interest in all of our assets. Each warrant is exercisable at the holder's option upon payment to the Company of the exercise price of $0.30 per share, subject to adjustment, prior to the warrant's termination date. The warrants may be exercised by a cashless exercise, beginning one year after the closing date, if there is not an effective registration statement on file with the SEC with respect to the Common Stock issuable upon exercise of the warrants.

As of June 10, 2008, we entered into Amendment Number 3 (the "Registration Rights Amendment") to our Amended and Restated Registration Rights Agreement dated October 14, 2002 (the "Registration Rights Agreement") with FCPR SGAM Biotechnology Fund and certain other stockholders (the "Holders"). FCPR SGAM Biotechnology Fund owns greater than 5% of our outstanding shares. The Registration Rights Amendment amends the registration rights that the Holders obtained in connection with their investment in BioForce prior to its acquisition by us in February 2006, and requires us to file a registration statement on behalf of the Holders on or before August 22, 2008 with respect to all shares of Common Stock owned by the Holders, or issuable upon conversion of any securities that are convertible into Common Stock, on that date. While the dollar values of the Holders' sales of shares that are to be registered as described above cannot be determined at this time, we believe they could exceed the threshold requiring disclosure.

Eric Henderson, who is our Chief Executive Officer, a director, and a holder of greater than 5% of our outstanding shares, shares a household with Asrun Kristmundsdottir, the Director of Business Management for BioForce. Ms. Kristmundsdottir's compensation in 2007 consisted of $68,488 in salary and $358 in premiums paid by us on a life insurance policy for her benefit.

On August 13, 2007 we entered into an employment with Gregory Brown, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary. The employment agreement has a term which expires on May 31, 2009, unless earlier terminated by Mr. Brown or us. Mr. Brown's base salary under the employment agreement is $155,000 per year. Mr. Brown is also eligible for bonuses at the discretion of our Board of Directors, and received a $25,000 bonus upon the closing of our equity financing transaction in 2007. In addition, he received a $10,000 in reimbursement for expenses associated with his relocation to Ames, Iowa. Mr. Brown is also eligible to participate in our benefits program, which includes medical and dental insurance, life insurance, a 401(k) plan, and a flexible health spending plan, upon the terms specified in those plans. Mr. Brown receives four weeks paid vacation time per year. In the event that Mr. Brown's employment is terminated due to his death or disability, or by us "without cause," or by Mr. Brown for "good reason" (each as defined in the employment agreement), Mr. Brown (or his heirs in the case of his death) is entitled to continue receiving his base salary plus health insurance coverage through the earlier of the date that he has obtained other full-time employment or twelve months from the date of termination of his employment.

On June 13, 2007, we awarded each of Kerry Frey, who is our President, Chief Executive Officer and a director, and Gregory Brown, who is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary, a grant of 500,000 incentive stock options under the Amended and Restated 2006 Equity Incentive Plan. These options have an exercise price of $0.91 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date. Each grant terminates after 10 years. In the event of a change in control, all of Mr. Frey's and Mr. Brown's options would vest and, if either of their services were terminated other than for "cause" or "good reason" within 30 days prior to or 180 days after a change in control, Mr. Frey or Mr. Brown, as applicable, would have 60 days in which to exercise the options unless additional time was approved by the administrator of the plan.

On June 13, 2007, we awarded each of Larry Gold and Jean-Jacques Sunier, who are two of our directors, a grant of 81,230 non-qualified stock options under the Amended and Restated 2006 Equity Incentive Plan. These options have an exercise price of $0.91 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date. Each grant terminates after 10 years.

On September 28, 2007, we awarded Michael Dunham, one of our directors, a grant of 200,000 non-qualified stock options under the Amended and Restated 2006 Equity Incentive Plan pursuant to the Offer Letter dated August 21, 2007 that we provided to Mr. Dunham (the "Offer Letter"). These options have an exercise price of $0.67 per share, and vest in annual 1/3 increments starting on the first anniversary of the option grant date. This grant terminates after 10 years. The Offer Letter contemplates the possibility of providing cash compensation to Mr. Dunham and other directors for their participation on the Board and for their acting as the chairperson of a Board committee. No cash compensation is currently provided. We anticipate that the Board will appoint Mr. Dunham as the chairperson of the Audit Committee upon formation of that committee.

In connection with our August 2007 private placement, we signed lock-up agreements with the following five holders of our Common Stock: Kerry Frey, who is our President, Chief Executive Officer and one of our directors; Eric Henderson, who is our Executive Vice President, Chief Science Officer, one of our directors, and a holder of greater than 5% of our outstanding shares; Gregory Brown, who is our Executive Vice President, Chief Financial Officer, Treasurer and Secretary; Larry Gold, who is one of our directors; and Jean-Jacques Sunier, who is also one of our directors. The lock-up agreements restricted these stockholders from disposing of shares of our Common Stock during the period that commenced with the closing date of the August 2007 private placement and ended with the date that was six months after the Registration Statement that was filed on October 1, 2007 was declared effective. While the dollar values of these dispositions could not be determined, we believe they could have exceeded the threshold requiring disclosure.

                          DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 110,000,000 shares of capital stock divided into (i) 100,000,000 shares of Common Stock, par value $0.001 per share, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share. As of June 30, 2008, there were 25,116,401 shares of our Common Stock and 1,000,000 shares of our Preferred Stock outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held of record in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting with respect to the election of directors. As a result, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. Holders of Common Stock are entitled:

      o to receive any dividends as may be declared by the Board of Directors out of funds legally available for such purpose after payment of accrued dividends on the outstanding shares of Preferred Stock; and

      o in the event of our liquidation, dissolution, or winding up, to share ratably in all assets remaining after payment of liabilities and after provision has been made for each class of stock having preference over the Common Stock.

All of the outstanding shares of Common Stock are validly issued, fully paid and nonassessable. Holders of our Common Stock have no preemptive right to subscribe for or purchase additional shares of any class of our capital stock.

Preferred Stock

Our Board of Directors has the authority, within the limitations set forth in our certificate of designations and certificate of incorporation to provide by resolution for the issuance of preferred stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series.

Series A Convertible Preferred Stock

On August 30, 2007, we filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock with the Nevada Secretary of State, and thereby created and established the terms of the Series A Convertible Preferred Stock which we sold in our August 31, 2007 private placement. Of our 10,000,000 shares of authorized Preferred Stock, the Certificate of Designation authorizes us to issue up to 1,100,000 shares of Series A Convertible Preferred Stock. In addition to conversion features of the Series A Convertible Preferred Stock discussed below, the Certificate of Designation provides for dividends of 8% per annum, a liquidation preference of $0.50 per share, proportional anti-dilution protection, and redemption at the holder's option following the occurrence of certain events involving the Company. The holders of Series A Convertible Preferred Stock have no voting rights, other than the right to approve certain actions by the Company that could adversely effect the rights and preferences of the Series A Convertible Preferred Stock.

All shares of Series A Convertible Preferred Stock will automatically convert into Common Stock three years from the date of issuance. Each share of Series A Convertible Preferred Stock is convertible, subject to adjustment as described below, into the number of shares of Common Stock equal to the quotient of the Liquidation Preference Amount of the shares of Series A Convertible Preferred Stock being converted plus any accrued but unpaid dividends divided by the conversion price then in effect (the "Conversion Price"). The Liquidation Preference Amount and the Conversion Price were initially equal to $0.50 per share. The then existing Conversion Price of the Series A Convertible Preferred Stock shall be subject to adjustment for issuance of Common Stock at a purchase price of less than the then-effective Conversion Price subject to customary carve outs, including stock options issued pursuant to our stock option plans for less than the Conversion Price. As a result of our June 2008 private placement, the Conversion Price has been adjusted to $0.49 per share.

The holder may not convert any shares of Series A Convertible Preferred Stock if doing so would cause the holder to have beneficial ownership (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder) of more than 9.9% of our issued and outstanding shares of Common Stock. This beneficial ownership restriction will not be applicable if the holder provides us with notice of its desire to waive such restriction 61 days prior to the applicable conversion date.

Warrants

At July 9, 2008, we had outstanding warrants that allow the holders to purchase up to 5,694,428 shares of our Common Stock at prices ranging from $0.30 to $3.90 per share, and outstanding warrants that allow the holders to purchase up to 100,000 shares of our Series A Convertible Preferred Stock at a price of $0.50 per share.

Market for Common Stock

Shares of our Common Stock are quoted on the OTC Bulletin Board under the symbol BFNH.OB.

Transfer Agent and Registrar

Our transfer agent and registrar is StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

Shares Eligible for Future Sale

At July 9, 2008 we had 25,116,401 shares of Common Stock outstanding. In addition, as of that same date, there were outstanding options and warrants to purchase 9,811,938 shares of our Common Stock, outstanding shares of our Series A Convertible Preferred Stock which were convertible into 1,020,000 shares of our Common Stock, outstanding warrants to purchase shares of our Series A Convertible Preferred Stock which were convertible into 102,000 shares of our Common Stock, and outstanding promissory notes which were convertible into 1,000,000 shares of our Common Stock.


Rule 144

Generally, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including any of our affiliates or persons whose shares are aggregated with an affiliate, who has owned restricted shares of Common Stock beneficially for at least six months, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

      o     1% of our then outstanding shares of Common Stock; or

      o the average weekly trading volume of shares of our Common Stock during the four calendar weeks preceding such sale.

A person who is not an affiliate, has not been an affiliate within three months prior to sale, and has beneficially owned the restricted shares for at least two years is entitled to sell such shares under Rule 144(k) without regard to any of the limitations described above.

Charter and Bylaws Provisions and Nevada Anti-Takeover Laws

Sections 78.378 through 78.3793 of the Nevada Revised Statutes ("NRS") provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 through 78.3793 apply only to a Nevada corporation that:

      (a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledger of the corporation); and

      (b) does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do not have 100 stockholders of record with addresses in the State of Nevada. Furthermore, we do not do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 through 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

The anti-takeover provisions of NRS Sections 78.411 through 78.444 apply to us. NRS Section 78.438 prohibits us from merging with, entering into certain other transactions or engaging in a sale of our assets or other similar transaction valued at more than 5% of our assets or stock or 10% of our net income with any shareholder (or any affiliate or related entity of such shareholder) who owns 10% or more of our voting stock, or any entity related to us that owned 10% or more of our voting stock during the three-year period immediately preceding the date in question, for three years after the date on which the shareholder first acquired our shares, unless the transaction is approved by our Board of Directors before such shareholder first acquired such 10% ownership interest. The provisions also prohibit us from completing any of the transactions described in the preceding sentence with such 10% shareholder who has held the shares more than three years unless the transaction is approved by our Board of Directors before such shareholder first acquired such 10% ownership interest or by a majority of our shares, not counting the shares owned by that 10% shareholder or any affiliate or related entity, at least three years after such shareholder first acquired such 10% interest. NRS Sections 78.441 through 78.444 permit such transactions with a 10% shareholder so long as they occur more than three years after the shareholder acquired the 10% interest and certain conditions are met concerning the consideration received by other stockholders in such transactions. These provisions could delay, defer or prevent a change in control of BioForce Nanosciences.

Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. This and other provisions may have the effect of delaying, deferring or preventing hostile takeovers or changes in the control or management of BioForce Nanosciences even if doing so would be beneficial to our stockholders.

Reports to Stockholders

We will comply with the periodic reporting, proxy solicitation and other applicable requirements of the Exchange Act.

                                  LEGAL MATTERS

The validity of the Common Stock offered by this prospectus has been passed upon by McCarter & English, LLP.

                                     EXPERTS

The consolidated financial statements of BioForce Nanosciences Holdings, Inc. for the years ending December 31, 2007 and 2006 included in this prospectus have been audited by Chisholm, Bierwolf & Nilson, LLC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an opinion with a going concern qualification), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 under the Securities Act of 1933 with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to us and the Common Stock described in this prospectus, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement. Additionally, we file annual, quarterly and current reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, NE Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Commission maintains a website that contains periodic reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the three months ended March 31, 2008 and 2007

Consolidated Balance Sheets at March 31, 2008 and December 31, 2007                                             F-2

Consolidated Statements of Operations for the three months ended March 31, 2008 and 2007                        F-4

Consolidated Statements of Stockholders' Equity for the period January 1, 2007 through March 31, 2008           F-5

Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007                        F-6

Notes to Financial Statements                                                                                   F-7

Annual Financial Statements for the years ended December 31, 2007 and 2006

Report of Independent Registered Public Accounting Firm                                                         F-13

Consolidated Balance Sheets at December 31, 2007 and 2006                                                       F-14

Consolidated Statements of Operations for the years ended December 31, 2007 and 2006                            F-16

Consolidated Statements of Stockholders' Equity for the years ended December 31, 2007 and 2006                  F-17

Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006                            F-18

Notes to Financial Statements                                                                                   F-19

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                         ASSETS
                                                                                                  03/31/08      12/31/07
                                                                                                -------------------------
                                                                                                (unaudited)
 CURRENT ASSETS
     Cash and cash equivalents                                                                   $   57,773    $  268,930
     Accounts receivable - trade, net                                                               172,732       313,756
     Account receivable - invoice factoring                                                          34,071            --
     Inventory                                                                                      900,616     1,046,683
     Prepaid expenses and other assets                                                               90,908       146,007
                                                                                                 ------------------------
           Total current assets                                                                   1,256,100     1,775,376
                                                                                                 ------------------------

PROPERTY AND EQUIPMENT
     Computer equipment                                                                             113,963       113,963
     Scientific and laboratory equipment                                                            906,382       889,368
     Leasehold improvements                                                                         380,000       380,000
     Office furniture and fixtures                                                                   89,760        89,760
                                                                                                 ------------------------
           Total                                                                                  1,490,105     1,473,091
     Less accumulated depreciation                                                                  944,470       889,469
                                                                                                 ------------------------
           Net property and equipment                                                               545,635       583,622
                                                                                                 ------------------------

INTANGIBLE ASSETS
     Patent costs, net of accumulated amortization of $86,201 and $78,502, respectively             678,997       641,017
     Trademark costs, net of accumulated amortization of $17,588 and $15,471, respectively           97,823        90,908
                                                                                                 ------------------------
           Total intangible assets                                                                  776,821       731,925
                                                                                                 ------------------------

           TOTAL ASSETS                                                                          $2,578,556    $3,090,923
                                                                                                 ========================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                           LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                              03/31/08         12/31/07
                                                                                            -----------------------------
                                                                                            (unaudited)
 CURRENT LIABILITIES
     Accounts payable                                                                       $    418,431     $    305,314
     Accrued expenses                                                                            228,143          241,650
     Recourse obligation - invoice factoring                                                       7,962               --
     Accrued dividends on preferred stock                                                         10,000           13,333
     Deferred revenue                                                                             35,861           53,754
     Current portion of long-term debt                                                            73,247           89,180
                                                                                            -----------------------------
           Total current liabilities                                                             773,644          703,231

LONG-TERM DEBT, NET                                                                              143,607          154,860
                                                                                            -----------------------------

           Total liabilities                                                                     917,251          858,091
                                                                                            -----------------------------

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock - 2008 and 2007: $0.001 par value, 10,000,000 shares authorized to be issued in various classes
       Series A Convertible Preferred Stock - $0.001 par value, 2007: 1,100,000 shares authorized, 1,000,000 shares issued and outstanding, 2008: liquidation
       value $510,000; 2007: liquidation value $513,333                                            1,000            1,000
     Common stock - 2008 and 2007: $0.001 par value, 100,000,000 shares authorized,
       2008: 25,116,401 shares issued and outstanding; 2007: 25,099,950 shares
       issued and outstanding                                                                     25,116           25,100
     Additional paid-in capital                                                               16,531,333       16,341,714
     Deferred stock offering costs                                                                (5,000)              --
     Accumulated deficit                                                                     (14,891,144)     (14,134,982)
                                                                                            -----------------------------
           Total stockholders' equity                                                          1,661,305        2,232,832
                                                                                            -----------------------------

           TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                                           $  2,578,556     $  3,090,923
                                                                                            =============================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                                            For the Three Months Ended
                                                                                     March 31,
                                                                               2008            2007
                                                                          -----------------------------
REVENUES                                                                  $    403,567     $    358,755

COST OF GOODS SOLD                                                             214,225          182,606
                                                                          -----------------------------

           Gross profit                                                        189,342          176,149

OPERATING EXPENSES
     Research and development                                                  298,490          278,800
     Sales and marketing                                                       289,695          306,008
     General and administrative                                                442,975          658,708
     Reimbursement of grant expenses                                           (99,895)        (124,923)
                                                                          -----------------------------
           Total operating expenses                                            931,265        1,118,593
                                                                          -----------------------------

           Loss from operations before other income (expense)                 (741,923)        (942,444)

OTHER INCOME (EXPENSE)
     Interest and other income                                                   1,540           22,136
     Interest expense                                                           (5,779)          (3,009)
                                                                          -----------------------------
           Total other income (expense)                                         (4,239)          19,127
                                                                          -----------------------------

           Loss before income tax                                             (746,162)        (923,317)

INCOME TAX EXPENSE                                                                  --               --
                                                                          -----------------------------

           Net loss                                                       $   (746,162)    $   (923,317)

DIVIDENDS ON PREFERRED STOCK                                                    10,000               --
                                                                          -----------------------------

           Net loss on common stock                                       $   (756,162)    $   (923,317)
                                                                          =============================

BASIC AND DILUTED LOSS PER SHARE                                          $      (0.03)    $      (0.04)
                                                                          =============================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                               25,114,051       24,040,950
                                                                          =============================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        For the period January 1, 2007 through March 31, 2008 (unaudited)

                                                             Preferred Stock                 Common Stock
                                                       ---------------------------------------------------------
                                                         Shares         Amount          Shares          Amount
                                                       ---------------------------------------------------------
Balances at January 1, 2007                                   --    $         --      23,999,950    $     24,000
    Net loss for the year                                     --              --              --              --
    Dividends on preferred stock                              --              --              --              --
    Dividends related to sale of warrants                     --              --              --              --
    Preferred stock conversion discount                       --              --              --              --
    Issuance of common stock
      for services                                            --              --         100,000             100
    Issuance of Series A Convertible
      Preferred Stock for cash, net of
      issuance costs of $130,696                       1,000,000           1,000              --              --
    Issuance of stock purchase warrants
      for cash, net of issuance costs of
      $200,733                                                --              --              --              --
    Issuance of common stock upon
      exercise of stock purchase warrants,
      net of issuance costs of $45,000                        --              --       1,000,000           1,000
    Stock-based compensation expense -
      options and warrants                                    --              --              --              --
                                                       ---------------------------------------------------------

Balances at December 31, 2007                          1,000,000           1,000      25,099,950          25,100
    Net loss for the three months ended
      March 31, 2008                                          --              --              --              --
    Dividends on preferred stock                              --              --              --              --
    Issuance of common stock in
      payment of preferred stock dividend                     --              --          16,451              16
    Deferred stock offering costs                             --              --              --              --
    Stock-based compensation expense -
      options and warrants                                    --              --              --              --
                                                       ---------------------------------------------------------

Balances at March 31, 2008 (unaudited)                 1,000,000    $      1,000      25,116,401    $     25,116
                                                       =========================================================

                                                      Additional       Deferred                          Total
                                                       Paid-In      Stock Offering   Accumulated      Stockholders'
                                                       Capital          Costs          (Deficit)         Equity
                                                    ---------------------------------------------------------------
Balances at January 1, 2007                         $ 13,824,501    $         --     $ (9,906,603)    $  3,941,898
    Net loss for the year                                     --              --       (3,854,206)      (3,854,206)
    Dividends on preferred stock                              --              --          (13,333)         (13,333)
    Dividends related to sale of warrants                218,546              --         (218,546)              --
    Preferred stock conversion discount                  142,294              --         (142,294)              --
    Issuance of common stock
      for services                                       256,400              --               --          256,500
    Issuance of Series A Convertible
      Preferred Stock for cash, net of
      issuance costs of $130,696                          65,474              --               --           66,474
    Issuance of stock purchase warrants
      for cash, net of issuance costs of
      $200,733                                           102,097              --               --          102,097
    Issuance of common stock upon
      exercise of stock purchase warrants,
      net of issuance costs of $45,000                   454,000              --               --          455,000
    Stock-based compensation expense -
      options and warrants                             1,278,402              --               --        1,278,402
                                                    ---------------------------------------------------------------

Balances at December 31, 2007                         16,341,714              --      (14,134,982)       2,232,832
    Net loss for the three months ended
      March 31, 2008                                          --              --         (746,162)        (746,162)
    Dividends on preferred stock                              --              --          (10,000)         (10,000)
    Issuance of common stock in
      payment of preferred stock dividend                 13,317              --               --           13,333
    Deferred stock offering costs                             --          (5,000)              --           (5,000)
    Stock-based compensation expense -
      options and warrants                               176,302              --               --          176,302
                                                    ---------------------------------------------------------------

Balances at March 31, 2008 (unaudited)              $ 16,531,333    $     (5,000)    $(14,891,144)    $  1,661,305
                                                    ===============================================================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                             For the Three Months Ended
                                                                                     March 31,
                                                                               2008            2007
                                                                           ----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                              $  (746,162)    $  (923,317)
     Adjustments to reconcile net loss to net
      cash used by operating activities:
        Depreciation and amortization                                           64,817          58,174
        Stock-based compensation expense                                       176,302         317,459
        Change in:
           (Increase) Decrease in accounts receivable - trade                  (13,401)       (224,994)
           (Increase) Decrease in inventory                                    146,067         145,763
           (Increase) Decrease in prepaid expenses and other assets             55,099            (438)
           Increase (Decrease) in accounts payable                             113,117        (343,921)
           Increase (Decrease) in accrued expenses                             (13,507)          4,579
           Increase (Decrease) in recourse obligation - factoring                7,962              --
           Increase (Decrease) in accrued dividends on preferred stock          10,000              --
           Increase (Decrease) in deferred revenue                             (17,893)         15,858
                                                                           ---------------------------
              Net cash used by operating activities                           (217,599)       (950,837)
                                                                           ---------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Acquisition of property and equipment                                     (17,014)       (128,053)
     Patent and trademark costs                                                (54,712)         (8,817)
                                                                           ---------------------------
              Net cash used by investing activities                            (71,726)       (136,870)
                                                                           ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments made on long-term debt                                           (27,186)        (11,147)
     Proceeds from accounts receivable factoring                               120,354              --
     Dividends on preferred stock                                              (10,000)             --
     Deferred stock offering costs                                              (5,000)             --
                                                                           ---------------------------
              Net cash provided by financing activities                         78,168         (11,147)
                                                                           ---------------------------

              Net (decrease) increase in cash                                 (211,157)     (1,098,854)

CASH AND CASH EQUIVALENTS - beginning of period                                268,930       2,602,686
                                                                           ---------------------------

CASH AND CASH EQUIVALENTS - end of period                                  $    57,773     $ 1,503,832
                                                                           ===========================

SUPPLEMENTAL DISCLOSURES
      Cash paid for interest                                               $     5,779     $     3,009
                                                                           ===========================

      Cash paid for income taxes                                           $        --     $        --
                                                                           ===========================

      Non-cash financing activities:
         Common stock issued in payment of preferred stock dividend        $    13,333     $        --
                                                                           ===========================

         Common stock issued for financing services                        $        --     $   256,500
                                                                           ===========================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                   Three Months Ended March 31, 2008 and 2007

Note 1 - Basis of Financial Statement Presentation

The accompanying unaudited financial statements have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with such rules and regulations. The information furnished in the interim financial statements includes normal recurring adjustments and reflects all adjustments which, in our opinion, are necessary for a fair presentation of such financial statements. Although we believe the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with our most recent audited financial statements and notes thereto included in our Annual Report for the year ended December 31, 2007 on Form 10-KSB. Operating results for the three months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

Note 2 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern. Our platform product, the Nano eNablerTM system, was launched in 2005, with initial sales occurring in 2006. Due to the fact that we are still at an early stage of development of the market for the Nano eNablerTM system and our other products, we have sustained significant operating losses in recent years. As a result of these losses, we are dependent upon debt and equity financing, revenues from the sales of our Nano eNablerTM system and other products, and continued grant receipts to fund our future operations.

Our plans to continue as a going concern are to continue to concentrate our efforts on raising additional capital through debt and/or equity financings, increasing public awareness of our products through marketing and, where possible, reducing our costs of operations.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies

Business Activity

We have developed our platform product, the Nano eNablerTM benchtop molecular printer, which we started marketing commercially in 2005. Other products include our Cyto eNabler(TM) molecular printer, consumable printing and surface patterning tools for use with the Nano eNabler(TM) system, surfaces which have been patterned with biological material, and our ProCleaner(TM) instrument for sterilization of various scientific laboratory items. To date, the primary markets for our products have been academic and other research institutions in North America, Europe and Asia. In April 2007, we discontinued our business activities related to the production and sale of certain products designed for use with atomic force microscopes and scanning probe microscopes.

Consolidation

The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary, BioForce Nanosciences, Inc. All intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, we consider all investments with original maturities of three months or less to be cash equivalents. Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date and are stated at the amount billed. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. We periodically review accounts receivable balances for uncollectible amounts.

Inventories

Inventories are valued primarily at the lower of cost or market. Cost is determined using the first-in, first-out method. Market is determined based on the net realizable value. We estimate and record provisions for obsolete inventories when necessary.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (usually 5 to 7 years). Leasehold improvements are being amortized over a period of five years. The leased property is being occupied pursuant to a lease which had an initial lease term of three years. That initial lease term has expired, and the property is now under lease through July 2008, at which time it converts to a month to month lease with six months notice required by us or the landlord to terminate the lease. The leasehold improvements will be fully amortized in April 2010. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. We assess the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, we consider current market analysis and appraisal of the property and equipment, along with estimates of future cash flows. We recognize impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of undepreciated assets.

Intangible Assets

Intangible assets consist of patent and trademark costs. Patent costs are costs incurred to develop and file patent applications. Trademark costs are costs incurred to develop and file trademark applications. If the patents or trademarks are approved, the costs are amortized using the straight-line method over the estimated lives of 7 years for patents and 10 years for trademarks. Unsuccessful patent and trademark application costs are expensed at the time the application is denied. We assess the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, we consider current market analysis and appraisal of the technology, along with estimates of future cash flows. We recognize impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of unamortized assets.

Beneficial Conversion Feature

We have adopted Emerging Issues Task Force ("EITF") Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments." We have incurred debt with a conversion feature that provides for a rate of conversion that is below market value. We have also issued shares of our Series A Convertible Preferred Stock that provided for a rate of conversion to Common Stock that was below the market value of our Common Stock on the date of issuance. These features were recorded as a beneficial conversion features pursuant to EITF Issues No. 98-5 and 00-27.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimate

Research and Development Costs

In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," research and development costs are expensed as incurred.

Revenue Recognition

We apply the provisions of SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, we recognize revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Our revenues are generated from sale of products, performance of professional services and provision of warranty services. Revenues from the sale of products are generally recognized upon shipment of product, which corresponds with the transfer of title. The costs of shipping are typically billed to the customer upon shipment and are included in cost of sales. Revenues from the provision of professional services are recognized at such time as the services are provided. Warranty services revenues are recognized ratably over the term of the warranty period.

Stock Options

Prior to January 1, 2006, we accounted for stock compensation plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("APB 25"), as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). No stock-based employee compensation cost was recognized for stock option awards in the consolidated statements of operations for the periods prior to January 1, 2006, as all options granted under those plans had an exercise price equal to the market value of the Common Stock on the date of the grant in accordance with APB 25.

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method. Under this transition method, total compensation cost includes compensation costs for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. We estimated the fair value of our option awards granted prior to January 1, 2006 using the Black-Scholes option-pricing formula, and we continue to use this model. We record compensation expense for stock options ratably over the option vesting period. Results for prior periods have not been restated.

Basic and Fully Diluted Loss Per Share of Common Stock

The basic loss per share of Common Stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements. Outstanding stock options, stock purchase warrants, and Series A Convertible Preferred Stock, which is convertible into shares of our Common Stock, have not been considered in the fully diluted loss per share calculations due to their anti-dilutive effect.

Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we record impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount.

Fair Value of Financial Instruments

The recorded amounts of financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses, and long-term debt, approximate their market values. We have no investments in derivative financial instruments.

Note 4 - Inventories

Inventories consisted of the following at March 31, 2008 and December 31, 2007:

                                                     March 31,      December 31,
                                                       2008             2007
                                                       ----             ----
                                                    (unaudited)

Component parts and raw materials                   $  383,246      $  465,254
Finished goods 290,297                                 258,259
Units placed at prospective customer sites             227,073         323,170
                                                    ----------      ----------
Total inventories                                   $  900,616      $1,046,683
                                                    ==========      ==========

Note 5 - Accounts Receivable Factoring Facility

In March 2008 we entered into an accounts receivable factoring agreement with a finance company. Under the terms of this agreement, we are able to receive advances of 80% of eligible domestic customer invoices, and 70% of international customer invoices, with the balance of the invoice less financing costs paid to us at the time that the customer pays the invoice. Eligibility is based upon the finance company's approval of the customer's credit. In addition, the finance company has the right to reject any customer invoice for any reason. Ownership of the financed invoices is transferred to the finance company under this agreement. We are obligated to immediately repurchase any customer invoice that remains unpaid sixty days after purchase by the finance company. Our costs of utilizing this facility are 3.00% - 4.00% of the face amount of the customer invoice, depending upon the length of time that the advance is outstanding. In accordance with Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and extinguishments of Liabilities," we have recorded as of March 31, 2008 an estimated recourse obligation on factored invoices of $7,962, and an account receivable from the finance company of $34,071 representing the remaining amounts due to us on inivoices which have been factored.

Note 6 - Long-Term Debt

We received $100,000 during 2003 under a Community Economic Betterment Account ("CEBA") venture project royalty agreement with the Iowa Department of Economic Development. The agreement requires us to pay an annual royalty equal to one percent of prior year total gross revenues, paid in equal semi-annual payments, until a total repayment of $200,000 has been reached. The estimated total repayment for 2008 is $11,000.

We received a $100,000 non-interest bearing loan from the State of Iowa during 2005. This loan is repayable in monthly installments of $1,667. This loan is secured by three specific pieces of our scientific and laboratory equipment.

We received loans totaling $100,000 from the City of Ames, Iowa during 2005. These loans are repayable in monthly installments totaling $1,099, which include interest at an annual rate of 2.125%.

We received a $68,201 loan from a finance company during 2007. This loan is repayable in monthly installments of $5,484, which include interest at an annual rate of 7.67%.

We had the following debt obligations at March 31, 2008 and December 31, 2007:

                                                              March 31,      December 31,
                                                                2008            2007
                                                                ----            ----
                                                            (unaudited)
Note payable, CEBA, due semi-annually, non-interest
  bearing and unsecured, payments based upon revenues        $  92,254        $  92,254

Note payable, State of Iowa, payable in monthly
  installments, non-interest bearing, secured by certain
  scientific and laboratory equipment                           61,667           66,667

Notes payable, City of Ames, Iowa, payable in monthly
  installments including interest at 2.125%, unsecured          46,686           52,939

Note payable, finance company, payable in monthly
  installments including interest at 7.67%, unsecured           16,247           32,180
                                                             ---------        ---------
Total long-term debt obligations                             $ 216,854        $ 244,040
Less current portion                                           (73,247)         (89,180)
                                                             ---------        ---------
Long-term portion                                            $ 143,607        $ 154,860
                                                             =========        =========

Note 7 - Common Stock Warrants and Options

Warrants

At March 31, 2008, we had outstanding warrants that allow the holders to purchase up to 4,744,428 shares of our Common Stock at prices ranging from $0.50 to $3.90 per share, and 100,000 shares of our Series A Convertible Preferred Stock at a price of $0.50 per share.

Options

During the second quarter of 2007 our Board of Directors approved the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan. Under the terms of this plan, options may be granted to officers, directors, employees, consultants and independent contractors to purchase up to an aggregate of 7,197,245 shares of our Common Stock. This plan, which was approved by our shareholders on May 8, 2008, replaces the BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan, the BioForce Nanosciences, Inc. 2003 Stock Option Plan and the BioForce Nanosciences, Inc. 2000 Amended and Restated Stock Option Plan. As of March 31, 2008, there were 2,082,460 options outstanding under this plan at exercise prices of $0.46 to $0.91 per share.

Under the terms of the 2000 Amended and Restated Stock Option Plan, options may be granted to officers, directors, employees, consultants and independent contractors to purchase up to an aggregate of 1,009,545 shares of our Common Stock. As of March 31, 2008, there were 152,619 options outstanding under this plan at exercise prices of $0.34 to $0.84 per share. This plan was terminated, and all outstanding options became options under the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, effective May 8, 2008.

Under the terms of the 2003 Stock Option Plan, options may be granted to officers, directors, employees and consultants to purchase up to an aggregate of 1,187,700 shares of our Common Stock. As of March 31, 2008, there were 1,137,431 options outstanding under this plan at exercise prices of $1.05 to $3.75 per share. This plan was terminated, and all outstanding options became options under the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, effective May 8, 2008.

Under the terms of the 2006 Equity Incentive Plan, options may be granted to officers and employees to purchase up to an aggregate of 5,000,000 shares of our Common Stock. As of March 31, 2008, there were 1,345,000 options outstanding under this plan at exercise prices of $1.25 to $4.60 per share. This plan was terminated, and all outstanding options became options under the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan, effective May 8, 2008.

Note 8 - Issuance of Common Stock

In January 2008 we issued 16,451 shares of our Common Stock in payment of the $13,333 of accrued dividends on our Series A Convertible Preferred Stock as of December 31, 2007.

Note 9 - Series A Convertible Preferred Stock

Each share of our Series A Convertible Preferred Stock is convertible at any time, at the holder's option, into one share of our Common Stock, subject to adjustment upon the occurrence of certain events. All shares of Series A Convertible Preferred Stock will automatically convert into Common Stock three years from the date of issuance. Until it is converted into Common Stock, the Series A Convertible Preferred Stock receives a dividend of 8% per year, payable semi-annually.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
BioForce Nanosciences Holdings, Inc.

We have audited the accompanying consolidated balance sheets of BioForce Nanosciences Holdings, Inc. as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the PCAOB (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioForce Nanosciences Holdings, Inc. as of December 31, 2007 and 2006 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the consolidated financial statements, the Company has incurred substantial losses from operations and has limited sales of its products which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
February 22, 2008

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                      ASSETS
                                                                                                  12/31/07      12/31/06
                                                                                                 ------------------------
CURRENT ASSETS
     Cash and cash equivalents                                                                   $  268,930    $2,602,686
     Accounts receivable - trade, net                                                               313,756        22,153
     Inventory                                                                                    1,046,683     1,193,590
     Prepaid expenses and other assets                                                              146,007        55,351
                                                                                                 ------------------------

           Total current assets                                                                   1,775,376     3,873,780
                                                                                                 ------------------------

PROPERTY AND EQUIPMENT
     Computer equipment                                                                             113,963        73,180
     Scientific and laboratory equipment                                                            889,368       687,280
     Leasehold improvements                                                                         380,000       380,000
     Office furniture and fixtures                                                                   89,760        67,384
                                                                                                 ------------------------
           Total                                                                                  1,473,091     1,207,844
     Less accumulated depreciation                                                                  889,469       669,762
                                                                                                 ------------------------
           Net property and equipment                                                               583,622       538,082
                                                                                                 ------------------------

INTANGIBLE ASSETS
     Patent costs, net of accumulated amortization of $78,502 and $48,759, respectively             641,017       580,426
     Trademark costs, net of accumulated amortization of $15,471 and $7,397, respectively            90,908        68,699
                                                                                                 ------------------------
           Total intangible assets                                                                  731,925       649,125
                                                                                                 ------------------------

           TOTAL ASSETS                                                                          $3,090,923    $5,060,987
                                                                                                 ========================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEETS

                                         LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                               12/31/07         12/31/06
                                                                                             -----------------------------
CURRENT LIABILITIES
     Accounts payable                                                                        $    305,314     $    506,099
     Accrued expenses                                                                             241,650          193,010
     Accrued dividends on Series A Convertible Preferred Stock                                     13,333               --
     Deferred revenue                                                                              53,754            9,224
     Current portion of notes payable                                                              89,180          131,896
                                                                                             -----------------------------
           Total current liabilities                                                              703,231          840,229

LONG-TERM DEBT, NET                                                                               154,860          278,860
                                                                                             -----------------------------

           Total liabilities                                                                      858,091        1,119,089
                                                                                             -----------------------------

COMMITMENTS and CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock - 2007 and 2006: $0.001 par value, 10,000,000 shares authorized to be issued in various classes
       Series A Convertible Preferred Stock - $0.001 par value, 2007: 1,100,000 shares authorized, 1,000,000 shares issued and outstanding, liquidation value
       $513,333; 2006 no shares authorized, issued or outstanding                                   1,000               --
     Common stock - 2007 and 2006: $0.001 par value, 100,000,000 shares authorized,
       2007:  25,099,950 shares issued and outstanding; 2006:  23,999,950 shares issued
       and outstanding                                                                             25,100           24,000
     Additional paid-in capital                                                                16,341,714       13,824,501
     Accumulated deficit                                                                      (14,134,982)      (9,906,603)
                                                                                             -----------------------------
           Total stockholders' equity                                                           2,232,832        3,941,898
                                                                                             -----------------------------

           TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                                            $  3,090,923     $  5,060,987
                                                                                             =============================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                     For the Years Ended
                                                                                         December 31,
                                                                                    2007            2006
                                                                               -----------------------------
REVENUES, net                                                                  $  1,125,030     $    415,087

COST OF GOODS SOLD, net                                                             601,184          199,149
                                                                               -----------------------------

          Gross profit                                                              523,846          215,938

OPERATING EXPENSES
    Research and development                                                      1,145,898          839,395
    Sales and marketing                                                           1,231,556          733,400
    General and administrative                                                    2,493,864        2,029,018
    Reimbursement of grant expenses                                                (552,385)        (239,565)
                                                                               -----------------------------
             Total operating expenses                                             4,318,933        3,362,248
                                                                               -----------------------------

          Loss from operations before other income (expense)                     (3,795,087)      (3,146,310)

OTHER INCOME (EXPENSE)
    Interest income                                                                  44,898          156,583
    Debt forgiveness income                                                         164,250               --
    Abandoned stock offering costs                                                 (256,500)              --
    Interest expense                                                                (11,767)        (984,356)
                                                                               -----------------------------
             Total other income (expense)                                           (59,119)        (827,773)
                                                                               -----------------------------

          Loss before income tax                                                 (3,854,206)      (3,974,083)

INCOME TAX EXPENSE                                                                       --               --
                                                                               -----------------------------

          Net loss                                                               (3,854,206)      (3,974,083)

DIVIDENDS ON PREFERRED STOCK
    Deemed dividend on issuance of Series A Convertible Preferred Stock             142,294               --
    Dividends on Series A Convertible Preferred Stock                                13,333               --
                                                                               -----------------------------
             Total dividends on preferred stock                                     155,627               --
                                                                               -----------------------------

          Net loss on common stock                                             $ (4,009,833)    $ (3,974,083)
                                                                               =============================

BASIC AND DILUTED LOSS PER SHARE                                               ($      0.17)    ($      0.17)
                                                                               =============================

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING                                    24,213,649       22,764,728
                                                                               =============================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BIOFORCE NANOSCIENCES HOLDINGS, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE PERIOD JANUARY 1, 2006 THROUGH DECEMBER 31, 2007

                                                             Preferred Stock                 Common Stock
                                                       ---------------------------------------------------------
                                                         Shares         Amount          Shares          Amount
                                                       ---------------------------------------------------------
Balances at January 1, 2006                                   --    $         --      11,142,276    $    111,423
    Net loss for the year                                     --              --              --              --
    Issuance of common stock in satisfaction
      of debt                                                 --              --       2,392,198          23,922
    Issuance of common stock for cash, net of
      issuance costs of $902,018                              --              --       4,000,000          40,000
    Stock-based compensation expense -
      options and warrants                                    --              --              --              --
    Recapitalization                                          --              --       6,465,476        (151,345)
                                                       ---------------------------------------------------------

Balances at December 31, 2006                                 --              --      23,999,950          24,000
    Net loss for the year                                     --              --              --              --
    Dividends on preferred stock                              --              --              --              --
    Dividends related to sale of warrants                     --              --              --              --
    Preferred stock conversion discount                       --              --              --              --
    Issuance of common stock for services                     --              --         100,000             100
    Issuance of Series A Convertible Preferred
      Stock for cash, net of issuance costs
      of $130,696                                      1,000,000           1,000              --              --
    Issuance of stock purchase warrants for
      cash, net of issuance costs of $200,733                 --              --              --              --
    Issuance of common stock upon exercise
      of stock purchase warrants, net of issuance
      costs of $45,000                                        --              --       1,000,000           1,000
    Stock-based compensation expense -
      options and warrants                                    --              --              --              --
                                                       ---------------------------------------------------------

 Balances at December 31, 2007                         1,000,000    $      1,000      25,099,950    $     25,100
                                                       =========================================================

                                                      Additional       Deferred                          Total
                                                       Paid-In      Stock Offering   Accumulated      Stockholders'
                                                       Capital          Costs          (Deficit)         Equity
                                                    ---------------------------------------------------------------
Balances at January 1, 2006                         $  5,915,024    $     (2,500)    $ (5,932,520)    $     91,427
    Net loss for the year                                     --              --       (3,974,083)      (3,974,083)
    Issuance of common stock in satisfaction
      of debt                                          1,617,246              --               --        1,641,168
    Issuance of common stock for cash, net of
      issuance costs of $902,018                       5,057,982              --               --        5,097,982
    Stock-based compensation expense -
      options and warrants                             1,085,404              --               --        1,085,404
    Recapitalization                                     148,845           2,500               --               --
                                                    ---------------------------------------------------------------

Balances at December 31, 2006                         13,824,501              --       (9,906,603)       3,941,898
    Net loss for the year                                     --              --       (3,854,206)      (3,854,206)
    Dividends on preferred stock                              --              --          (13,333)         (13,333)
    Dividends related to sale of warrants                218,546              --         (218,546)              --
    Preferred stock conversion discount                  142,294              --         (142,294)              --
    Issuance of common stock for services                256,400              --               --          256,500
    Issuance of Series A Convertible Preferred
      Stock for cash, net of issuance costs
      of $130,696                                         65,474              --               --           66,474
    Issuance of stock purchase warrants for
      cash, net of issuance costs of $200,733            102,097              --               --          102,097
    Issuance of common stock upon exercise
      of stock purchase warrants, net of issuance
      costs of $45,000                                   454,000              --               --          455,000
    Stock-based compensation expense -
      options and warrants                             1,278,402              --               --        1,278,402
                                                    ---------------------------------------------------------------

 Balances at December 31, 2007                      $ 16,341,714    $         --     $(14,134,982)    $  2,232,832
                                                    ==============================================================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                           BIOFORCE NANOSCIENCES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 For the Years Ended
                                                                                     December 31,
                                                                                2007            2006
                                                                            ---------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                $(3,854,206)    $(3,974,083)
    Adjustments to reconcile net loss to net
     cash used by operating activities:
       Depreciation and amortization                                            257,524         202,688
       Stock-based compensation expense                                       1,086,133         903,230
       Debt forgiveness income                                                 (164,250)             --
       Abandoned stock offering costs                                           256,500              --
       Interest expense due to beneficial debt conversion feature                    --         947,317
       Change in:
          (Increase) decrease in accounts receivable                           (291,603)        (13,378)
          (Increase) decrease in inventory                                      146,907      (1,193,590)
          (Increase) decrease in prepaid expenses and other assets              (90,656)        (46,418)
          Increase (decrease) in accounts payable                              (200,785)        416,882
          Increase (decrease) in accrued expenses                                48,640          93,125
          Increase (decrease) in dividends payable                               13,333              --
          Increase (decrease) in deferred revenue                                44,530           9,224
                                                                            ---------------------------
            Net cash used by operating activities                            (2,747,933)     (2,655,003)
                                                                            ---------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of property and equipment                                      (265,247)       (125,936)
    Patent and trademark costs                                                 (120,617)       (222,482)
                                                                            ---------------------------
            Net cash used by investing activities                              (385,864)       (348,418)
                                                                            ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of long-term debt                                     68,201              --
    Payments made on long-term debt                                             (70,667)        (37,046)
    Proceeds from issuance of common stock, net of issuance costs                    --       5,280,156
    Proceeds from issuance of preferred stock, net of issuance costs            142,294              --
    Proceeds from exercise of warrants, net of issuance costs                   455,000              --
    Proceeds from issuance of warrants, net of issuance costs                   218,546              --
    Dividends paid on preferred stock                                           (13,333)             --
                                                                            ---------------------------
            Net cash provided by financing activities                           800,041       5,243,110
                                                                            ---------------------------

Net (decrease) increase in cash                                              (2,333,756)      2,239,689

CASH AND CASH EQUIVALENTS - beginning of year                                 2,602,686         362,997
                                                                            ---------------------------

CASH AND CASH EQUIVALENTS - end of year                                     $   268,930     $ 2,602,686
                                                                            ===========================

SUPPLEMENTAL DISCLOSURES
    Cash paid for interest                                                  $     4,868     $        --
                                                                            ===========================

    Cash paid for income taxes                                              $        --     $        --
                                                                            ===========================

    Non-cash financing activities:
        Common stock issued for debt                                        $        --     $ 1,635,641
                                                                            ===========================

        Common stock issued for financing services                          $   256,500     $        --
                                                                            ===========================

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

NOTE A - CONTINUITY OF OPERATIONS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate our continuation as a going concern. Our platform product, the Nano eNablerTM system, was launched in 2005, with initial sales occurring in 2006. Due to the fact that we are still at an early stage of development of the market for the Nano eNablerTM system and our other products, we have sustained significant operating losses in recent years. As a result of these losses, we are dependent upon debt and equity financing, revenues from the sales of our Nano eNablerTM system and other products, and continued grant receipts to fund our future operations.

Our plans to continue as a going concern are to continue to concentrate our efforts on increasing public awareness of our products through marketing and advertising, expanding our sales organization, and raising additional capital through debt and/or equity financings.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS ACTIVITY - We have developed the Nano eNablerTM benchtop molecular printer, which we started marketing commercially in 2005. Other products include consumable printing and surface patterning tools for use with the Nano eNabler(TM) system, and our ProCleanerTM instrument for sterilization of various scientific laboratory items. To date, the primary markets for our products have been academic and other research institutions in North America, Europe and Asia.

CONSOLIDATION - The consolidated financial statements include the accounts of the Company and our wholly-owned subsidiary, BioForce Nanosciences, Inc. All intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS - For the purposes of the statement of cash flows, we consider all investments with original maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE - Accounts receivable are uncollateralized customer obligations due under normal trade terms, typically requiring payment within thirty days from the invoice date, and are stated at the amount billed. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices. Management periodically reviews accounts receivable balances for uncollectible amounts. Allowances for uncollectible amounts of $16,513 and $375 were recorded at December 31, 2007 and 2006, respectively.

INVENTORIES - Inventories are valued primarily at the lower of cost or market. Cost is determined using the first-in, first-out method. Market is determined based on the net realizable value. We estimate and record provisions for obsolete inventories when necessary, with no such provisions having been made to date.

PROPERTY AND EQUIPMENT - Property and equipment are recorded at cost. Depreciation of equipment, furniture and fixtures is computed using the straight-line method over the estimated useful lives of the assets (usually 5 to 7 years). Leasehold improvements are being amortized over a period of five years. The leased property is being occupied pursuant to a lease which had an initial lease term of three years. That initial lease term has expired, and the property is now under lease through July 2008, at which time it converts to a month to month lease with six months notice required by us or the landlord to terminate the lease. The leasehold improvements will be fully amortized in April 2010. Depreciation expense for the years ended December 31, 2007 and 2006 totaled $219,707 and $174,696, respectively. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. We assess

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, we consider current market analysis and appraisal of the property and equipment, along with estimates of future cash flows. We recognize impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of undepreciated assets. Based on our evaluation, we have determined that no impairment charge to the property and equipment was necessary for the years ended December 31, 2007 and 2006.

INTANGIBLE ASSETS - Intangible assets consist of patent and trademark costs. Patent costs are costs incurred to develop and file patent applications. Trademark costs are costs incurred to develop and file trademark applications. If the patents or trademarks are approved, the costs are amortized using the straight-line method over the estimated lives of 7 years for patents and 10 years for trademarks. Amortization expense for the years ended December 31, 2007 and 2006 totaled $37,817 and $27,992, respectively. Unsuccessful patent and trademark application costs are expensed at the time the application is denied. We assess the carrying values of long-lived assets for impairment when circumstances warrant such a review. In performing this assessment, management considers current market analysis and appraisal of the technology, along with estimates of future cash flows. We recognize impairment losses when undiscounted cash flows estimated to be generated from long-lived assets are less than the amount of unamortized assets. Unsuccessful and abandoned patents and trademarks were expensed in amounts totaling $59,817 and $38,840 in 2007 and 2006, respectively.

BENEFICIAL CONVERSION FEATURE - We have adopted Emerging Issues Task Force ("EITF") Issue No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and EITF Issue No. 00-27, "Application of EITF Issue No. 98-5 to Certain Convertible Instruments." During 2004 and 2005 we incurred debt with a conversion feature that provides for a rate of conversion that is below market value, and in 2007 we issued shares of Series A Convertible Preferred Stock with a conversion feature that provide for a rate of conversion that is below market value. These features have been recorded as beneficial conversion features pursuant to EITF Issues No. 98-5 and 00-27. Expense recorded on our financial statements during the years ended December 31, 2007 and 2006 as a result of adoption of EITF issues No. 98-5 and 00-27 totaled $0 and $947,317, respectively. In 2007 a preferred stock conversion discount of $142,294 was recorded by the Company as a result of adoption of EITF issues No. 98-5 and 00-27.

ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES - We have adopted FASB 109 to account for income taxes. We currently have no issues which create timing differences that would mandate deferred tax expense. Net operating losses would create possible tax assets in future years, but due to the uncertainty as to the utilization of net operating loss carry forwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income taxes has been recorded due to the net operating loss carry forward of $12,290,926 as of December 31, 2007, which is available to be offset against future taxable income. Net operating loss carry forwards of $5,365,867 are only available to offset future taxable income generated by our subsidiary, BioForce Nanosciences, Inc. No tax benefit has been reported in the financial statements.

Deferred tax assets and the valuation allowance as of December 31, 2007 and 2006 are as follows:

                                                        2007           2006
                                                        ----           ----
Deferred tax asset
     Net operating loss carryforward                $ 3,933,096     $ 2,699,750
     Valuation allowance                             (3,933,096)     (2,699,750)
                                                    -----------     -----------
                                                    $        --     $        --
                                                    ===========     ===========

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

The components of income tax expense are as follows:

                                                       2007            2006
                                                       ----            ----

Current federal tax                                $         --    $         --
Current state tax                                            --              --
Change in NOL benefit                                (1,233,346)     (1,153,972)
Change in allowance                                   1,233,346       1,153,972
                                                   ------------    ------------
                                                   $         --    $         --
                                                   ============    ============

We have incurred losses that can be carried forward to offset future earnings if conditions of the Internal Revenue Code are met. These losses are as follows:

                                           Expiration
      Year of Loss               Amount       Date
      ------------               ------       ----

         2001                 $  216,853      2021
         2002                    891,485      2022
         2003                  1,271,838      2023
         2004                  1,173,217      2024
         2005                  1,812,474      2025
         2006                  3,070,853      2026
         2007                  3,854,206      2027

CONCENTRATIONS OF RISK - During 2007 and 2006, portions of our research and development costs were funded by various grants received from the U.S. National Institutes of Health. The grants were received as an incentive for us to research and develop new technologies that could benefit the scientific community and create jobs. Accordingly, the funds received were accounted for as a reduction of costs. Federal grant funds received during 2007 and 2006 totaled $552,385 and $239,565, respectively.

In 2007, we derived 20% of our total revenue from one customer, 12% of our total revenue from a second customer, and 12% of our total revenue from a third customer. In 2006, we derived 35% of our total revenue from one customer and 30% from a second customer.

We occasionally maintain amounts on deposit with a financial institution that are in excess of the federally insured limit of $100,000. Statement of Financial Accounting Standards No. 105 identifies this as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions. Amounts in excess of federally insured limits totaled approximately $169,000 and $2,502,000 at December 31, 2007 and 2006, respectively.

ADVERTISING - Advertising costs are expensed as incurred. Advertising expenses totaled $8,569 and $54,363 for the years ended December 31, 2007 and 2006, respectively.

RESEARCH AND DEVELOPMENT COSTS - In accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," research and development costs are expensed as incurred. Research and development costs were $1,145,898 and $839,395 for the years ended December 31, 2007 and 2006, respectively.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

REVENUE RECOGNITION - We apply the provisions of SEC Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. In general, we recognize revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered,
(iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Our revenues are generated from sale of products, performance of professional services and provision of warranty services. Revenues from the sale of products are generally recognized upon shipment of product, which corresponds with the transfer of title. The costs of shipping are typically billed to the customer upon shipment and are included in cost of sales. Revenues from the provision of professional services are recognized at such time as the services are provided. Warranty services revenues are recognized ratably over the term of the warranty period.

STOCK OPTIONS - Prior to January 1, 2006, we accounted for stock compensation plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations ("APB 25"), as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). No stock-based employee compensation cost was recognized for stock option awards in our consolidated statements of operations for the periods prior to January 1, 2006, as all options granted under those plans had an exercise price equal to the market value of the Common Stock on the date of the grant in accordance with APB 25.

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method. Under this transition method, total compensation cost recognized in 2007 and 2006 includes compensation costs for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. We estimated the fair value of our option awards granted prior to January 1, 2006 using the Black-Scholes option-pricing formula, and continue to use this model. We record compensation expense for stock options ratably over the option's vesting period. Results for prior periods have not been restated.

Our earnings per share for each of 2007 and 2006 were reduced by $0.04 as a result of implementation of SFAS 123R.

BASIC AND FULLY DILUTED LOSS PER SHARE OF COMMON STOCK - The basic loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements. Outstanding Common Stock options and warrants of 9,416,938 and 3,697,925 have not been considered in the fully diluted loss per share calculation in 2007 and 2006, respectively, due to their anti-dilutive effect. At December 31, 2007, we had outstanding shares of Series A Convertible Preferred Stock that could have been converted into 1,000,000 shares of our Common Stock, and outstanding warrants to purchase shares of our Series A Convertible Preferred Stock that could have been converted into 100,000 shares of our Common Stock, all of which have been excluded from loss per share because the effect would be anti-dilutive.

Basic and diluted loss per share for the years ended December 31, 2007 and 2006 are calculated as follows:

                                                   2007             2006
                                                   ----             ----

Numerator - net loss on Common Stock          $ (4,009,833)    $ (3,974,083)

Denominator - weighted average shares           24,213,649       22,764,728

Basic and diluted loss per share              $      (0.17)    $      (0.17)

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

Dividends attributable to our Series A Convertible Preferred Stock increased the net loss on our Common Stock by $155,627 in 2007, however the basic and diluted loss per common share was unchanged. This increased the basis and diluted loss per share by $0.01.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(R), "Business Combinations" ("SFAS 141R"). SFAS 141R establishes the principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for us on January 1, 2009, and is not expected to have a material effect on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 ("SFAS 160"). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for us on January 1, 2009, and is not expected to have a material effect on our consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115" ("SFAS 159"). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for us on January 1, 2008, and is not expected to have a material effect on our consolidated financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132R" ("SFAS 158"). SFAS 158 requires employers that sponsor defined benefit pension and postretirement plans to recognize previously unrecognized actuarial losses and prior service costs in the statement of financial position and to recognize future changes in these amounts in the year in which changes occur through comprehensive income. As a result, the statement of financial position will reflect funded status of those plans as an asset or liability. Additionally, employers are required to measure the funded status of a plan as of the date of their year-end statements of financial position and provide additional disclosures. SFAS 158 became effective for us on January 1, 2007, but did not have a significant effect on our consolidated financial statements.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS 157"), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. Where applicable, SFAS 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS 159 is effective for us on January 1, 2008, and is not expected to have a material effect on our consolidated financial statements.

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48"), which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 became effective for us on January 1, 2007, but did not have a material impact on our consolidated financial statements.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets -- an Amendment of FASB Statement No. 140 ("SFAS 156")." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Financial Accounting Standards Board Statement No. 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. SFAS 156 became effective for us on January 1, 2007, but did not have a material impact on our consolidated financial statements.

In February 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140" ("SFAS 155"), to
(a) permit fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (b) clarify which interest-only strip and principal-only strip are not subject to the requirements of Statement 133, (c) establish a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (d) clarify that concentrations of credit risk in the form of subordination are not embedded derivatives, and (e) amend Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 became effective for us on January 1, 2007, but did not have a material impact on our consolidated financial statements.

IMPAIRMENT OF LONG-LIVED ASSETS - In accordance with Financial Accounting Standards Board Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we record impairment of long-lived assets to be held and used or to be disposed of when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The recorded amounts of financial instruments, including cash equivalents, accounts receivable, accounts payable, accrued expenses, and long-term debt approximate their market values as of December 31, 2007 and 2006. We have no investments in derivative financial instruments.

LOSS CONTINGENCIES - Contingencies for losses are recorded if information is available prior to issuance of the financial statements that an asset has been impaired or a liability incurred, and the amount of the loss can be reasonably estimated. We have recorded no contingencies for losses.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

NOTE C - INVENTORIES

Inventories consisted of the following at December 31, 2007 and 2006:

                                                           2007          2006
                                                           ----          ----
    Component parts and raw materials                   $  465,254    $  528,284
    Finished goods                                         258,259       114,081
    Units placed at prospective customer sites             323,170       551,225
                                                        ----------    ----------
    Total inventories                                   $1,046,683    $1,193,590
                                                        ==========    ==========

NOTE D - LONG-TERM DEBT

We received $100,000 during 2003 under a Community Economic Betterment Account ("CEBA") venture project royalty agreement with the Iowa Department of Economic Development. The agreement requires us to pay an annual royalty equal to one percent of prior year total gross revenues, paid in equal semi-annual payments, until a total repayment of $200,000 has been reached. Payments in the amounts of $4,151 and $1,398 were made on this loan in 2007 and 2006, respectively. The loan had a principal balance on December 31, 2007 of $92,254. There was no accrued interest on this loan as of December 31, 2007. The estimated total repayment for 2008 is $11,000.

We received a $150,000 non-interest bearing loan during 2005 from the State of Iowa. The agreement required us to meet certain milestones, with the note convertible into a non-repayable grant upon completion of those milestones. The State of Iowa formally forgave this loan as of August 2007. No payments were made on this loan in either 2006 or 2007.

We received a $100,000 non-interest bearing loan from the State of Iowa during 2005. This loan is repayable in monthly installments of $1,667. Prior to November 2007 this loan was secured by a blanket security interest on all of our general business assets. In November 2007 the loan agreement was modified such that the security interest includes only three specific pieces of our scientific and laboratory equipment. Payments in the amounts of $20,000 and $13,333 were made on this loan in 2007 and 2006, respectively. The loan had a principal balance on December 31, 2007 of $66,667. There was no accrued interest on this loan as of December 31, 2007.

We received loans totaling $100,000 from the City of Ames, Iowa during 2005. These loans are repayable in monthly installments totaling $1,099, which include interest at an annual rate of 2.125%. Payments in the amounts of $26,374 and $24,176 were made on these loans in 2007 and 2006, respectively. The loans had a principal balance on December 31, 2007 of $52,939, and accrued interest as of that date of $60.

We received a $68,201 loan from a finance company during 2007. This loan is repayable in monthly installments of $5,484, which include interest at an annual rate of 7.67%. Payments in the amount of $38,388 were made on this loan in 2007. The loan had a principal balance on December 31, 2007 of $32,180, and accrued interest as of that date of $89.

We had the following debt obligations at December 31, 2007 and 2006:

                                                           2007          2006
                                                           ----          ----
Note payable, CEBA, due semi-annually, non-interest
 bearing and unsecured, payments based upon revenues    $  92,254     $  96,405

Note payable, State of Iowa, no payments due pending
 completion of milestones, non-interest bearing,
 unsecured and convertible to grant                            --       150,000

Note payable, State of Iowa, payable in monthly
 installments, non-interest bearing and unsecured          66,667        86,666

Notes payable, City of Ames, Iowa, payable in monthly
 installments including interest at 2.125%, unsecured      52,939        77,685

Note payable, finance company, payable in monthly
 installments including interest at 7.67%, unsecured       32,180            --
                                                        ---------     ---------
Total                                                     244,040       410,756
Less current portion                                      (89,180)     (131,896)
                                                        ---------     ---------
                                                        $ 154,860     $ 278,860
                                                        =========     =========

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

The estimated future principal payments under these notes payable are as follows:

          2008                                              $ 89,180
          2009                                                76,939
          2010                                                71,254
          2011                                                 6,667
                                                            --------
                                                            $244,040
                                                            ========

The terms of certain of the notes payable do not provide for fixed repayments of the principal. In such cases the preceding schedule is based upon our estimate of the timing of the payments.

NOTE E - COMMON STOCK WARRANTS AND OPTIONS

WARRANTS

At December 31, 2007, we had outstanding warrants that allow the holders to purchase up to 4,744,428 shares of our Common Stock at prices ranging from $0.50 to $3.90 per share, and 100,000 shares of our Series A Convertible Preferred Stock at a price of $0.50 per share. These warrants expire at various dates from April 2008 to January 2014.

Prior to January 1, 2006, we accounted for stock compensation plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). No compensation cost related to stock purchase warrants was recognized our consolidated statements of operations for the periods prior to January 1, 2006, as all warrants had an exercise price equal to the market value of the underlying security on the date of the issuance in accordance with APB 25.

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method. Under this transition method, total compensation cost recognized in years beginning after December 31, 2005 includes compensation costs for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Accordingly, compensation cost for issuance of warrants of $50,284 and $179,969 has been recognized in the accompanying consolidated statements of operations for 2007 and 2006, respectively. In addition, compensation cost for issuance of warrants has been recognized as an equity issuance cost during 2007 and 2006 in the accompanying consolidated statement of stockholders' equity in the amounts of $192,270 and $182,174, respectively. We have recognized no tax benefit associated with these amounts and have not capitalized any such cost as an asset. We estimated the fair value of our stock purchase warrants issued subsequent to January 1, 2006 using the Black-Scholes option-pricing formula. We record compensation expense for warrants ratably over the warrant's period. Results for prior periods have not been restated.

The fair value of each warrant issued has been estimated on the date of issuance using the Black-Scholes option valuation model, using the following weighted average assumptions: risk-free interest rates ranging from 4.01% to 4.98%, dividend yield of 0.00% for Common Stock warrants and 8.00% for Series A Convertible Preferred Stock warrants, effective expected volatility of ranging from 45.0% to 62.8%, and expected lives ranging from 4 months to 5 years. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings for future years.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

A summary of our outstanding Common Stock warrants as of December 31, 2007 and 2006, and the changes during 2007 and 2006 are presented below:

                                                                     Weighted
                                                    Number of         Average
                                                     Shares       Exercise Price
                                                     ------       --------------
     Outstanding at January 1, 2006                1,060,304           $1.28
     Warrants issued - 2006                          366,432           $2.15
     Warrants exercised - 2006                            --              --
     Warrants expired - 2006                        (162,308)          $0.21
                                                  ----------           -----
     Outstanding at December 31, 2006              1,264,428           $1.28
     Warrants issued - 2007                        4,480,000           $0.75
     Warrants exercised - 2007                    (1,000,000)          $0.50
     Warrants expired - 2007                              --              --
                                                  ----------           -----
     Outstanding at December 31, 2007              4,744,428           $0.95
                                                  ==========           =====

The following table summarizes information concerning outstanding and exercisable Common Stock warrants at December 31, 2007:

                                     Warrants Outstanding                   Warrants Exercisable
                                     --------------------                   --------------------
                                             Weighted
                                              Average        Weighted                     Weighted
                                             Remaining        Average                      Average
      Range of            Number            Contractual      Exercise       Number        Exercise
   Exercise Price       Outstanding         Life (Years)       Price      Exercisable       Price
   --------------       -----------         ------------       -----      -----------       -----
   $0.50 - $0.99          2,978,652             3.18           $0.70        2,978,652       $0.70
   $1.00 - $1.99          1,665,776             4.04           $1.21          565,776       $1.39
   $3.90                    100,000             3.39           $3.90          100,000       $3.90
                        -----------                                       -----------
   Total                  4,744,428                                         3,644,428
                        ===========                                       ===========

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

A summary of our outstanding Series A Convertible Preferred Stock warrants as of December 31, 2007 and 2006, and the changes during 2007 and 2006 are presented below:

                                                                     Weighted
                                                    Number of         Average
                                                     Shares       Exercise Price
                                                     ------       --------------

    Outstanding at January 1, 2006                       --               --
    Warrants issued - 2006                               --               --
    Warrants exercised - 2006                            --               --
    Warrants expired - 2006                              --               --
                                                    -------            -----
    Outstanding at December 31, 2006                     --               --
    Warrants issued - 2007                          100,000            $0.50
    Warrants exercised - 2007                            --               --
    Warrants expired - 2007                              --               --
                                                    -------            -----
    Outstanding at December 31, 2007                100,000            $0.50
                                                    =======            =====

The following table summarizes information concerning outstanding and exercisable Series A Convertible Preferred Stock warrants at December 31, 2007:

                                     Warrants Outstanding                   Warrants Exercisable
                                     --------------------                   --------------------
                                             Weighted
                                              Average        Weighted                     Weighted
                                             Remaining        Average                      Average
      Range of            Number            Contractual      Exercise       Number        Exercise
   Exercise Price       Outstanding         Life (Years)       Price      Exercisable       Price
   --------------       -----------         ------------       -----      -----------       -----
   $0.50                  100,000              4.64            $0.50        100,000         $0.50

OPTIONS

During the second quarter of 2007 our Board of Directors approved the BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan. Under the terms of this plan, options may be granted to officers, directors, employees, consultants and independent contractors to purchase up to an aggregate of 7,197,245 shares of our Common Stock. This plan, upon approval by our shareholders, will replace the BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan, the BioForce Nanosciences, Inc. 2003 Stock Option Plan and the BioForce Nanosciences, Inc. 2000 Amended and Restated Stock Option Plan. Absent shareholder approval, the three prior plans would survive to support incentive stock options granted under them, and incentive stock options granted under the Amended and Restated 2006 Equity Incentive Plan would become non-statutory stock options. As of December 31, 2007, there were 2,037,460 options outstanding under this plan at exercise prices of $0.46 to $0.91 per share, none of which were vested. Stock options vest at a rate determined by the plan's administrator.

Under the terms of the 2000 Amended and Restated Stock Option Plan, options may be granted to officers, directors, employees, consultants and independent contractors to purchase up to an aggregate of 1,009,545 shares of our Common Stock. As of December 31, 2007, there were 152,619 options outstanding under this plan at exercise prices of $0.34 to $0.84 per share, all of which were fully vested. Stock options vest at a rate determined by the committee administering the plan.

Under the terms of the 2003 Stock Option Plan, options may be granted to officers, directors, employees and consultants to purchase up to an aggregate of 1,187,700 shares of our Common Stock. As of December 31, 2007, there were 1,137,431 options outstanding under this plan at exercise prices of $1.05 to $3.75 per share, including vested options for 799,153 shares. Stock options vest at a rate determined by the plan's administrator.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

Under the terms of the 2006 Equity Incentive Plan, options may be granted to officers and employees to purchase up to an aggregate of 5,000,000 shares of our Common Stock. As of December 31, 2007, there were 1,345,000 options outstanding under this plan at exercise prices of $1.25 to $4.60 per share, including vested options for 703,333 shares. Stock options vest at a rate determined by the plan's administrator.

The 2000 Amended and Restated Stock Option Plan and 2003 Stock Option Plan are plans that were originally put into place by our subsidiary, BioForce Nanosciences, Inc. ("BioForce"). See Note J - Business Combinations for a discussion of our acquisition of BioForce. The Merger Agreement between us and BioForce clearly requires us to assume BioForce's obligation to issue shares subject to its outstanding options under these plans, but is silent with regard to assumption of the plans themselves. We believe that we are obligated to assume the plans under the Merger Agreement, and are administering the plans and reporting our financial condition in that manner.

Prior to January 1, 2006, we accounted for stock compensation plans under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). No stock-based employee compensation cost was recognized for stock option awards in the consolidated statements of operations for the periods prior to January 1, 2006, as all options granted under those plans had an exercise price equal to the market value of the underlying Common Stock on the date of the grant in accordance with APB 25.

Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), "Share-Based Payment" ("SFAS 123R"), using the modified-prospective-transition method. Under this transition method, total compensation cost for 2007 and 2006 includes compensation costs for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and compensation costs for all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Accordingly, compensation cost for grants of stock options of $1,035,849 and $723,261 has been recognized in the accompanying consolidated statement of operations for 2007 and 2006, respectively. We have recognized no tax benefit associated with this amount and have not capitalized any such cost as an asset. We estimated the fair value of our option awards granted prior to January 1, 2006 using the Black-Scholes option-pricing formula, and continue to use this model. We record compensation expense for stock options ratably over the option's vesting period. Results for prior periods have not been restated.

The fair value of each option granted has been estimated on the date of grant using the Black-Scholes option valuation model, using the following weighted average assumptions: risk-free interest rates ranging from 3.28% to 5.13%, dividend yield of 0.00%, effective expected volatilities of 20.0% to 62.8%, and expected lives of 5 years. The effects of applying SFAS 123 may not be representative of the effects on reported net earnings for future years.

A summary of the status of our stock option plans as of December 31, 2007 and 2006, and the changes during the years are presented below:

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

                                                                     Weighted
                                                    Number of         Average
                                                     Shares       Exercise Price
                                                     ------       --------------

    Outstanding at January 1, 2006                 1,341,312           $1.29
    Options issued - 2006                          1,210,000           $2.64
    Options exercised - 2006                              --              --
    Options canceled - 2006                         (117,815)          $4.07
                                                  ----------           -----
    Outstanding at December 31, 2006               2,433,497           $1.82
    Options issued - 2007                          2,532,460           $1.04
    Options exercised - 2007                              --              --
    Options canceled - 2007                         (293,447)          $1.84
                                                  ----------           -----
    Outstanding at December 31, 2007               4,672,510           $1.40
                                                  ==========           =====

The following table summarizes information concerning outstanding and exercisable options at December 31, 2007:

                                     Options Outstanding                    Options Exercisable
                                     -------------------                    -------------------
                                             Weighted
                                              Average        Weighted                     Weighted
                                             Remaining        Average                      Average
      Range of            Number            Contractual      Exercise       Number        Exercise
   Exercise Price       Outstanding         Life (Years)       Price      Exercisable       Price
   --------------       -----------         ------------       -----      -----------       -----
   $0.34 - $0.99         2,205,080             9.15            $0.86         157,619        $0.79
   $1.00 - $1.99         1,567,430             8.09            $1.49         939,154        $1.44
   $2.00 - $2.99           780,000             8.83            $2.27         515,000        $2.26
   $3.00 - $4.60           120,000             8.29            $4.46          43,333        $4.40
                         ---------                                         ---------
   Total                 4,672,510                                         1,655,106
                         =========                                         =========

NOTE F - COMMITMENTS

LEASES

We lease a 6,000 sq. ft. office laboratory and research and development facility, and a 2,000 sq. ft. production facility, located in Ames, Iowa, under an agreement which expires in July 2008. After that date the lease converts into a month to month lease, with six months notice required for us or the landlord to terminate the lease. Lease expense totaled $89,172 and $70,005 during 2007 and 2006, respectively. Future minimum lease payments of $54,339 are due for the year ending December 31, 2008.

SEVERANCE OBLIGATIONS

We have agreed to make severance payments to five employees if we terminate their employment under certain conditions. The total commitment under these agreements, excluding benefits, was approximately $700,000 at December 31, 2007.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

NOTE G - PENSION PLAN

We sponsor a 401(k) defined contribution plan for employees meeting certain age and service requirements. Employer contributions to the plan are made on a discretionary basis. No employer contributions were made to the plan during 2007 or 2006.

NOTE H - ISSUANCES OF COMMON STOCK

In November 2007 we issued 1,000,000 shares of our Common Stock, at a price of $0.50 per share, pursuant to the exercise of an outstanding Common Stock purchase warrant.

In February 2007 we issued 100,000 shares of our Common Stock, at a price of $2.57 per share, for services to be performed by a financial advisor.

During the year ended December 31, 2006, we issued 4,000,000 shares of our Common Stock for cash at $1.50 per share for net proceeds of $5,097,982.

On February 24, 2006, we issued 2,392,198 shares of our Common Stock upon conversion to equity of $1,550,000 of our convertible notes plus interest thereon.

NOTE I - ISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK

In August 2007 we completed a private placement of securities from which we received gross proceeds of $500,000. The securities issued in this placement included 1,000,000 shares of our Series A Convertible Preferred Stock, and warrants to purchase a total of 4,000,000 shares of our Common Stock. In accordance with EITF 00-27, a portion of the proceeds were allocated to the warrants based upon their relative fair value, which totaled $1,228,703 using the Black Scholes option pricing model. Further, in accordance with EITF 00-27, we attributed a beneficial conversion feature of $142,294 to the Series A Convertible Preferred Stock based upon the difference between the conversion price of those shares and the closing price of the Company's Common Stock on the date of issuance. Both the fair value of the warrants and the beneficial conversion feature were recorded as dividends, in the total amount of $360,840. These dividends were recorded as a reduction of retained earnings and an increase to additional paid in capital.

NOTE J - BUSINESS COMBINATIONS

On February 24, 2006, we closed an Agreement and Plan of Merger, dated as of November 30, 2005 ("Merger Agreement"), with BioForce Nanosciences, Inc. ("BioForce"). In this transaction, BioForce was merged with and into our wholly owned subsidiary, Silver River Acquisitions, Inc. In anticipation of the merger, we changed our name to BioForce Nanosciences Holdings, Inc. on February 1, 2006. We also effected a forward stock split of our outstanding shares of Common Stock on a 2 shares for 1 share basis, effective January 31, 2006, which resulted in 3,999,950 shares being issued and outstanding.

Pursuant to the terms of the Merger Agreement, we issued 16 million shares of our authorized but previously unissued Common Stock to BioForce's stockholders in exchange for all of the issued and outstanding Common Stock of BioForce. We also issued options and warrants for the purchase of an aggregate of approximately 2,537,565 shares of our Common Stock to the holders of BioForce's options and warrants, in consideration for the cancellation of such options and warrants.

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

As a result of the merger, BioForce's $1,550,000 of convertible loans were converted to shares of BioForce's Common Stock, with the BioForce shares subsequently converted to shares of our Common Stock at a ratio of 1.1877 shares for each BioForce share. The table below details the BioForce shares and warrants issued at the conversion date of February 24, 2006 in satisfaction of these convertible loans.

                Conversion    Interest    Note Issue     Conversion      Accrued      Total      Shares     Warrants
 Loan Amount       Rate         Rate         Date           Date         Interest    Amount      Issued     Granted
   $350,000       $0.60         0.03        1/15/04        2/24/06       $22,550    $372,550      620,917   248,367

   $200,000       $0.60         0.03        4/30/04        2/24/06       $11,066    $211,066      351,777   140,711

   $500,000       $1.20         0.12        7/29/05        2/24/06       $33,688    $533,688      444,740    88,948

   $500,000       $1.20         0.12       10/31/05        2/24/06       $18,337    $518,337      431,947    64,792
                                                                                                -------------------

    Total                                                                                       1,849,380   542,817
                                                                                                =========   =======

Under the terms of the merger agreement, the shareholders of BioForce became the controlling shareholders of the combined entity; accordingly, the historical financial statements of BioForce are presented as the historical financial statements of the combined entity, i.e. reverse merger accounting.

NOTE K - CONTINGENCIES

We are a party to a dispute with a vendor, with that vendor having initial legal action against us in Canada. The vendor is seeking $50,000 in damages plus their costs incurred in pursuit of this matter. We believe that we have sufficient cause to dispute this claim, and intend to present a vigorous defense of this matter.

NOTE L - REVENUES BY PRODUCT

Our revenues, by product, for the years 2007 and 2006, are as follows:

                                                           2007          2006
                                                           ----          ----

    Nano eNabler(TM) system sales                       $  906,732    $  251,256
    Nano eNabler(TM) system installation and training       15,122         7,363
    Nano eNabler(TM) system warranties                      21,748         6,862
    Consumable printing and surface patterning tools        30,639        12,913
    ProCleaner(TM) instrument sales                        111,365       114,780
    Microscope accessories                                  14,963        21,213
    Other                                                   24,461           700
                                                        ----------    ----------
    Total                                               $1,125,030    $  415,087
                                                        ==========    ==========

                      BioForce Nanosciences Holdings, Inc.
                          Notes to Financial Statements
                     Years Ended December 31, 2007 and 2006

NOTE M - SUBSEQUENT EVENTS

In January 2008 we issued 16,451 shares of our Common Stock in payment of the $13,333 of accrued dividends on our Series A Convertible Preferred Stock as of December 31, 2007.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.      Other Expenses of Issuance and Distribution

      Estimated expenses payable in connection with the issuance and distribution of the securities being registered are as follows:

                                                     Amount
       Legal Fees and Expenses                    $ 10,000.00
       Accounting Fees and Expenses                  2,000.00
                                         --------------------
                                         TOTAL    $ 12,000.00

Item 14.      Indemnification of Directors and Officers

As permitted by Section 78.7502 of the Nevada Revised Statutes (the "NRS"), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We may decide at a later date to indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide at a later date to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.

NRS Section 78.752 also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 15.      Recent Sales of Unregistered Securities

On March 20, 2006, we completed the private placement of 4,000,000 shares of our common stock at the offering price of $1.50 per share for aggregate proceeds of $6,000,000. In connection with the offering, we paid a cash consideration of $373,004 as a sales commission or finders fee. The offering commenced on December 23, 2005 and was made pursuant to a Confidential Private Placement Memorandum. The shares were sold to a total of 51 purchasers. The private offering was made in reliance on an exemption from the registration provisions of the Securities Act of 1933 provided by Section 4(2) of that Act and/or Rule 506 promulgated thereunder. Shares were sold only to "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Our Board of Directors approved a Placement Agency Agreement effective as of February 14, 2007 with Stonegate Securities, Inc., pursuant to which we retained Stonegate to assist us in securing equity or debt financing. As partial compensation for Stonegate's services, we caused to be delivered to two principals of Stonegate a total of 100,000 shares of our common stock. This private placement was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The Stonegate principals are "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

On April 9, 2007, our Board of Directors approved a Research and Marketing Agreement with RedChip Companies, Inc. under which we granted RedChip, in partial payment for its services, a warrant to purchase up to 80,000 shares of our common stock at a strike price of $1.50 per share. The warrant vests at the rate of 6,666 shares per month (6,667 shares in the twelfth month) and expires three years after its date of issuance. Our obligation to vest monthly increments of shares under the warrant ceases if the Research and Marketing Agreement is terminated. Our grant of the warrant to RedChip was made in reliance on an exemption from registration provided by Section 4(2) of the Securities Act. RedChip represents itself as an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

On August 31, 2007, we completed a private placement of securities from which we received gross proceeds of approximately $500,000. We relied upon the exemption from registration provided under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The private placement was only made available to "accredited investors" as defined in Rule 501 of Regulation D.

The transaction consisted of a sale to an accredited investor (the "Investor") of 500,000 investment units (the "Units") at a price of $1.00 per Unit. Each Unit consisted of the following securities:

      o two shares of Series A Convertible Preferred Stock, each such share convertible into one share of Common Stock;

      o one five-year Series A Warrant to purchase one share of Common Stock at an exercise price of $0.75 per share;

      o one five-year Series B Warrant to purchase one share of Common Stock at an exercise price of $0.90 per share;

      o two five-year Series C Warrants, each to purchase one share of Common Stock at an exercise price of $0.50 per share;

      o one five-year Series D Warrant to purchase one share of Common Stock at an exercise price of $1.00 per share;

      o one five-year Series E Warrant to purchase one share of Common Stock at an exercise price of $1.25 per share; and

      o two one-year Series J Warrants, each to purchase one share of Common Stock at an exercise price of $0.50 per share.

The offering of Units was conducted through TriPoint Global Equities, LLC, a FINRA registered broker dealer, as placement agent. In connection with the offering, we issued to TriPoint or its designees an aggregate amount of 50,000 Series A Warrants, 50,000 Series B Warrants, 100,000 Series C Warrants, 50,000 Series D Warrants, 50,000 Series E Warrants and 100,000 Series J Warrants, which are identical to the Warrants issued to the Investor, but for the fact that TriPoint's Series J Warrants contain the same cashless exercise provision that is set forth in the other Warrants. In addition, we issued to TriPoint or its designees an aggregate amount of 100,000 five-year Series P Warrants, each exercisable to purchase one share of Series A Convertible Preferred Stock at an exercise price of $0.50 per share. Our net proceeds from the offering were approximately $372,510 after payment of a placement agent fee, legal fees and other expenses in the aggregate amount of approximately $127,490.

On June 10, 2008, we sold 300,000 investment units (the "2008 Units") at a price of $1.00 per 2008 Unit, resulting in $300,000 in gross proceeds to the Company, in a private placement. Each 2008 Unit consisted of $1.00 in amount of our convertible secured promissory notes (the "Notes"), and three five-year warrants to purchase one share of Common Stock at an exercise price of $0.30 per share. 200,000 of the 2008 Units were purchased by FCPR SGAM Biotechnology Fund, which owns greater than 5% of our outstanding shares, 33,334 of the 2008 Units were purchased by Kerry M. Frey, our President, Chief Executive Officer and one of our directors. 33,333 of the 2008 Units were purchased by Eric R. Henderson, our Executive Vice President, Chief Science Officer and one of our directors. 33,333 of the 2008 Units were purchased by Gregory D. Brown, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer. The Notes have a twelve month term, and pay interest at a rate of 8% per annum, payable upon maturity. Each Note is convertible at any time, at the holders' option, into one share of Common Stock for each $0.30 of note principal, subject to adjustment. The holders also have the option of converting the Notes into any equity security, or equity security that is convertible into Common Stock that is sold or issued by us, at the price that such securities are sold in any future offering. We have the option to force the holders to convert the Notes into any equity security, or debt security convertible into Common Stock that is sold or issued by us, at the price that such securities are sold in that future offering, if that transaction or series of transactions results in the receipt by us of at least $1,000,000 in proceeds from one or more investors. The holders of the Notes have been granted a security interest in all of our assets. Each warrant is exercisable at the holder's option upon payment to the Company of the exercise price of $0.30 per share, subject to adjustment, prior to the warrant's termination date. The warrants may be exercised by a cashless exercise, beginning one year after the closing date, if there is not an effective registration statement on file with the SEC with respect to the Common Stock issuable upon exercise of the warrants.

On July 7, 2008, we issued warrants to purchase a total of 50,000 shares of our Common Stock, at a strike price of $0.32 per share, to two individuals pursuant to our letter agreement with Holbrook Capital LLC regarding the provision of certain investment banking services. Our grant of these warrants was made in reliance upon an exemption from registration provided by Section 4(2) of the Securities Act. Both individuals represented themselves as "accredited investors" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Item 16.      Exhibits

Exhibit #         Description of Exhibits

2.1(1) Agreement and Plan of Merger among Silver River Ventures, Inc., Silver River Acquisitions, Inc., BioForce Nanosciences, Inc., H. Deworth Williams and Edward F. Cowle dated November 30, 2005, with Addenda dated December 23, 2005 and February 15, 2006

3.1(2)            Articles of Incorporation, as amended

3.2(3)            Certificate of Designation of Series A Convertible Preferred
                  Stock

3.3(4)            By-Laws (as amended)

4.1(3)            Form of Series A Warrant

4.2(3)            Form of Series B Warrant

4.3(3)            Form of Series C Warrant

4.4(3)            Form of Series D Warrant

4.5(3)            Form of Series E Warrant

4.6(3)            Form of Series J Warrant

4.7(3)            Form of Series P Warrant

4.8(4) Promissory Note between BioForce Nanosciences, Inc. and the Iowa Department of Economic Development PIAP Program dated November 5, 2007.

4.9(4) User Service Agreement date March 17, 2008 between BioForce Nanosciences Holdings, Inc. and CJM Financial, Inc.

4.10(10) Form of Convertible Secured Promissory Note between BioForce Nanosciences Holdings, Inc. and various purchasers dated June 10, 2008.

4.11(11) Form of Warrant to Purchase Shares of Common Stock issued to various purchasers dated June 10, 2008.

5.1(9)            Legality Opinion

10.1(2) Amended and Restated Registration Rights Agreement between BioForce Nanosciences, Inc. and FCPR SGAM Biotechnology Fund dated October 14, 2002

10.2(2) Form of Lock-up/Leak-out Agreements dated September 6, 2006 between BioForce Nanosciences Holdings, Inc. and five shareholders including Eric Henderson, Harvey Kaye, and FCPR SGAM Biotechnology Fund

10.3(2) Consulting Agreement between BioForce Nanosciences Holdings, Inc. and Gulfstream Capital Group, LLC, dated November 15, 2006

10.4(2) Letter canceling prior agreements between Gulfstream Capital Group, L.C. and BioForce Nanosciences Holdings, Inc., dated December 12, 2006

10.5(2) Commercial Lease between BioForce Nanosciences, Inc. and Randall Corporation dated November 19, 2004, as amended January 2, 2007

10.6(9) Lease Amendment Number 2, dated September 20, 2007, between Randall Corporation and BioForce Nanosciences, Inc.

10.7(5) Employment Agreement between Eric Henderson and BioForce Nanosciences Holdings, Inc., dated April 1, 2006

10.8(8) Amendment Number 1 to Employment Agreement between Eric Henderson and BioForce Nanosciences Holdings, Inc., dated June 13, 2007

10.9(10) Amendment Number 2 to Employment Agreement between Eric Henderson and Bioforce Nanosciences Holdings, Inc. dated January 21, 2008.

10.10(2) Employment Agreement between Kerry Frey and BioForce Nanosciences Holdings, Inc., dated June 1, 2006

10.11(8) Amendment Number 1 to Employment Agreement between Kerry Frey and BioForce Nanosciences Holdings, Inc., dated June 13, 2007

10.12(10)         Amendment Number 2 to Employment Agreement between BioForce
                  Nanosciences Holdings, Inc. and Kerry M. Frey dated January
                  21, 2008.

10.13(6) Employment Letter between Gregory D. Brown and BioForce Nanosciences dated December 27, 2006

10.14(8) Employment Agreement between Gregory D. Brown and BioForce Nanosciences Holdings, Inc., dated as of August 13, 2007

10.15(2) Summary of Consulting Arrangement between Kerry M. Frey and BioForce Nanosciences for 2005 and 2006

10.16(2) Summary of Compensation for Directors of BioForce Nanosciences Holdings, Inc.

10.17(7)          BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive
                  Plan

10.18(2) Form of Stock Option Agreement for BioForce Nanosciences Holdings, Inc. 2006 Equity Incentive Plan

10.19(8) BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan

10.20(8) Form of Stock Option Agreement for BioForce Nanosciences Holdings, Inc. Amended and Restated 2006 Equity Incentive Plan

10.21(2)          BioForce Nanosciences, Inc. 2003 Stock Option Plan

10.22(2)          Form of Stock Option Agreement for BioForce Nanosciences, Inc.
                  2003 Stock Option Plan

10.23(2) Amended and Restated BioForce Nanosciences, Inc. 2000 Stock Incentive Plan

10.24(2) Form of Incentive Stock Option Agreement for Amended and Restated BioForce Nanosciences, Inc. 2000 Stock Incentive Plan

10.25(2) Form of BioForce Nanosciences, Inc. Warrant for the Purchase of Shares of Common Stock

10.26(2) Form of BioForce Nanosciences, Inc. Warrant for the Purchase of Shares of Common Stock with Registration Rights, as issued to Gulfstream Capital Group, LLC

10.27(2) Community Economic Betterment Account (CEBA) "Venture Project Component" Royalty Agreement, dated July 10, 2001

10.28(2) Iowa Department of Economic Development PIAP Loan Agreement, awarded March 14, 2003

10.29(2) City of Ames Economic Development Revolving Loan Fund Program Loan Agreement, executed January 28, 2005

10.30(2) Economic Development Community Investment Fund Program Loan Agreement, executed February 24, 2005

10.31(2) Note and Warrant Purchase Agreement between BioForce Nanosciences, Inc. and FCPR SGAM Biotechnology Fund, dated as of July 29, 2005

10.32(3) Form of Series A Convertible Preferred Stock and Warrant Purchase Agreement, dated August 31, 2007

10.33(3)          Form of Registration Rights Agreement, dated August 31, 2007

10.34(3)          Form of Lock-Up Agreement, dated August 31, 2007

10.35(3) Letter Agreement, dated July 12, 2007, between BioForce Nanosciences Holdings, Inc. and TriPoint Global Equities, LLC, as placement agent

10.36(9) Form of Amendment Number 1 to the October 14, 2002 Amended and Restated Registration Rights Agreement, made effective as of September 29, 2007, between FCPR SGAM Biotechnology Fund and BioForce Nanosciences Holdings, Inc., as successor to BioForce Nanosciences, Inc.

10.37(11)         Amendment Number 2 to the October 14, 2002 Amended and
                  Restated Registration Rights Agreement, made effective as of May 5, 2008, between FCPR SGAM Biotechnology Fund and
                  BioForce Nanosciences Holdings, Inc. as successor to BioForce
                  Nanosciences, Inc.

10.38 Amendment Number 3 to the October 14, 2002 Amended and Restated Registration Rights Agreement, made effective as of June 10, 2008, between FCPR SGAM Biotechnology Fund and BioForce Nanosciences Holdings, Inc. as successor to BioForce Nanosciences, Inc.

10.39(11)         Master Lease Agreement between Relational LLC and BioForce
                  Nanosciences, Inc. dated March 28, 2008.

21.1 Our only subsidiary is BioForce Nanosciences, Inc., a Delaware corporation.

23.1              Consent of Chisholm, Bierwolf & Nilson, LLC

(1) Incorporated by reference to an exhibit filed with our Current Report on Form 8-K on March 2, 2006.

(2) Incorporated by reference to an exhibit filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed on April 2, 2007.

(3) Incorporated by reference to an exhibit filed with our Current Report on Form 8-K on September 7, 2007.

(4) Incorporated by reference to an exhibit filed with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, filed on March 31, 2008.

(5) Incorporated by reference to an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, filed on August 7, 2006.

(6) Incorporated by reference to an exhibit filed with our Current Report on Form 8-K on January 16, 2007.

(7) Incorporated by reference to Appendix B of our Schedule 14C Information Statement filed on January 10, 2006.

(8) Incorporated by reference to an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, filed on August 14, 2007.

(9) Incorporated by reference to an exhibit filed with our Registration Statement on Form SB-2 on October 1, 2007.

(10) Incorporated by reference to an exhibit filed with our Current Report on Form 8-K on June 16, 2008.

(11) Incorporated by reference to an exhibit to our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2008, filed on May 15, 2008.


Item 17.      Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, to treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

That for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Ames, State of Iowa, on July 11, 2008.

                                            BIOFORCE NANOSCIENCES HOLDINGS, INC.


                                            By:    /s/ Kerry M. Frey
                                                   -----------------------------
                                            Name:  Kerry M. Frey
                                            Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature                            Title                                          Date

                                     President, Chief Executive Officer and         July 11, 2008
/s/ Kerry M. Frey                    Director
---------------------------
 Kerry M. Frey                       (principal executive officer)


/s/ Gregory D. Brown                 Executive Vice President, Chief Financial      July 11, 2008
---------------------------
Gregory D. Brown                     Officer, Secretary and Treasurer
                                     (principal financial officer)


                                     Executive Vice President, Chief Science        July 11, 2008
/s/ Eric R. Henderson                Officer and Director
---------------------------
Eric R. Henderson


/s/ Jean-Jacques Sunier              Director                                       July 11, 2008
---------------------------
Jean-Jacques Sunier


/s/ Larry Gold                       Director                                       July 11, 2008
---------------------------
Larry Gold


/s/ Michael D. Dunham                Director                                       July 11, 2008
---------------------------
Michael D. Dunham